Exhibit 10.20
CREDIT AND SECURITY AGREEMENT
dated as of December 26, 2013
by and among

ALBUQUERQUE HEIGHTS PROPERTY, LLC,
BLUE RIVER KANSAS CITY PROPERTY, LLC,
CAMERON MISSOURI PROPERTY, LLC,
COLONIAL NEW BRAUNFELS PROPERTY, LLC,
INDEPENDENCE MISSOURI PROPERTY, LLC,
MONUMENT LA GRANGE PROPERTY, LLC,
ROSSVILLE KANSAS PROPERTY, LLC,
SANDPIPER WICHITA PROPERTY, LLC,
TOWN AND COUNTRY BOERNE PROPERTY, LLC, and
HOSPITALITY LUBBOCK PROPERTY, LLC

each as Borrower and collectively as Borrowers
and
MIDCAP FINANCIAL, LLC,
as Agent and as a Lender
and
THE ADDITIONAL LENDERS
FROM TIME TO TIME PARTY HERETO

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Page

Article 1	- DEFINITIONS 1

Section 1.1	Certain Defined Terms 1

Section 1.2	Accounting Terms and Determinations 21

Section 1.3	Other Definitional and Interpretive Provisions 22

Section 1.4	Funding and Settlement Currency 22

Article 2	- LOANS 22

Section 2.1	Loan and Advances; Payments 22

Section 2.2	Interest; Interest Calculations and Certain Fees 23

Section 2.3	Notes 25

Section 2.4	Reserves and Escrows 25

Section 2.5	General Provisions Regarding Payment; Loan Account 27

Section 2.6	Maximum Interest 28

Section 2.7	Appointment of Borrower Representative 28

Section 2.8	Non-Excluded Taxes; Capital Adequacy 29

Section 2.9	Joint and Several Liability; Rights of Contribution; Subordination and Subrogation 32

Section 2.10	Cash Management 34

Section 2.11	Release of Liens as to Certain Projects 34

Section 2.12	Termination; Restriction on Termination 36

Article 3	- REPRESENTATIONS AND WARRANTIES 36

Section 3.1	Existence and Power 36

Section 3.2	Organization and Governmental Authorization; No Contravention 37

Section 3.3	Binding Effect 37

Section 3.4	Capitalization 37

Section 3.5	Financial and Project Information 37

Section 3.6	Litigation 38

Section 3.7	Ownership of Property 38

Section 3.8	No Default 38

Section 3.9	Labor Matters 38

Section 3.10	Regulated Entities 38

Section 3.11	Margin Regulations 38

Section 3.12	Compliance with Laws; Anti-Terrorism Laws 38

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(continued)

Section 3.13	Taxes 39

Section 3.14	Compliance with ERISA 39

Section 3.15	Consummation of Operative Documents; Brokers 40

Section 3.16	Related Transactions 40

Section 3.17	Material Contracts 40

Section 3.18	Compliance with Environmental Requirements; No Hazardous Materials 41

Section 3.19	Solvency 42

Section 3.20	Full Disclosure 42

Section 3.21	Interest Rate 42

Section 3.22	Subsidiaries 42

Article 4	- AFFIRMATIVE COVENANTS 42

Section 4.1	Financial Statements and Other Reports 42

Section 4.2	Payment and Performance of Obligations 44

Section 4.3	Maintenance of Existence; Single Purpose Entity Requirements 44

Section 4.4	Maintenance of Property; Payment of Taxes; Insurance 45

Section 4.5	Compliance with Laws and Material Contracts 48

Section 4.6	Inspection of Property, Books and Records 48

Section 4.7	Use of Proceeds 48

Section 4.8	Estoppel Certificates 48

Section 4.9	Notices of Litigation and Defaults 48

Section 4.10	Environmental Covenants 49

Section 4.11	Right of First Offer 50

Section 4.12	Deferred Maintenance 51

Section 4.13	Further Assurances 51

Section 4.14	Intentionally Deleted 51

Section 4.15	Power of Attorney 51

Section 4.16	Syndication 51

Article 5	- NEGATIVE COVENANTS 52

Section 5.1	Debt; Contingent Obligations 52

Section 5.2	Liens 53

Section 5.3	Distributions 53

Section 5.4	Restrictive Agreements 53

Section 5.5	Payments of Subordinated Debt 53

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(continued)

Section 5.6	Consolidations and Mergers; Sales of Assets; Change in Control 53

Section 5.7	Purchase of Assets and Investments 53

Section 5.8	Transactions with Affiliates 53

Section 5.9	Modification of Organizational Documents 54

Section 5.10	Modification of Certain Agreements 54

Section 5.11	Conduct of Business 54

Section 5.12	Operating Leases 54

Section 5.13	Limitation on Sale and Leaseback Transactions 54

Section 5.14	Deposit Accounts and Securities Accounts 54

Section 5.15	Compliance with Anti-Terrorism Laws 55

Article 6	- FINANCIAL COVENANTS 55

Section 6.1	Additional Defined Terms 55

Section 6.2	Debt Service Coverage Ratio 56

Section 6.3	Debt Yield Percentage 56

Section 6.4	Evidence of Compliance 56

Section 6.5	Modifications to Covenants 57

Section 6.6	Financial Covenant Default 57

Article 7	- CONDITIONS 57

Section 7.1	Conditions to Closing 57

Section 7.2	Searches 58

Section 7.3	Post Closing Requirements 58

Article 8	- REGULATORY MATTERS 58

Section 8.1	Representations and Warranties 58

Section 8.2	Licensed Facilities 62

Section 8.3	Healthcare Operations 64

Section 8.4	Third Party Payor Programs 65

Section 8.5	Cures 66

Article 9	- REAL PROPERTY MATTERS 66

Section 9.1	Leases; Resident Agreements 66

Section 9.2	Project Use and Operation 67

Section 9.3	Casualty Proceeds 68

Section 9.4	Borrowers’ Obligation to Rebuild and Use of Net Casualty Proceeds 69

Section 9.5	Tax Reduction Proceedings 70

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(continued)

Section 9.6	FIRPTA 70

Section 9.7	Representations and Warranties 70

Article 10	- SECURITY AGREEMENT 72

Section 10.1	Grant of Security Interest 72

Section 10.2	Representations Regarding Security Interest 73

Section 10.3	Financing Statements 73

Section 10.4	Landlord Waiver 73

Article 11	- EVENTS OF DEFAULT 74

Section 11.1	Events of Default 74

Section 11.2	Acceleration and Suspension or Termination of Loan Commitment 76

Section 11.3	UCC Remedies 76

Section 11.4	Default Rate of Interest 77

Section 11.5	Setoff Rights 77

Section 11.6	Application of Proceeds 77

Section 11.7	Waivers 78

Section 11.8	Injunctive Relief 79

Section 11.9	Marshalling; Payments Set Aside 79

Article 12	- [RESERVED] 80

Article 13	- AGENT 80

Section 13.1	Appointment and Authorization 80

Section 13.2	Agent and Affiliates 80

Section 13.3	Action by Agent 80

Section 13.4	Consultation with Experts 80

Section 13.5	Liability of Agent 80

Section 13.6	Indemnification 81

Section 13.7	Right to Request and Act on Instructions 81

Section 13.8	Credit Decision 81

Section 13.9	Collateral Matters 81

Section 13.10	Agency for Perfection 82

Section 13.11	Notice of Default 82

Section 13.12	Assignment by Agent; Resignation of Agent; Successor Agent 82

Section 13.13	Payment and Sharing of Payment 83

Section 13.14	Right to Perform, Preserve and Protect 84

Section 13.15	Additional Titled Agents 84

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(continued)

Section 13.16	Amendments and Waivers 84

Section 13.17	Assignments and Participations 85

Section 13.18	Intentionally Deleted 88

Section 13.19	Lender’s Rights to Offset, Set-Off 88

Section 13.20	Definitions 88

Article 14	- MISCELLANEOUS 89

Section 14.1	Survival 89

Section 14.2	No Waivers 89

Section 14.3	Notices 89

Section 14.4	Severability 90

Section 14.5	Headings 90

Section 14.6	Confidentiality 90

Section 14.7	Waiver of Consequential and Other Damages 91

Section 14.8	GOVERNING LAW; SUBMISSION TO JURISDICTION 91

Section 14.9	WAIVER OF JURY TRIAL 92

Section 14.10	Publication; Advertisement 92

Section 14.11	Counterparts; Integration 93

Section 14.12	No Strict Construction 93

Section 14.13	Time 93

Section 14.14	Lender Approvals 93

Section 14.15	Expenses; Indemnity 93

Section 14.16	Successors and Assigns 94

Section 14.17	USA PATRIOT Act Notification 94

Section 14.18	Reinstatement 94

Section 14.19	No Impairment 95

Section 14.20	California Waiver; Prepayment Rights 96

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CREDIT AND SECURITY AGREEMENT
THIS CREDIT AND SECURITY AGREEMENT (as the same may be amended, supplemented, restated or otherwise modified from time to time, the “Agreement”) is dated as of December 26, 2013 by and among ALBUQUERQUE HEIGHTS PROPERTY, LLC, a Delaware limited liability company, BLUE RIVER KANSAS CITY PROPERTY, LLC, a Delaware limited liability company, CAMERON MISSOURI PROPERTY, LLC, a Delaware limited liability company, COLONIAL NEW BRAUNFELS PROPERTY, LLC, a Delaware limited liability company, INDEPENDENCE MISSOURI PROPERTY, LLC, a Delaware limited liability company, MONUMENT LA GRANGE PROPERTY, LLC, a Delaware limited liability company, ROSSVILLE KANSAS PROPERTY, LLC, a Delaware limited liability company, SANDPIPER WICHITA PROPERTY, LLC, a Delaware limited liability company, TOWN AND COUNTRY BOERNE PROPERTY, LLC, a Delaware limited liability company, HOSPITALITY LUBBOCK PROPERTY, LLC, a Delaware limited liability company and any additional borrower that may hereafter be added to this Agreement (each individually as a “Borrower” and collectively as “Borrowers”), MIDCAP FINANCIAL, LLC, a Delaware limited liability company, individually as a Lender, and as Agent, and the financial institutions or other entities from time to time parties hereto, each as a Lender.
RECITALS
Borrowers have requested that Lenders make available to Borrowers the financing facilities as described herein. Lenders are willing to extend such credit to Borrowers under the terms and conditions herein set forth.
AGREEMENT
NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, Borrowers, Lenders and Agent agree as follows:
Article 1– DEFINITIONS
Section 1.1    Certain Defined Terms. The following terms have the following meanings:
“Accounts” means, collectively, (a) any right to payment of a monetary obligation, whether or not earned by performance, (b) without duplication, any “account” (as defined in the UCC), any accounts receivable (whether in the form of payments for services rendered or goods sold, rents, license fees or otherwise), any “health-care-insurance receivables” (as defined in the UCC), any “payment intangibles” (as defined in the UCC) and all other rights to payment and/or reimbursement of every kind and description, whether or not earned by performance, (c) all accounts, “general intangibles” (as defined in the UCC), rights, remedies, guarantees, “supporting obligations” (as defined in the UCC), “letter-of-credit rights” (as defined in the UCC) and security interests in respect of the foregoing, all rights of enforcement and collection, all books and records evidencing or related to the foregoing, and all rights under the Financing Documents in respect of the foregoing, (d) all information and data compiled or derived by any Borrower or to which any Borrower is entitled in respect of or related to the foregoing, and (e) all proceeds of any of the foregoing.
“Additional Amortization Payments” has the meaning set forth on Schedule 2.1(b).
“Administrative Services Agreement” has the meaning set forth in Section 8.2(c).

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“Affiliate” means with respect to any Person (a) any Person that directly or indirectly controls such Person, and (b) any Person which is controlled by or is under common control with such controlling Person. As used in this definition, the term “control” of a Person means the possession, directly or indirectly, of the power to vote ten percent (10%) or more of any class of voting securities of such Person or to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.
“Affiliated Borrowers” means such Affiliates of Borrowers who have incurred the Affiliated Obligations.
“Affiliated Financing Documents” means the “Financing Documents” as defined in the Affiliated Loan Agreement.
“Affiliated Loan Agent” means MidCap Financial, LLC, in its capacity as administrative agent for itself and for the lenders under the Affiliated Loan Agreement, and the successors and permitted assigns of MCF in such capacity.
“Affiliated Loan Agreement” means that certain Credit and Security Agreement bearing even date herewith among MCF, as Agent and a lender, the other lenders party thereto and the Affiliated Borrowers.
“Affiliated Obligations” means the “Obligations”, as defined in the Affiliated Loan Agreement.
“Agent” means MCF, in its capacity as administrative agent for itself and for Lenders hereunder, as such capacity is established in, and subject to the provisions of, Article 13, and the successors and assigns of MCF in such capacity.
“Anti-Terrorism Laws” means any Laws relating to terrorism or money laundering, including, without limitation, Executive Order No. 13224 (effective September 24, 2001), the USA PATRIOT Act, the Laws comprising or implementing the Bank Secrecy Act, and the Laws administered by OFAC.
“Applicable Margin” means 5.95%.
“ASP” has the meaning set forth in Section 8.2(c).
“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy”, as the same may be amended, modified or supplemented from time to time, and any successor statutes thereto.
“Base LIBOR Rate” means, for each Interest Period, the rate per annum, determined by Agent in accordance with its customary procedures, and utilizing such electronic or other quotation sources as it considers appropriate (rounded upwards, if necessary, to the next 1/100%), to be the rate at which Dollar deposits (for delivery on the first day of such Interest Period or, if such day is not a Business Day on the preceding Business Day) in the amount of $1,000,000 are offered to major banks in the London interbank market on or about 11:00 a.m. (Eastern time) two (2) Business Days prior to the commencement of such Interest Period, for a term comparable to such Interest Period, which determination shall be conclusive in the absence of manifest error. Notwithstanding anything to the contrary contained herein, the Base LIBOR Rate will generally be consistent with the average rate per annum offered by banks in the London interbank market, provided, however, that the Base LIBOR Rate may not necessarily be the same as such rate.
“Base Rate” means a per annum rate of interest equal to the rate of interest announced, from time to time, within Wells Fargo Bank at its principal office in San Francisco as its “prime rate,” with the

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understanding that the “prime rate” is one of Wells Fargo Bank’s base rates (not necessarily the lowest of such rates) and serves as the basis upon which effective rates of interest are calculated for those loans making reference thereto and is evidenced by the recording thereof after its announcement in such internal publications as Wells Fargo Bank may designate; provided that Agent may, upon prior written notice to Borrowers, choose a reasonably comparable index or source to use as the basis for the Base Rate.
“Blocked Person” means any Person: (a) listed in the annex to, or is otherwise subject to the provisions of, Executive Order No. 13224, (b)  owned or controlled by, or acting for or on behalf of, any Person that is listed in the annex to, or is otherwise subject to the provisions of, Executive Order No. 13224, (c)  with which any Lender is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law, (d)  that commits, threatens or conspires to commit or supports “terrorism” as defined in Executive Order No. 13224, or (e)  that is named a “specially designated national” or “blocked person” on the most current list published by OFAC or other similar list or is named as a “listed person” or “listed entity” on other lists made under any Anti-Terrorism Law.
“Borrower” and “Borrowers” mean the entity(ies) described in the first paragraph of this Agreement and each of their successors and permitted assigns.
“Borrower Representative” means Albuquerque Heights Property, LLC, a Delaware limited liability company, in its capacity as Borrower Representative pursuant to the provisions of Section 2.7, or any successor Borrower Representative selected by Borrowers and reasonably approved by Agent.
“Business Day” means any day except a Saturday, Sunday or other day on which either the New York Stock Exchange is closed, or on which commercial banks in Los Angeles, California, Washington, D.C. or New York City are authorized by Law to close.
“Capital Leases,” as applied to any Person, means any lease of any property (whether real, personal or mixed) by that Person as lessee that, in conformity with GAAP is accounted for as a capital lease on the balance sheet of that Person.
“Capital Replacement Reserve” has the meaning set forth in Section 2.4(d).
“Captive Insureds” means those Borrowers identified in writing to Agent from time to time as being insured by a commercial general liability and professional liability policy provided by the Insurance Captive.
“Casualty Proceeds” has the meaning set forth in Section 9.3(b).
“CCP” has the meaning set forth in the Section 8.3(d).
“CERCLA” means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C.A. § 9601 et seq., as the same may be amended from time to time.
“Change in Control” means any of the following: (a) any direct pledge, assignment or hypothecation of or Lien or encumbrance on any of the legal or beneficial equity interests in any Borrower other than any pledge made pursuant to the Existing Credit Agreement; (b) any Person, either individually or acting in concert with one or more other Persons, excluding Permitted Holders, shall beneficially own and control more than 30% of the total voting power (without regard to the occurrence of any contingency) represented by the issued and outstanding capital stock or equity interests of Parent, unless Permitted Holders shall beneficially own and control a greater percentage of such voting power of Parent; (c) Parent shall cease

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to, directly or indirectly, own and control one hundred percent (100%) of each class of the outstanding equity interests of Borrower; (d) any “Change of Control”, “Change in Control”, or terms of similar import under any Affiliated Financing Document or the Existing Credit Agreement; (e) if Parent, directly or indirectly, fails to continue to exercise control over (i) the day to day management and operation of Borrowers’ business or the Projects, and (ii) all material business decisions (including a sale or refinance) for Borrower during the term of the Loan; or (f) if Parent fails to be registered with the Securities and Exchange Commission as a publicly traded company on a national securities exchange and such failure results in a Consolidated Leverage Ratio for Parent equal to or greater than 6.0 to 1.0 and/or is the result of a sale or transfer of all or substantially all of the assets of Parent (other than the Projects). As used in clause (b) of this definition, the term “beneficially own” shall have the meaning set forth in the Exchange Act and the rules and regulations promulgated thereunder.
“Closing Date” means the date of this Agreement.
“CMS” means the federal Centers for Medicare and Medicaid Services (formerly the federal Health Care Financing Administration), and any successor Governmental Authority.
“Code” means the Internal Revenue Code of 1986, as amended from time to time.
“Collateral” means all property, now existing or hereafter acquired, mortgaged or pledged to, or purported to be subjected to a Lien in favor of, Agent, for the benefit of Agent and Lenders, pursuant to this Agreement and the Security Documents, including, without limitation, all of the Personal Property described in Article 10 of this Agreement.
“Commitment Annex” means Annex A to this Agreement.
“Commitment Expiry Date” means the date that is the three (3) year anniversary of the Closing Date.
“Compliance Certificate” means a certificate, duly executed by a Responsible Officer of Borrower Representative, appropriately completed and substantially in the form of Exhibit B hereto.
“CON” means any certificate of need or similar license which determines that there is a need for a healthcare facility at a particular location or within a certain geographic region.
“Consolidated EBITDA” means, for any period, Consolidated Net Income for such period, plus (a) without duplication and to the extent deducted in determining such Consolidated Net Income, the sum of (i) Consolidated Interest Expense for such period, (ii) provisions for taxes based on income, (iii) total depreciation expense, (iv) total amortization expense, (v) other non-cash expenses (other than any such non-cash expense to the extent it represents an accrual of or reserve for cash expenditures in any future period), (vi) losses from the sale of fixed assets, (vii) customary fees, costs and expenses incurred in connection with any equity or debt offering (including the public registration of any securities issued in, or exchanged for, any such equity or debt offering), investment, recapitalization or Debt or in connection with the consummation of acquisitions, (viii) other non-recurring or extraordinary costs and expenses (including non-recurring startup losses incurred in connection with acquisitions or initial opening of facilities), and costs attributable to discontinued operations (including operations disposed of during such period, whether or not such operations were classified as discontinued) incurred in such period, provided that the aggregate amount of such costs included pursuant to this clause (viii) shall not exceed $7,000,000 in any one Fiscal Year and (ix) consulting fees paid to Onex Corporation, an Ontario corporation, and Onex Partners LP, a Delaware limited partnership or any of their Affiliates, less (b) without duplication and to the extent added in

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determining such Consolidated Net Income, the sum of (i) non-cash income and gains (other than any such non-cash income and gains to the extent it will result in the receipt of cash payments in any future period), and (ii) gains from the sale of fixed assets, all of the foregoing as determined on a consolidated basis for Parent and its Subsidiaries in conformity with GAAP.
“Consolidated Interest Expense” means, for any period, total interest expense (including that portion attributable to Capital Leases in accordance with GAAP and capitalized interest) of Parent and its Subsidiaries on a consolidated basis with respect to all outstanding Debt of Parent and its Subsidiaries, including all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing and net costs under interest rate hedging agreements.
“Consolidated Leverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated Total Debt minus Designated Restricted Cash on such date to (b) Consolidated EBITDA, calculated on a Pro Forma Basis, for the consecutive four Fiscal Quarters ending on the last day of the most recent Fiscal Quarter for which financial statements of Parent have been filed with the Securities and Exchange Commission.
“Consolidated Net Income” means, for any period, the net income (or loss) of Parent and its Subsidiaries on a consolidated basis for such period taken as a single accounting period determined in conformity with GAAP; provided that there shall be excluded (a) the income (or loss) of any Person (other than a Subsidiary of Parent or APS – Summit Care Pharmacy L.L.C., a Delaware limited liability company) in which any other Person (other than Parent or any of its Subsidiaries) has a joint interest, except to the extent of the amount of dividends or other distributions actually paid to Parent or any of its Subsidiaries by such Person during such period, (b) the income (or loss) of any Person accrued prior to the date it becomes a Subsidiary of Parent or is merged into or consolidated with Parent or any of its Subsidiaries or that Person’s assets are acquired by Parent or any of its Subsidiaries, (c) the income of any Subsidiary of Parent to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary of that income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Subsidiary, except to the extent of the amount of dividends or other distributions actually paid to Parent or any of its Subsidiaries by such Person during such period, (d) any after-tax gains or losses attributable to asset sales or returned surplus assets of any pension plan, (e) any income or loss attributable to the early extinguishment of Debt and (f) (to the extent not included in clauses (a) through (e) above) any net extraordinary gains or losses.
“Consolidated Total Debt” means, as at any date of determination, the sum of the aggregate stated balance sheet amount of all Debt of Parent and its Subsidiaries (provided that such amount shall be determined without giving effect to any election, made for purposes of reflecting any Debt on a balance sheet, to value such Debt at “fair value” or any other accounting principle that results in the amount of such Debt (other than zero coupon Debt) as reflected on such balance sheet to be below the stated principal amount of such Debt (other than to the extent resulting from original issue discount)), determined on a consolidated basis in accordance with GAAP.
“Contingent Obligation” means, with respect to any Person, any direct or indirect liability of such Person: (a) with respect to any Debt of another Person (a “Third Party Obligation”) if the purpose or intent of such Person incurring such liability is to provide assurance to the obligee of such Third Party Obligation that such Third Party Obligation will be paid or discharged, or that any agreement relating thereto will be complied with, or that any holder of such Third Party Obligation will be protected, in whole or in part, against loss with respect thereto; (b) with respect to any undrawn portion of any letter of credit issued for the account of such Person or as to which such Person is otherwise liable for the reimbursement of any drawing; (c) under

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any Swap Contract, to the extent not yet due and payable; (d) to make take-or-pay or similar payments if required regardless of nonperformance by any other party or parties to an agreement; or (e) for any obligations of another Person pursuant to any Guarantee or pursuant to any agreement to purchase, repurchase or otherwise acquire any obligation or any property constituting security therefor, to provide funds for the payment or discharge of such obligation or to preserve the solvency, financial condition or level of income of another Person. The amount of any Contingent Obligation shall be equal to the amount of the obligation so Guaranteed or otherwise supported or, if not a fixed and determinable amount, the maximum amount so Guaranteed or otherwise supported.
“Control Agreement” has the meaning set forth in Section 5.14.
“Controlled Group” means all members of any group of companies and all members of a group of trades or businesses (whether or not incorporated) under common control which, together with any Borrower, are treated as a single employer under Section 414(b) or (c) of the Code (and, for purposes of provisions relating to Section 412 of the Code, Sections 414(m) or (o) of the Code) or Section 4001(b) of ERISA.
“Credit Exposure” means any period of time during which any portion of the Loan Commitment is outstanding or any Obligation remains unpaid or outstanding; provided, however, that no Credit Exposure shall be deemed to exist solely due to the existence of contingent indemnification liability, absent the assertion of a claim, or the known existence of a claim reasonably likely to be asserted with respect thereto.
“Credit Party” means any Guarantor under a Guarantee of the Obligations and any Person, whether now existing or hereafter acquired or formed, that becomes obligated as a borrower, guarantor, surety, indemnitor, pledgor, assignor or other obligor under any Financing Document; and “Credit Parties” means all such Persons, collectively.
“Debt” of a Person means at any date, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (c) all obligations of such Person to pay the deferred purchase price of property or services (except trade accounts payable arising and paid on a timely basis and in the Ordinary Course of Business and obligations incurred under ERISA), which purchase price is (i) due more than six (6) months from the date of incurrence of the obligation in respect thereof, or (ii) evidenced by a note or similar written instrument, (d) that portion of obligations with respect to Capital Leases of such Person that is properly classified as a liability on a balance sheet of such Person in conformity with GAAP, (e) all non-contingent obligations of such Person to reimburse any bank or other Person in respect of amounts paid under a letter of credit, banker’s acceptance or similar instrument, (f) all equity securities of such Person subject to repurchase or redemption otherwise than at the sole option of such Person, (g) all obligations secured by a Lien on any asset of such Person, whether or not such obligation is otherwise an obligation of such Person, (h) Off Balance Sheet Obligations, (i) “earnouts”, purchase price adjustments, and similar payment obligations or continuing obligations of any nature of such Person arising out of purchase and sale contracts; (j) all Debt of others Guaranteed by such Person; and (k) monetary obligations arising under non-compete agreements. Without duplication of any of the foregoing, Debt of Borrowers shall include the Loan.
“Debt Service” has the meaning set forth in Section 6.1.
“Debt Service Coverage Ratio” has the meaning set forth in Section 6.1.
“Debt Yield Percentage” has the meaning set forth in Section 6.1.

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“Default” means any condition or event which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.
“Default Interest Rate” has the meaning set forth in Section 11.4.
“Deposit Account” means a “deposit account” (as defined in Article 9 of the UCC), an investment account, or other account in which funds are held or invested for credit to or for the benefit of any Borrower.
“Designated Restricted Cash” means, as of any date of determination, proceeds of Debt received by Parent or any of its Subsidiaries not more than 180 days prior to such date which, at the time such Debt was incurred, was anticipated to be applied to finance one or more acquisitions and, as of such date, has not yet been applied to finance any such acquisition.
“Distribution” means as to any Person (a) any dividend or other distribution (whether in cash, securities or other property) on any equity interest in such Person (except those payable solely in its equity interests of the same class or in common equity interests), (b) any payment on account of (i) the purchase, redemption, retirement, defeasance, surrender, cancellation, termination or acquisition of any equity interests in such Person or any claim respecting the purchase or sale of any equity interest in such Person, or (ii) any option, warrant or other right to acquire any equity interests in such Person, (c) any administrative service fee, management fees or other fees or payments to an Affiliate of a Borrower, (d) any lease or rental payments to an Affiliate of a Borrower, or (e) repayments of Debt held by any Person holding an equity interest in a Borrower or an Affiliate of a Borrower, unless permitted under and made pursuant to a Subordination Agreement applicable to such loans or other indebtedness. Notwithstanding anything to the contrary contained herein, Distributions will not include payments that (y) constitute Operating Expenses except for (i) management and administrative fees, including, without limitation, the “Administrative Fee” (as defined in the Administrative Services Agreement), and (ii) any other non-Project expenses, as reasonably determined by Agent and (z) (i) “Costs” (as defined in the Administrative Services Agreement) including any allocation of indirect costs attributable to the provision of services under the Administrative Services Agreement, and (ii) other payments to the ASP that are made pursuant to the Administrative Services Agreement.
“Dollars” or “$” means the lawful currency of the United States of America.
“Eligible Swap Counterparty” means Agent, any Affiliate of Agent, any Lender and/or any Affiliate of any Lender, that (a) at any time it occupies such role or capacity enters into a Swap Contract with any Borrower, and (b) in the case of a Lender or an Affiliate of a Lender other than Agent, is expressly identified by Agent as maintaining a reporting system acceptable to Agent with respect to Swap Contract exposure and agrees with Agent to provide regular reporting to Agent, in form and content reasonably satisfactory to Agent, with respect to such exposure.
“Environmental Assessments” means the phase I and, if applicable, phase II environmental site assessments delivered to Agent prior to the Closing Date.
“Environmental Laws” means any present and future Laws pertaining to the environment, natural resources, pollution, health (including any environmental clean up statutes and all regulations adopted by any local, state, federal or other Governmental Authority, and any Law all of which pertain to or impose liability or standards of conduct concerning medical waste or medical products, equipment or supplies), safety or clean-up that apply to any Borrower or any Project and relate to Hazardous Materials, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C. § 9601 et seq.), the Resource Conservation and Recovery Act of 1976 (42 U.S.C. § 6901 et seq.), the Federal Water Pollution Control Act (33 U.S.C. § 1251 et seq.), the Hazardous Materials Transportation

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Act (49 U.S.C. § 5101 et seq.), the Clean Air Act (42 U.S.C. § 7401 et seq.), the Federal Insecticide, Fungicide and Rodenticide Act (7 U.S.C. § 136 et seq.), the Emergency Planning and Community Right-to-Know Act (42 U.S.C. § 11001 et seq.), the Occupational Safety and Health Act (29 U.S.C. § 651 et seq.), the Residential Lead-Based Paint Hazard Reduction Act (42 U.S.C. § 4851 et seq.), any analogous state or local Laws, any amendments thereto, and the regulations promulgated pursuant to said Laws, together with all amendments from time to time to any of the foregoing and judicial interpretations thereof.
“Environmental Liens” means all Liens and other encumbrances imposed pursuant to any Environmental Law, whether due to any act or omission of any Borrower or any other Person.
“ERISA” means the Employee Retirement Income Security Act of 1974, as the same may be amended, modified or supplemented from time to time, and any successor statute thereto, and any and all rules or regulations promulgated from time to time thereunder.
“ERISA Plan” means any “employee benefit plan”, as such term is defined in Section 3(3) of ERISA (other than a Multiemployer Plan), which any Borrower maintains, sponsors or contributes to, or, in the case of an employee benefit plan which is subject to Section 412 of the Code or Title IV of ERISA, to which any Borrower or any member of the Controlled Group may have any liability, including any liability by reason of having been a substantial employer within the meaning of Section 4063 of ERISA at any time during the preceding five (5) years, or by reason of being deemed to be a contributing sponsor under Section 4069 of ERISA.
“Event of Default” has the meaning set forth in Section 11.1.
“Excess Cash Flow” has the meaning set forth in Section 6.1.
“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and any successor statute.
“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Loan Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Loan Commitment (other than pursuant to an assignment request by any Borrower under Section 13.17(c)) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.8, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 2.8(b) and (d) any U.S. federal withholding Taxes imposed under FATCA.
“Existing Credit Agreement” means that certain Fourth Amended and Restated Credit Agreement dated as of April 12, 2012, among Parent, the lenders listed therein, Credit Suisse AG, J.P. Morgan Securities LLC and Credit Suisse Securities (USA) LLC, as the same may have been or may hereafter be refinanced, amended, modified, supplemented or restated from time to time.
“Exit Fee” has the meaning provided in the Fee Letter.

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“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any similar law or regulation adopted pursuant to an intergovernmental agreement between a non-U.S. jurisdiction and the United States with respect to the foregoing and any agreements entered into pursuant to Section 1471(b)(1) of the Code.
“Fee Letter” means that certain letter agreement between Agent and Borrowers relating to fees payable to Agent, for its own account, in connection with the execution of this Agreement.
“FF&E” means personal property delivered upon, attached to, used or required to be used in connection with the operation of any Project.
“Financing Documents” means this Agreement, any Notes, the Security Documents, any Fee Letter, any subordination or intercreditor agreement pursuant to which any Debt and/or any Liens securing such Debt is subordinated to all or any portion of the Obligations and all other documents, instruments and agreements related to the Obligations and heretofore executed, executed concurrently herewith or executed at any time and from time to time hereafter, in each case by a Credit Party, as any or all of the same may be amended, supplemented, restated or otherwise modified from time to time.
“Financing Transaction” has the meaning set forth in Section 4.11.
“Fiscal Quarter” means a fiscal quarter of any Fiscal Year.
“Fiscal Year” means the fiscal year of Parent and its Subsidiaries ending on December 31 of each calendar year.
“Foreign Lender” means a Lender that is not a U.S. Person.
“GAAP” means, subject to the terms and provisions on the application thereof set forth in Section 1.2, generally accepted accounting principles set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other statements by such other entity as may be approved by a significant segment of the accounting profession, which are applicable to the circumstances as of the date of determination.
“Governing Body” means the board of directors or other body having the power to direct or cause the direction of the management and policies of a Person that is a corporation, partnership, trust, limited liability company, association or other business entity.
“Governmental Authority” means any nation or government, any state or other political subdivision thereof, and any agency, department or Person exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any corporation or other Person owned or controlled (through stock or capital ownership or otherwise) by any of the foregoing, whether domestic or foreign.
“GSE” means Fannie Mae, Freddie Mac, the Federal Housing Administration, or successor agency or programs.
“Guarantee” by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt or other obligation of any other Person and, without limiting the generality

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of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise), or (b) entered into for the purpose of assuring in any other manner the obligee of such Debt or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part), provided, however, that the term Guarantee shall not include endorsements for collection or deposit in the Ordinary Course of Business. The term “Guarantee” used as a verb has a corresponding meaning.
“Guarantor” means Parent, SH LLC and any other Credit Party that has executed or delivered, or shall in the future execute or deliver, any Guarantee of any portion of the Obligations.
“Hazardous Materials” means petroleum and petroleum products and compounds containing them, including gasoline, diesel fuel and oil; explosives, flammable materials; radioactive materials; polychlorinated biphenyls and compounds containing them; lead and lead-based paint; asbestos or asbestos-containing materials; any substance the presence of which on any Project is prohibited by any Environmental Laws; toxic mold, any substance that requires special handling pursuant to Environmental Law; and any other material or substance now or in the future defined as a “hazardous substance,” “hazardous material,” “hazardous waste,” “toxic substance,” “toxic pollutant,” “contaminant,” “pollutant” or other words of similar import within the meaning of any Environmental Law, including: (a) any “hazardous substance” defined as such in (or for purposes of) CERCLA, or any so-called “superfund” or “superlien” Law, including the judicial interpretation thereof; (b) any “pollutant or contaminant” as defined in 42 U.S.C.A. § 9601(33); (c) any material now defined as “hazardous waste” pursuant to 40 C.F.R. Part 260; (d) any petroleum or petroleum by-products, including crude oil or any fraction thereof; (e) natural gas, natural gas liquids, liquefied natural gas, or synthetic gas usable for fuel; (f) any “hazardous chemical” as defined pursuant to 29 C.F.R. Part 1910; (g) any toxic or harmful substances, wastes, materials, pollutants or contaminants (including, without limitation, asbestos, polychlorinated biphenyls (“PCB’s”), flammable explosives, radioactive materials, infectious substances, materials containing lead-based paint or raw materials which include hazardous constituents); and (h) any other toxic substance or contaminant that is subject to any Environmental Laws or other requirement of any Governmental Authority.
“Hazardous Materials Contamination” means contamination (whether now existing or hereafter occurring) of the improvements, buildings, facilities, personalty, soil, groundwater, air or other elements on or of the relevant property by Hazardous Materials, or any derivatives thereof, or on or of any other property as a result of Hazardous Materials, or any derivatives thereof, generated on, emanating from or disposed of in connection with the relevant property.
“Healthcare Laws” means all applicable Laws relating to the possession, control, warehousing, marketing, sale and distribution of pharmaceuticals, the operation of medical or senior housing facilities (such as, but not limited to, nursing homes, skilled nursing facilities, rehabilitation hospitals, intermediate care facilities and adult care facilities), patient healthcare, patient healthcare information, patient abuse, the quality and adequacy of medical care, rate setting, equipment, personnel, operating policies, fee splitting, including, without limitation, (a) all federal and state fraud and abuse laws, including, without limitation, the federal Anti-Kickback Statute (42 U.S.C. §1320a-7b(6)), the Stark Law (42 U.S.C. §1395nn), the civil False Claims Act (31 U.S.C. §3729 et seq.), (b) TRICARE, (c) HIPAA, (d) Medicare, (e) Medicaid, (f) the Patient Protection and Affordable Care Act (P.L. 111-1468), (g) The Health Care and Education Reconciliation Act of 2010 (P.L. 111-152), (h) quality, safety and accreditation standards and requirements of all applicable state laws or regulatory bodies, (i) all laws, policies, procedures, requirements and regulations pursuant to which Healthcare Permits are issued, and (j) any and all other applicable health care laws,

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regulations, manual provisions, policies and administrative guidance, each of (a) through (j) as may be amended from time to time.
“Healthcare Permit” means a Permit (a) issued or required under Healthcare Laws applicable to the business of any Borrower or any Operator or necessary in the possession, ownership, marketing, promoting, sale, furnishing, distribution or delivery of goods or services under Healthcare Laws, (b) issued by any Person from which any Borrower or Operator has, as of the Closing Date, received an accreditation (including, without limitation, the JCAHO), and/or (c) issued or required under Healthcare Laws applicable to the ownership, leasing and/or operation of a Project.
“HIPAA” means the Health Insurance Portability and Accountability Act of 1996, as the same may be amended, modified or supplemented from time to time, and any successor statute thereto, and any and all rules or regulations promulgated from time to time thereunder.
“HIPAA Compliant” means that the applicable Person is in compliance with each of the applicable requirements of the so-called “Administrative Simplification” provisions of HIPAA, and is not and could not reasonably be expected to become the subject of any civil or criminal penalty, process, claim, action or proceeding, or any administrative or other regulatory review, survey, process or proceeding (other than routine surveys or reviews conducted by any government health plan or other accreditation entity) that could result in any of the foregoing or that could reasonably be expected to adversely affect such Person’s business, operations, assets, properties or condition (financial or otherwise), in connection with any actual or potential violation by such Person of the provisions of HIPAA.
“HUD” means the United States Department of Housing and Urban Development.
“Immaterial Leases” means any Lease or Leases (other than an Operating Lease) for space at any Project not to exceed 1,000 rentable square feet in the aggregate at any such Project.
“Indemnitees” has the meaning set forth in Section 14.15(c).
“In Service Beds” means, with respect to the Projects and any month, the average number of beds at the Projects available to be occupied on the last day of the most recent calendar month with respect to which financial statements have been delivered pursuant to Section 4.1(b)(i).
“Insurance Captive” means an insurance captive established by Fountain View Reinsurance, Ltd. that is a licensed domestic, Cayman Island (Insurance Required Class) unrestricted insurance company, is in good standing under the Laws of Cayman Island and is in compliance with all applicable Laws.
“Insurance Premiums” has the meaning set forth in Section 2.4(c).
“Insurance Required Class” means Class B, subclass (i); provided that if the class designation for insurance companies under the Laws of Cayman Island change, then the required Class and subclass shall be consistent with those that are applicable to unrestricted insurance company of Class B, subclass (i) as of the Closing Date.
“Intercompany Loans” has the meaning set forth in Section 2.7.
“Interest Period” means any period commencing on the first day of a calendar month and ending on the last day of such calendar month.

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“Inventory” means “inventory” as defined in Article 9 of the UCC.
“IRS” means the United States Internal Revenue Service.
“JCAHO” means the Joint Commission on Accreditation of Healthcare Organizations.
“Laws” means any and all applicable federal, state, provincial, territorial, local and foreign statutes, laws, judicial decisions, regulations, guidances, guidelines, ordinances, rules, judgments, orders, decrees, codes, plans, injunctions, permits, concessions, grants, franchises, governmental agreements and governmental restrictions, whether now or hereafter in effect. “Laws” includes, without limitation, Healthcare Laws and Environmental Laws.
“Leases” means the singular or collective reference to leases, subleases or other arrangements for occupancy of space within any Project or any part thereof now existing or hereafter executed, including, without limitation, all Operating Leases; provided, however, that the term “Leases” as used herein shall not include Resident Agreements; and provided, further, that use of the term “Leases” in any Security Document shall include Resident Agreements even if Resident Agreements are, under applicable Laws, not governed as creating a landlord-tenant relationship (the intent being that Agent shall have, as part of the Security Documents, a lien upon and collateral assignment of all Leases and Resident Agreements).
“Lender” means each of (a) MCF, in its capacity as a lender hereunder, (b) each other Person party hereto in its capacity as a lender hereunder, (c) each other Person that becomes a party hereto as Lender pursuant to Section 13.17, and (d) the respective successors of all of the foregoing, and “Lenders” means all of the foregoing.
“LIBOR Rate” means a per annum rate of interest equal to the greater of (a) 0.75% and (b) the rate determined by Agent (rounded upwards, if necessary, to the next 1/100th%) by dividing (i) the Base LIBOR Rate for the Interest Period, by (ii) the sum of one minus the daily average during such Interest Period of the aggregate maximum reserve requirement (expressed as a decimal) then imposed under Regulation D of the Board of Governors of the Federal Reserve System (or any successor thereto) for “Eurocurrency Liabilities” (as defined therein).
“Lien” means, with respect to any asset of any Person, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind, in respect of such Person’s interest in such asset. For the purposes of this Agreement and the other Financing Documents, any Borrower or any Subsidiary shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, Capital Lease or other title retention agreement relating to such asset.
“Litigation” means any action, suit or proceeding before any court, mediator, arbitrator or Governmental Authority.
“Loan” has the meaning set forth in Section 2.1(a).
“Loan Account” has the meaning set forth in Section 2.5(b).
“Loan Commitment” means the sum of each Lender’s Loan Commitment Amount as set forth in Annex A to this Agreement.
“Loan Commitment Percentage” means, as to any Lender, (a) on the Closing Date, the percentage set forth opposite such Lender’s name on Annex A to this Agreement under the column “Loan Commitment

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Percentage”, and (b) on any date following the Closing Date, the percentage equal to the principal amount of the Loan held by such Lender on such date divided by the aggregate principal amount of the Loan on such date.
“Material Adverse Effect” means with respect to any event, act, condition or occurrence of whatever nature (including any adverse determination in any litigation, arbitration, or governmental investigation or proceeding), whether singly or in conjunction with any other event or events, act or acts, condition or conditions, occurrence or occurrences, whether or not related, a material adverse change in, or a material adverse effect upon, any of (i) the condition (financial or otherwise), operations or business of Borrowers, Operators and the Projects, taken as a whole, (ii) the rights and remedies of Agent or Lenders under any Financing Document, (iii) the legality, validity or enforceability of any Financing Document, (iv) Operators’ ability to accept, admit and/or retain residents, taken as a whole, (v) the use or scope of the Healthcare Permits that are necessary for the ownership and/or operation of the Projects, taken as a whole; or (vii) the continued participation by Operators regarding the Projects in the Medicaid or Medicare programs or any other Third Party Payor Program at then current rate certifications or levels, taken as a whole.
“Material Contracts” has the meaning set forth in Section 3.17.
“Maximum Lawful Rate” has the meaning set forth in Section 2.6.
“Medicaid” means the medical assistance programs administered by state agencies and approved by CMS pursuant to the terms of Title XIX of the Social Security Act, codified at 42 U.S.C. 1396 et seq.
“Medicare” means the program of health benefits for the aged and disabled administered by CMS pursuant to the terms of Title XVIII of the Social Security Act, codified at 42 U.S.C. 1395 et seq.
“MCF” means MidCap Financial, LLC, and its successors and assigns.
“Multiemployer Plan” means a multiemployer plan within the meaning of Section 4001(a)(3) of ERISA to which any Borrower or any other member of the Controlled Group is making or accruing an obligation to make contributions or has within the preceding five plan years (as determined on the applicable date of determination) made contributions.
“Net Casualty Proceeds” means, with respect to any casualty to any Project or any Taking of any Project, the applicable Casualty Proceeds minus all reasonable expenses of collection and settlement actually incurred by Borrowers and Agent with respect to such casualty or Taking, including reasonable attorneys’ and adjusters’ fees and charges.
“Net Proceeds” has the meaning set forth in Section 2.11.
“Net Tax Benefit” means (a) the total amount of reduction in the income tax liability of the shareholders or members of Borrowers realized as a result of any loss generated by Borrowers’ business during any prior tax year, assuming in such calculation that the full amount of such loss has been used to reduce such shareholders’ or members’ adjusted gross income in the same tax year that such loss was generated by Borrowers’ business, plus (b) the amount by which (i) the aggregate amount of Tax Distributions made, based on good faith estimates, to such shareholders or members in such tax year is in excess of (ii) the tax obligations owing by such shareholders or members for income generated by Borrowers’ business during such year; provided, however, to the extent that any loss is included in clause (a) above in calculating Net Tax Benefit, then the amount to be used for such loss in clause (b)(ii) above in calculating the Net Tax Benefit shall be deemed to be zero dollars ($0).

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“Non-Excluded Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Borrower or other Credit Party under any Financing Document and (b) to the extent not otherwise described in (a), Other Taxes.
“Note” and/or “Notes” has the meaning set forth in Section 2.3.
“Obligations” means all obligations, liabilities and indebtedness (monetary (including post-petition interest, whether or not allowed) or otherwise) of each Credit Party under this Agreement or any other Financing Document, in each case howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing, or due or to become due. In addition to, but without duplication of, the foregoing, the Obligations shall include, without limitation, all obligations, liabilities and indebtedness arising from or in connection with all Swap Contracts entered into with any Eligible Swap Counterparty.
“OFAC” means the U.S. Department of Treasury Office of Foreign Assets Control.
“OFAC Lists” means, collectively, the Specially Designated Nationals and Blocked Persons List maintained by OFAC pursuant to Executive Order No. 13224, 66 Fed. Reg. 49079 (Sept. 25, 2001) and/or any other list of terrorists or other restricted Persons maintained pursuant to any of the rules and regulations of OFAC or pursuant to any other applicable Executive Orders.
“Off Balance Sheet Obligations” means the monetary obligations of a Person under (a) a so called synthetic, off balance sheet or tax retention lease, or (b) an agreement for the use or possession of property creating obligations that do not appear on the balance sheet of such Person but which, upon the insolvency or bankruptcy of such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).
“Offer Notice” has the meaning set forth in Section 4.11.
“Onex” means Onex Corporation, an Ontario corporation, and Onex Partners, LP, a Delaware limited partnership.
“Operating Expenses” has the meaning set forth in Section 6.1.
“Operating Revenues” has the meaning set forth in Section 6.1.
“Operating Lease” means any lease of any Project to an Operator, and all amendments thereto and extensions thereof, as has been approved by Agent as and to the extent required hereunder.
“Operative Documents” means the Financing Documents, any Operating Leases, any Administrative Services Agreement, Subordinated Debt Documents, and any documents executed by a Credit Party and effecting any transaction that is closing contemporaneously with the closing of the financing under this Agreement.
“Operator” means the singular or collective (as the context requires) reference to the following Persons: (a) any Borrower or any Affiliate of any Borrower that is properly licensed to operate a Project and is in fact operating such Project, (b) any Person with whom a Borrower or any Affiliate of a Borrower has contracted for management or operation of a Project and/or (c) any Person to whom a Borrower has leased a Project pursuant to an Operating Lease.

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“Option Period” has the meaning set forth in Section 4.11.
“Ordinary Course of Business” means, in respect of any transaction involving any Credit Party, the ordinary course of business of such Credit Party.
“Organizational Documents” means, with respect to any Person other than a natural person, the documents by which such Person was organized (such as a certificate of incorporation, certificate of limited partnership or articles of organization, and including, without limitation, any certificates of designation for preferred stock or other forms of preferred equity) and which relate to the internal governance of such Person (such as by-laws, a partnership agreement or an operating, limited liability company or members agreement).
“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Financing Document, or sold or assigned an interest in any Loan or Financing Document).
“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Financing Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment requested by a Borrower pursuant to the terms of Section 2.8(g) or Section 13.17(c) of this Agreement).
“Parent” means Skilled Healthcare Group, Inc., a Delaware corporation.
“Partial Release Prepayment” has the meaning set forth in Section 2.11.
“Payment Account” means the account specified on the signature pages hereof into which all payments by or on behalf of each Borrower to Agent under the Financing Documents shall be made, or such other account as Agent shall from time to time specify by notice to Borrower Representative.
“Payment Notification” means a written notification substantially in the form of Exhibit C hereto.
“PBGC” means the Pension Benefit Guaranty Corporation and any Person succeeding to any or all of its functions under ERISA.
“Pension Plan” means any ERISA Plan that is subject to Section 412 of the Code or Title IV of ERISA.
“Permits” means all governmental licenses, authorizations, provider numbers, supplier numbers, registrations, permits, drug or device authorizations and approvals, certificates, franchises, qualifications, accreditations, consents and approvals required under all applicable Laws and required in order to carry on its business as now conducted, including, without limitation, Healthcare Permits.
“Permitted Contest” means, with respect to any Tax obligation or other obligation allegedly or potentially owing from any Borrower or its Subsidiaries to any Governmental Authority or other third party, a contest maintained in good faith by appropriate proceedings promptly instituted and diligently conducted and with respect to which such reserve or other appropriate provision, if any, as shall be required in conformity

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with GAAP shall have been made on the books and records and financial statements of the applicable Credit Party(ies); provided, however, that (a) compliance with the obligation that is the subject of such contest is effectively stayed during such challenge; (b) Borrowers’ and its Subsidiaries’ title to, and its right to use, the Collateral is not adversely affected thereby and Agent’s Lien and priority on the Collateral are not adversely affected, altered or impaired thereby; (c) Borrowers have given prior written notice to Agent of a Borrower’s or its subsidiaries’ intent to so contest the obligation; (d) in the case of real estate taxes or assessments or other Liens that could reasonably be expected to take priority over Lenders’ Lien pursuant to the Financing Documents or Affiliated Financing Documents, Borrowers have obtained an endorsement, in form and substance reasonably satisfactory to Agent, to the loan policy of title insurance issued to Agent insuring over any Lien created by such obligation, or Borrowers have deposited with Agent a bond or other security satisfactory to Agent, in its reasonable discretion, against loss or injury by reason of such contest or the non-payment of such obligation or charge (and if such security is cash, Agent may, but shall not be obligated to, deposit the same in an interest-bearing account and interest accrued thereon, if any, shall be deemed to constitute a part of such security for purposes of this Agreement, but Agent (i) makes no representation or warranty as to the rate or amount of interest, if any, which may accrue thereon and shall have no liability in connection therewith and (ii) shall not be deemed to be a trustee or fiduciary with respect to its receipt of any such security and any such security may be commingled with other monies of Agent); (e) the Collateral or any part thereof or any interest therein shall not be in any danger of being sold, forfeited or lost by reason of such contest by Borrowers or its Subsidiaries; and (f) upon a final determination of such contest, Borrowers and its Subsidiaries shall promptly comply with the requirements thereof.
“Permitted Contingent Obligations” means (a) Contingent Obligations arising in respect of the Debt under the Financing Documents; (b) Contingent Obligations resulting from endorsements for collection or deposit in the Ordinary Course of Business; (c) Contingent Obligations outstanding on the date of this Agreement and set forth on Schedule 5.1 (but not including any refinancings, extensions, increases or amendments to the indebtedness underlying such Contingent Obligations other than extensions of the maturity thereof without any other change in terms); (d) Contingent Obligations incurred in the Ordinary Course of Business for the issuance of surety and appeal bonds, performance bonds and other similar obligations not to exceed $1,000,000 in the aggregate at any time outstanding; or such higher amount as approved by Agent in writing, plus the amount of surety and appeal bonds, performance bonds and other similar obligations secured by a Lien permitted pursuant to clause (e) of the definition of Permitted Liens; (e) Contingent Obligations arising under indemnity agreements with title insurers to cause such title insurers to issue to Agent mortgagee title insurance policies; (f) Contingent Obligations arising with respect to customary indemnification and purchase price adjustment obligations in favor of purchasers in connection with dispositions of any assets permitted pursuant to the Financing Documents; (g) so long as there exists no Event of Default both immediately before and immediately after giving effect to any such transaction, Contingent Obligations existing or arising under any other Swap Contract, provided, however, that such obligations are (or were) entered into by Borrower or an Affiliate in the Ordinary Course of Business for the purpose of directly mitigating risks associated with liabilities, commitments, investments, assets, or property held or reasonably anticipated by such Person and not for purposes of speculation; (h) Contingent Obligations in respect of any Permitted Indebtedness; and (i) other Contingent Obligations not permitted by clauses (a) through (h) above, not to exceed $300,000 in the aggregate at any time outstanding.
“Permitted Holders” means Onex or any officer of Parent or any of Parent’s Subsidiaries or any of the Permitted Transferees of any of the foregoing Persons.
“Permitted Indebtedness” means (a) Borrower’s Debt to Agent and each Lender under this Agreement and the other Financing Documents; (b) Debt incurred as a result of endorsing negotiable instruments received in the Ordinary Course of Business; (c) Debt existing on the date of this Agreement

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and described on Schedule 5.1; (d) Debt, if any, arising under Swap Contracts; (e) Debt constituting financed insurance premiums (if maintaining insurance is not the obligation of an Operator that is not a Borrower); (f) Subordinated Debt and (g) Debt by any Borrower to Parent and/or SH LLC resulting from the cash management structure maintained by Parent and its Subsidiaries.
“Permitted Investments” means (a) cash and cash equivalents; (b) unsecured intercompany loans from any Borrower to any other Borrower; (c) investments owned on the Closing Date and described on schedule 5.7; (d) investments by any Borrower in Parent and/or SH LLC resulting from the cash management structure maintained by Parent and its Subsidiaries; and (e) investments in such Subsidiaries as may be permitted in writing by Agent in its discretion from time to time.
“Permitted Liens” means: (a) to the extent Borrower has employees, deposits or pledges of cash to secure obligations under workmen’s compensation, social security or similar Laws, or under unemployment insurance (but excluding Liens arising under ERISA) pertaining to a Borrower’s employees, if any; (b) deposits or pledges of cash to statutory obligations, surety and appeal bonds, bids, leases, government contracts, trade contracts and other obligations of like nature arising in the Ordinary Course of Business; (c) Liens of collecting banks under the UCC on items in the ordinary course of collection, statutory Liens and rights of set-off of banks, statutory Liens of carriers, mechanic’s, workmen’s, materialmen’s or other like Liens arising in the Ordinary Course of Business with respect to obligations which are not overdue by more than thirty (30) days, or which are being contested pursuant to a Permitted Contest; (d) Liens on Collateral for taxes or other governmental charges not at the time delinquent or thereafter payable without penalty or the subject of a Permitted Contest; (e) attachments, appeal bonds, judgments and other similar Liens on Collateral for sums not exceeding $1,000,000 (plus any additional amount funded by any insurance company) with respect to any single Project arising in connection with court proceedings; provided, however, that the execution or other enforcement of such Liens is effectively stayed and the claims secured thereby are the subject of a Permitted Contest; (f) those matters that are set forth as exceptions to or subordinate matters in the title insurance policy accepted by Agent insuring the lien of the Security Documents; (g) licenses, leases or subleases granted to third parties in accordance with any applicable terms of the Financing Documents and not interfering in any material respect with the ordinary conduct of the business of the applicable Borrower or resulting in a material diminution in the value of any Collateral as security for the Obligations; (h) easements, rights of way, restrictions, encroachments, and other minor defects or irregularities in title, in each case which do not and will not interfere in any material respect with the ordinary conduct of the business of the applicable Borrower or result in a material diminution in the value of any Collateral as security for the Obligations; (i) any interest or title of a lessor or sublessor under any lease not prohibited by this Agreement; (j) any zoning or similar Law or right reserved to or vested in any governmental office or agency to control or regulate the use of any real property; (k) Liens and encumbrances in favor of Agent under the Financing Documents and (l) Liens and encumbrances in favor of the holders of the Affiliated Financing Documents.
“Permitted Sale or Refinancing” a single transaction in which (a) one or more Projects (or the equity interests in one or more Borrowers that own Projects) are the subject of a sale for cash to a bona fide third party purchaser (excluding any Guarantor or any Affiliate of any Guarantor or any investment fund managed by any Guarantor or any Affiliate of any Guarantor), or (b) a portion of the Loan is refinanced with HUD, a GSE or an institutional lender providing long-term, fixed rate loans, subject, in each case, to the satisfaction of the conditions set forth in Section 2.11 hereof.
“Permitted Transferees” means, with respect to any Person, (i) any Affiliate of such Person, (ii) the heirs, executors, administrators, testamentary trustees, legatees or beneficiaries of any such Person or (iii) a trust, the beneficiaries of which, or a corporation or partnership, the stockholders, or general or limited

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partners of which, or a limited liability company, the members of which, include only such Person or his or her spouse or lineal descendants, in each case to whom such Person has transferred the beneficial ownership of any equity interests or capital stock of Parent.
“Person” means any natural person, corporation, limited liability company, professional association, limited partnership, general partnership, joint stock company, joint venture, association, company, trust, bank, trust company, land trust, business trust or other organization, whether or not a legal entity, and any Governmental Authority.
“Personal Property” has the meaning set forth in Section 10.1.
“Principal Prepayment” has the meaning set forth in Section 2.11.
“Principal Reserve” has the meaning set forth in Section 2.4(e).
“Pro Forma Basis” means, with respect to the calculation of the Consolidated Leverage Ratio, the calculation of such ratio after giving effect to (a) any proposed acquisition, (b) any asset sale of a Subsidiary or operating entity for which historical financial statements for the relevant period are available and any related payment of Debt, or (c) any incurrence of Debt or issuance of equity (including pro forma adjustments arising out of events which are directly attributable to the proposed acquisition, asset sale, incurrence of Debt or issuance of equity, are factually supportable and are expected to have a continuing impact, in each case as determined on a basis consistent with Article 11 of Regulation S-X of the Securities Act, as interpreted by the Staff of the Securities and Exchange Commission, as certified by the chief financial officer of Parent) using, for purposes of determining such compliance, the historical financial statements of all entities or assets so acquired, sold or designated and the consolidated financial statements of Parent or any of its Subsidiaries which shall be reformulated as if such acquisitions, and all other acquisitions and asset sales that have been consummated during the period, and any Debt or other liabilities to be incurred in connection therewith had been consummated and incurred at the beginning of such period.
“Project” means any facility (a) from which a Borrower provides or furnishes goods or services, including, without limitation, any skilled nursing facility, assisted living facility, independent living facility or similar facility, or (b) owned by a Borrower from which any Person furnishes goods or services, and includes, without limitation, any business location of a Borrower which is subject to any Healthcare Permit. “Project” also means the singular reference to each respective portion of the Collateral consisting of the land, improvements and all other real and personal property encumbered by the lien of each respective mortgage, deed of trust, deed to secure debt or similar Security Document constituting a part of the Financing Documents. As of the Closing Date, the Projects consist of those listed and described on Schedule 1.1.
“Property Taxes” has the meaning set forth in Section 2.4(b).
“Pro Rata Share” means (a) with respect to a Lender’s right to receive payments of principal and interest with respect to the Loan, the Loan Commitment Percentage of such Lender, and (b) for all other purposes (including, without limitation, the indemnification obligations arising under Article 13) with respect to any Lender, the percentage obtained by dividing (i) such Lender’s then outstanding principal amount of the Loan, by (ii) the then outstanding principal amount of the Loan of all Lenders.
“Recipient” means (a) Agent, and (b) any Lender.
“Release” has the meaning set forth in 42 U.S.C. §9601 (22).

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“Required Lenders” means, subject to the provisions of Section 13.13(c), (i) at any time that there are three (3) or fewer Lenders, Lenders holding sixty-six and two thirds percent (66 2/3%) or more of the outstanding principal balance of the Loan and (ii) at any time that there are more than three (3) Lenders, Lenders holding fifty percent (50.00%) or more of the outstanding principal balance of the Loan.
“Resident Agreements” means the singular or collective reference to all patient and resident care agreements, admission agreements and service agreements which include an occupancy agreement and all amendments, modifications or supplements thereto.
“Responsible Officer” means any of the Chief Executive Officer, Chief Financial Officer, President or other authorized officer of the applicable Borrower or Borrower Representative (or the manager of the applicable Borrower or Borrower Representative).
“Securities Account” means a “securities account” (as defined in Article 8 of the UCC), an investment account, or other account in which investment property or securities are held or invested for credit to or for the benefit of any Borrower.
“Security Document” means this Agreement and any other agreement, document or instrument executed concurrently herewith or at any time hereafter pursuant to which one or more Credit Parties or any other Person either (a) Guarantees payment or performance of all or any portion of the Obligations, and/or (b) provides, as security for all or any portion of the Obligations, a Lien on any of its assets in favor of Agent for its own benefit and the benefit of the Lenders, as any or all of the same may be amended, supplemented, restated or otherwise modified from time to time.
“SH LLC” means Skilled Healthcare, LLC, a Delaware limited liability company.
“Solvent” means, with respect to any Person (or group of Persons), that such Person (or group of Persons) (a) owns and will own assets the fair saleable value of which are (i) greater than the total amount of its (or their) liabilities (including Contingent Obligations), and (ii) greater than the amount that will be required to pay the probable liabilities of its then existing debts as they become absolute and matured considering all financing alternatives and potential asset sales reasonably available to it (or them); (b) has capital that is not unreasonably small in relation to its (or their) business as presently conducted or after giving effect to any contemplated transaction; and (c) does not intend to incur and does not believe that it (or they) will incur debts beyond its (or their) ability to pay such debts as they become due. For purposes of this definition, the amount of Contingent Obligations (such as litigation, guaranties and pension plan liabilities) at any time shall be computed as the amount that, in light of all the facts and circumstances existing at the time, represents the amount that can be reasonably be expected to become an actual or matured liability.
“Subordinated Debt” means any Debt of Borrowers incurred pursuant to the terms of the Subordinated Debt Documents and with the prior written consent of Agent, all of which documents must be in form and substance acceptable to Agent in its sole discretion. As of the Closing Date, there is no Subordinated Debt.
“Subordinated Debt Documents” means any documents evidencing and/or securing Debt governed by a Subordination Agreement, all of which documents must be in form and substance acceptable to Agent in its sole discretion. As of the Closing Date, there are no Subordinated Debt Documents.
“Subordinated Swap Contract” means a Swap Contract between a Borrower and an Eligible Swap Counterparty that Agent has designated, in its discretion, as being secured by the Collateral on a basis that is subordinate to all of the other Obligations.

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“Subordination Agreement” means any agreement between Agent and another creditor of Borrowers, as the same may be amended, supplemented, restated or otherwise modified from time to time in accordance with the terms thereof, pursuant to which the Debt owing from any Borrower(s) and/or the Liens securing such Debt granted by any Borrower(s) to such creditor are subordinated in any way to the Obligations and the Liens created under the Security Documents, the terms and provisions of such Subordination Agreements to have been agreed to by and be acceptable to Agent in the exercise of its sole discretion.
“Subsidiary” means, with respect to any Person, (a) any corporation of which an aggregate of more than fifty percent (50%) of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, capital stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, owned legally or beneficially by such Person or one or more Subsidiaries of such Person, or with respect to which any such Person has the right to vote or designate the vote of more than fifty percent (50%) of such capital stock whether by proxy, agreement, operation of Law or otherwise, and (b) any partnership or limited liability company in which such Person and/or one or more Subsidiaries of such Person shall have an interest (whether in the form of voting or participation in profits or capital contribution) of more than fifty percent (50%) or of which any such Person is a general partner or may exercise the powers of a general partner. Unless the context otherwise requires, each reference to a Subsidiary shall be a reference to a Subsidiary of a Borrower.
“Swap Contract” means any “swap agreement”, as defined in Section 101 of the Bankruptcy Code, which is obtained by Borrowers for the Loan to provide protection against fluctuations in the applicable Base Rate or Base LIBOR Rate, but only to the extent Agent provides its prior written consent to the entry into such “swap agreement”.
“Taking” means a condemnation or taking pursuant to the lawful exercise of the power of eminent domain.
“Tax Distributions” means, for any taxable year or other taxable period for which Borrowers are treated under the Code as a Subchapter S corporation, partnership for income tax purposes or otherwise disregarded under the Code for income tax purposes, dividends and/or distributions paid by any Borrowers to its shareholders or members in an amount not to exceed the product of (a) net taxable income of the Borrowers that “flows through” to such shareholders’ or members’ as a result of their ownership interests in such Borrower multiplied by (b) the sum of the highest marginal federal and state income tax rates which were applicable to such shareholder or member in such taxable year or taxable period.
“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
“Termination Date” means the earlier to occur of (a) the Commitment Expiry Date, (b) any date on which Borrowers elect to prepay the Obligations as may be permitted hereunder and to terminate the Loan, (c) any date on which Agent accelerates the maturity of the Loan pursuant to Section 11.2, or (d) the termination date stated in any notice of termination of this Agreement provided by Borrowers in accordance with Section 2.12.
“Third Party Payor” means Medicare, Medicaid, TRICARE, and other state or federal health care program, Blue Cross and/or Blue Shield, private insurers, managed care plans and any other Person or entity which presently or in the future maintains Third Party Payor Programs.

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“Third Party Payor Programs” means all payment and reimbursement programs, sponsored by a Third Party Payor, in which an Operator participates.
“Transfer” means sale, transfer, lease (other than a Lease approved by Agent or a Lease otherwise permitted by this Agreement), conveyance, alienation, pledge, assignment, mortgage, encumbrance, hypothecation or other disposition of all or any portion of a Project or any portion of any other Collateral for the Loan, except that (i) Borrower may consummate dispositions in the Ordinary Course of Business of FF&E that the applicable Borrower determines in good faith is no longer used or useful in such Borrower’s business, (ii) any Borrower may engage in a transaction permitted by Section 2.11 or Section 5.6(a) and (iii) any Borrower may encumber any of the Collateral with a Permitted Lien.
“TRICARE” means the program administered pursuant to 10 U.S.C. Section 1071 et seq., Sections 1320a-7 and 1320a-7a of Title 42 of the United States Code and the regulations promulgated pursuant to such statutes.
“UCC” means the Uniform Commercial Code of the State of Maryland or of any other state the Laws of which are required to be applied in connection with the perfection of security interests in any Collateral.
“United States” means the United States of America.
“U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.
Section 1.2    Accounting Terms and Determinations. Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to any election under Statement of Financial Accounting Standards 159 (or any other Financial Accounting Standard having a similar result or effect) to value any Debt or other liabilities of any Credit Party or any Subsidiary of any Credit Party at “fair value”, as defined therein. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder (including, without limitation, determinations made pursuant to the exhibits hereto) shall be made, and all financial statements required to be delivered hereunder shall be prepared on a consolidated basis (unless otherwise indicated herein) in accordance with GAAP. If at any time any change in GAAP would affect the computation of any financial ratio or financial requirement set forth in any Financing Document, and either Borrowers or the Required Lenders shall so request, the Agent, the Lenders and Borrowers shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided, however, that until so amended, (a) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (b) Borrowers shall provide to the Agent and the Lenders with financial statements and other documents required under this Agreement, which include a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP. All amounts used for purposes of financial calculations required to be made herein shall be without duplication.
Section 1.3    Other Definitional and Interpretive Provisions. References in this Agreement to “Articles”, “Sections”, “Annexes”, “Exhibits” or “Schedules” shall be to Articles, Sections, Annexes, Exhibits or Schedules of or to this Agreement unless otherwise specifically provided. Any term defined herein may be used in the singular or plural. “Include”, “includes” and “including” shall be deemed to be followed by “without limitation”. Except as otherwise specified or limited herein, references to any Person

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include the successors and assigns of such Person. References “from” or “through” any date mean, unless otherwise specified, “from and including” or “through and including”, respectively. Unless otherwise specified herein, the settlement of all payments and fundings hereunder between or among the parties hereto shall be made in lawful money of the United States and in immediately available funds. References to any statute or act shall include all related current regulations and all amendments and any successor statutes, acts and regulations. All amounts used for purposes of financial calculations required to be made herein shall be without duplication. References to any statute or act, without additional reference, shall be deemed to refer to federal statutes and acts of the United States. References to any agreement, instrument or document shall include all schedules, exhibits, annexes and other attachments thereto. As used in this Agreement, the meaning of the term “material” or the phrase “in all material respects” is intended to refer to an act, omission, violation or condition which reflects or could reasonably be expected to result in a Material Adverse Effect. References to capitalized terms that are not defined herein, but are defined in the UCC, shall have the meanings given them in the UCC. All references herein to times of day shall be references to daylight or standard time, as applicable.
Section 1.4    Funding and Settlement Currency. Unless otherwise specified herein, the settlement of all payments and fundings hereunder between or among the parties hereto shall be made in lawful money of the United States and in immediately available funds.
ARTICLE 2    – LOANS
Section 2.1    Loan and Advances; Payments.
(a)    Term Loan. On the terms and subject to the conditions set forth herein, the Lenders hereby agree to make to Borrowers a term loan in an original principal amount equal to Sixty Two Million and No/100 Dollars ($62,000,000.00) (the “Loan”). Each Lender’s obligation to fund the Loan shall be limited to such Lender’s Loan Commitment Percentage, and no Lender shall have any obligation to fund any portion of the Loan required to be funded by any other Lender, but not so funded. No Borrower shall have any right to reborrow any portion of the Loan that is repaid or prepaid from time to time. The Loan shall be funded in one advance on the Closing Date.
(b)    Scheduled Repayments; Mandatory Prepayments; Optional Prepayments.
(i)    There shall become due and payable, and Borrowers shall repay the Loan through, scheduled principal payments as set forth on Schedule 2.1(b) attached hereto. Notwithstanding the payment schedule set forth above, the outstanding principal amount of the Loan, together with all other then outstanding Obligations, shall become immediately due and payable in full on the Termination Date.
(ii)    There shall become due and payable and Borrowers shall prepay the Loan in the following amounts and at the following times:
(A)    Except as otherwise provided in Section 9.3, no later than two (2) Business Days after the date on which any Borrower (or Agent as loss payee or assignee) receives any Net Casualty Proceeds, an amount equal to one hundred percent (100%) of such Net Casualty Proceeds, or such lesser portion of such proceeds as Agent shall elect to apply to the Obligations;

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(B)    an amount equal to any interest that is deemed to be in excess of the Maximum Lawful Rate (as defined below) and is required to be applied to the reduction of the principal balance of the Loan by any Lender as provided for in Section 2.6; and
(C)    no later than two (2) Business Days after receipt by any Borrower of the proceeds of any asset disposition of personal property (other than any such disposition (x) made in the Ordinary Course of Business, or (y) to the extent that the aggregate value of such assets sold in any single transaction or related series of transactions is equal to $100,000 or less), an amount equal to one hundred percent (100%) of the net cash proceeds of such asset disposition (net of out-of-pocket expenses and repayment of any permitted purchase money debt encumbering such asset), or such lesser portion as Agent shall elect to apply to the Obligations; provided, however, that notwithstanding the foregoing, so long as no Default or Event of Default shall have occurred and be continuing, Borrowers may elect to deliver to Agent a notice that it intends to apply all or a portion of such net cash proceeds to reinvest in equipment or other productive assets of the general type used in the business of such Borrower within 270 days of such date of receipt, and such Borrower shall promptly and diligently apply such portion to such reinvestment purposes; provided, further, however, that to the extent that such net cash proceeds are not reinvested as provided above, Borrowers shall make an additional prepayment of the Loan in an amount equal to such unapplied net cash proceeds.
(iii)    At any time with at least ten (10) Business Days prior delivery to Agent of an appropriately completed Payment Notification, Borrowers may prepay the Loan in whole but not in part (other than mandatory partial prepayments required under this Agreement); provided, however, that any such prepayment shall be accompanied by any prepayment and/or exit fees required under any Financing Document.
(iv)    Except as this Agreement may specifically provide otherwise, all prepayments of the Loan shall be applied by Agent to the Obligations in inverse order of maturity. The monthly payments required under Schedule 2.1(b) shall continue in the same amount (for so long as the Loan shall remain outstanding) notwithstanding any partial prepayment, whether mandatory or optional, of the Loan.
Section 2.2    Interest; Interest Calculations and Certain Fees.
(a)    From and following the Closing Date, except as expressly set forth in this Agreement, the Loan and the other Obligations shall bear interest at the sum of the LIBOR Rate plus the Applicable Margin. Interest on the Loan shall be paid in arrears on the first (1st) day of each month, commencing on February 1, 2014, and on the maturity of the Loan, whether by acceleration or otherwise. Interest on all other Obligations shall be payable upon demand.
(v)    The LIBOR Rate may be adjusted by Agent with respect to any Lender on a prospective basis to take into account (x) any additional or increased costs (other than Taxes) to such Lender of maintaining or obtaining any eurodollar deposits, (y) any Taxes imposed on such Lender (other than Non-Excluded Taxes and Excluded Taxes, in each case, to the extent addressed by Section 2.8) on its loans, loan principal, commitments or other obligations, or its deposits, reserves or other liabilities or capital attributable thereto, or (z) other increased costs (other than Taxes) affecting this Agreement or Loans made by such Lender, in each case, due to changes in applicable

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Law occurring subsequent to the commencement of the then applicable Interest Period, including changes in the reserve requirements imposed by the Board of Governors of the Federal Reserve System (or any successor), which additional or increased costs would increase the cost of funding loans bearing interest based upon the LIBOR Rate; provided, however, that notwithstanding anything in this Agreement to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “change in applicable Law”, regardless of the date enacted, adopted or issued. In any such event, the affected Lender shall give Borrowers and Agent notice of such a determination and adjustment and upon its receipt of the notice from the affected Lender, Borrowers may, by notice to such affected Lender (y) require such Lender to furnish to Borrowers a statement setting forth the basis for adjusting such LIBOR Rate and the method for determining the amount of such adjustment, or (z) repay the Loan bearing interest based upon the LIBOR Rate with respect to which such adjustment is made.
(vi)    In the event that any change in market conditions or any Law, or any change therein or in the interpretation of application thereof, shall at any time after the date hereof, in the reasonable opinion of any Lender, make it unlawful or impractical for such Lender to maintain the Loan bearing interest based upon the LIBOR Rate or to continue such maintaining, or to determine or charge interest rates at the LIBOR Rate, (x) such Lender shall give notice of such changed circumstances to Agent and Borrowers, (y) in the case of the Pro Rata Share of the Loan held by such Lender and then outstanding, the date specified in such Lender’s notice shall be deemed to be the last day of the Interest Period of such portion of the Loan, and interest upon such portion thereafter shall accrue interest at the Base Rate plus the Applicable Margin, and (z) such portion of the Loan shall continue to accrue interest at the Base Rate plus the Applicable Margin until such Lender determines that it would no longer be unlawful or impractical to maintain such Loan at the LIBOR Rate.
(vii)    Anything to the contrary contained herein notwithstanding, neither Agent nor any Lender is required actually to acquire eurodollar deposits to fund or otherwise match fund any Obligation as to which interest accrues based on the LIBOR Rate.
(b)    Fee Letter. Prior to or contemporaneous with Borrowers’ execution of this Agreement, Borrowers shall pay to Agent, for its own account and not for the benefit of any other Lenders, the fees provided for in the Fee Letter.
(c)    Reserved.
(d)    Audit Fees. Borrowers shall pay to Agent, for its own account and not for the benefit of any other Lenders, all reasonable fees and expenses in connection with audits of Borrowers’ and/or Operators’ books and records, audits, examinations, monitoring activity, regulatory desktop reviews, valuations or appraisals of the Collateral, audits of Borrowers’ and/or Operators’ compliance with applicable Laws and such other matters as Agent shall reasonably deem appropriate (including, without limitation, healthcare regulatory surveys), which shall be due and payable on the first Business Day of the month following the date of issuance by Agent of a written request for payment thereof to Borrowers; provided, however, that so long as no Event of Default has occurred and is continuing, Borrowers shall be

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liable for such fees and expenses for no more than one (1) such audit in any given calendar year in addition to any audits provided pursuant to the Affiliated Loan Agreement.
(e)    Wire Fees. Borrowers shall pay to Agent, for its own account and not for the account of any other Lenders, on written demand, any and all reasonable fees, costs or expenses which Agent pays to a bank or other similar institution (including, without limitation, any fees paid by Agent to any other Lender) arising out of or in connection with (i) the forwarding to Borrowers or any other Person on behalf of Borrowers, by Agent, of proceeds of the Loan made by any Lender to Borrowers pursuant to this Agreement, and (ii) the depositing for collection, by Agent, of any check or item of payment received or delivered to Agent on account of Obligations.
(f)    Late Charges. If payments of principal (other than a final installment of principal upon the Termination Date), interest due on the Obligations, or any other amounts due hereunder or under the other Financing Documents are not timely made and remain overdue for a period of five (5) days, Borrowers, without notice or demand by Agent, promptly shall pay to Agent, for its own account and not for the benefit of any other Lenders, as additional compensation to Agent in administering the Obligations, an amount equal to five percent (5.0%) of each delinquent payment.
(g)    Computation of Interest and Related Fees. All interest and fees under each Financing Document shall be calculated on the basis of a 360-day year for the actual number of days elapsed. The date of funding of the Loan shall be included in the calculation of interest. The date of payment of the Loan shall be excluded from the calculation of interest.
(h)    Automated Clearing House Payments. If Agent so elects, monthly payments of interest and principal shall be paid to Agent by Automated Clearing House debit of immediately available funds from the financial institution account designated by Borrower Representative in the Automated Clearing House debit authorization executed by Borrowers or Borrower Representative in connection with this Agreement, and shall be effective upon receipt. Borrowers shall execute any and all forms and documentation necessary from time to time to effectuate such automatic debiting. In no event shall any such payments be refunded to Borrowers.
Section 2.3    Notes. The portion of the Loan made by each Lender shall be evidenced, if so requested by such Lender, by one or more promissory notes executed by Borrowers on a joint and several basis in substantially the form of Exhibit D attached hereto (each, a “Note”) in an original principal amount (or, if more than one Note is issued to a Lender, in an aggregate original principal amount) equal to such Lender’s Pro Rata Share of the Loan Commitment.
Section 2.4    Reserves and Escrows.
(a)    General Reserve and Escrow Requirements. Borrowers agree to establish and maintain all of the reserves and escrows required in this Section 2.4. All sums so reserved or escrowed may be commingled with the general funds of Agent and no such sums shall be deemed to be held in trust for the benefit of Borrowers. Interest shall be payable on the funds reserved or escrowed pursuant to Sections 2.4(b), (c) and (d) at a rate or rate designated from time to time by Agent and which Agent, in good faith, determines to be comparable to the rates paid by commercial banks on commercial demand deposit accounts. All sums so reserved or escrowed shall be part of the Collateral and shall stand as additional security for all of the Obligations. If Agent at any time reasonably determines that the amount on deposit in any reserve or escrow pursuant to subsections (b) or (c) of this Section 2.4 is insufficient for its intended purposes, Borrowers shall, within ten (10) Business Days following notice from Agent, deposit

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such additional sums as may be reasonably required by Agent. In the event of any Event of Default by Borrowers under the terms of this Agreement or any other Financing Document, Agent may, at its discretion, apply amounts on hand in the reserves or escrows to cure such Event of Default. Upon demand of Agent, Borrowers shall replenish the applicable reserve or escrow to restore any sums so applied by Agent. Upon the occurrence of an Event of Default and/or the maturity of any portion of the Obligations, the moneys then remaining on deposit with Agent shall, at Agent’s option, be applied against the Obligations in such order and manner as Agent may elect or as may otherwise be required under this Agreement; provided, however, that upon the satisfaction of all Credit Exposure, Agent shall promptly deliver all moneys then remaining on deposit with Agent to Borrower Representative.
(b)    Real Property Taxes. At the time of and in addition to the monthly installments of principal and/or interest due under the Notes, Borrowers shall pay to Agent a sum equal to one-twelfth (1/12) of the amount reasonably estimated by Agent to be sufficient (when aggregated with an initial deposit to be designated by Agent and paid by Borrowers to Agent on the Closing Date or otherwise upon demand of Agent) to pay at least thirty (30) days before they become due and payable, all taxes, assessments and other similar charges levied against any portion of the Collateral constituting real property (collectively, the “Property Taxes”). In the event such real property or any portion thereof is part of a larger tract for purposes of taxation and assessments, Agent may require the Borrowers to have the real property taxed and assessed as a separate parcel or separate parcels, or, in the alternative, to make the deposits required under this section based upon the taxation and assessment of the larger tract. So long as no Event of Default exists hereunder, Agent shall apply the escrow sums to pay the Property Taxes. Except as set forth in the preceding sentence, the obligation of Borrowers to pay the Property Taxes is not affected or modified by the provisions of this paragraph.
(c)    Insurance Premiums. At the time of and in addition to the monthly installments of principal and/or interest due under the Notes, Borrowers shall pay to Agent a sum equal to one-twelfth (1/12) of the amount reasonably estimated by Agent to be sufficient (when aggregated with an initial deposit to be designated by Agent and paid by Borrower to Agent on the Closing Date) to be held by Agent in an insurance reserve (“Insurance Reserve”) to pay at least thirty (30) days before they become due and payable all insurance premiums and other similar charges in connection with the insurance required to be carried by Borrowers pursuant to this Agreement or the other Financing Documents (collectively, the “Insurance Premiums”). So long as no Event of Default exists hereunder, the funds contained in the Insurance Reserve shall be utilized to reimburse Borrowers solely for Insurance Premiums related to the Projects. Upon request by Borrower’s Representative, Agent shall provide Borrowers with the amounts deposited by Borrowers pursuant to this Section 2.4(c) so that such amounts may be used (in addition to other funds provided by Parent or any other Person) to pay the amount of such insurance premiums payable by Parent prior to the due date therefor. Except as set forth in the preceding sentence, Agent may apply the sums to pay the Insurance Premiums. The obligation of Borrowers to pay the Insurance Premiums is not affected or modified by the provisions of this section. Notwithstanding the foregoing, if the insurance premiums are paid via a premium financing arrangement to which Agent has given its written consent, which consent shall not be unreasonably withheld or delayed, then (i) the amount to be escrowed with Agent at any given time in respect of such Insurance Premiums shall be three months of payments under the premium finance arrangement, (ii) Borrowers shall tender to Agent each month (on such schedule as Agent shall reasonably request) evidence that Borrowers (or the owner of the policy if Borrowers share in a blanket policy) has paid the applicable premium finance amount due for the preceding month, and (iii) Agent shall have no obligation to remit such escrowed sums in payment of the premium finance amounts. Lenders and Agent acknowledge that the insurance required to be maintained by Borrowers pursuant to this Agreement and the other Financing Documents is maintained through corporate policies of Parent and such insurance insures Persons and property in addition to Borrowers and the Projects.

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Accordingly, Insurance Premiums, as defined above, shall only be that portion of the applicable insurance premiums that are allocated to the Borrowers or to the Projects, in each case, by Parent or the applicable insurer, provided, however, that such insurance premiums shall be allocated on a consistent basis in accordance with commercially reasonable standards for business entities similarly situated in the industry.
(d)    Capital Replacement Reserve. At the time of and in addition to the monthly installments of principal and/or interest due under any of the Notes, Borrowers shall pay to Agent monthly deposits in the amount of $29.16 multiplied by the number of In Service Beds at each Project (provided that the aggregate number of all In Service Beds shall in no event be less than 1,210 as reduced to the reflect the number of beds located at a Project released pursuant to Section 2.11) to be held by Agent in a capital replacement reserve (“Capital Replacement Reserve”). So long as no Event of Default exists hereunder, the funds contained in the Capital Replacement Reserve shall be utilized to reimburse Borrowers solely for capital improvements approved in advance by Agent in writing, which approval shall not be unreasonably withheld or delayed. Upon written request from Borrowers and satisfaction of the requirements set forth in this Section 2.4(d), Agent shall disburse to Borrowers amounts from the Capital Replacement Reserve necessary to cover the actual approved costs of the applicable improvements. In the event that any Borrower has not previously paid such amounts to the applicable supplier, materialman, subcontractor or other party to whom payment is due, then Agent may elect to issue checks, payable to such supplier, materialman, subcontractor or other party to whom payment is due, or to such Borrower, to reimburse such Borrower for the actual cost of such improvement. Each request for disbursement from the Capital Replacement Reserve shall include (i) the specific improvements for which the disbursement is requested, (ii) the quantity and price of each item purchased, if the improvement includes the purchase or replacement of specific items, (iii) the price of all materials (grouped by type or category) used in any improvement other than the purchase or replacement of specific items, and (iv) the cost of all contracted labor or other services applicable to each improvement for which such request for disbursement is made. Each request for disbursement shall include (A) copies of invoices for all items or materials purchased and all contracted labor or services provided, (B) if requested by Agent, to the extent a lien could be filed with respect thereto, a lien waiver for such item or material purchased or contracted labor or services provided, as applicable, and (C) evidence reasonably satisfactory to Agent of payment of all such amounts unless Agent has elected to make such payment directly to the applicable supplier, materialman, subcontractor or other party to whom payment is due.
(e)    Principal Reserve. So long as no Event of Default has occurred and is continuing, Agent shall hold the Principal Prepayment and the Partial Release Payments received from Borrowers by Agent in a principal reserve (the “Principal Reserve”) and not apply such payments to the outstanding Obligations to the extent that the funds in the Principal Reserve do not exceed $10,000,000 at any time. If Borrowers irrevocably request in writing to Agent that all or any portion of the funds held by Agent in the Principal Reserve be applied to the outstanding Obligations, Agent shall promptly apply the requested amount from the Principal Reserve to pay the outstanding Obligations. In the event that amounts are applied from the Principal Reserve to pay the outstanding Obligations, Borrowers shall pay the pro rata portion of the Exit Fee due in respect of such payment pursuant to the Fee Letter.
Section 2.5    General Provisions Regarding Payment; Loan Account.
(a)    All payments to be made by each Borrower under any Financing Document, including payments of principal and interest made hereunder and pursuant to any other Financing Document, and all fees, expenses, indemnities and reimbursements, shall be made without set-off, recoupment or counterclaim, in lawful money of the United States and in immediately available funds. If any payment hereunder becomes due and payable on a day other than a Business Day, such payment shall

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be extended to the next succeeding Business Day and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension (it being understood and agreed that, solely for purposes of calculating financial covenants and computations contained herein and determining compliance therewith, if payment is made, in full, on any such extended due date, such payment shall be deemed to have been paid on the original due date without giving effect to any extension thereto). Any payments received in the Payment Account before 2:00 PM (Eastern time) on any date shall be deemed received by Agent on such date, and any payments received in the Payment Account after 2:00 PM (Eastern time) on any date shall be deemed received by Agent on the next succeeding Business Day.
(b)    Agent shall maintain a loan account (the “Loan Account”) on its books to record Loan and other extensions of credit made by the Lenders hereunder or under any other Financing Document, and all payments thereon made by each Borrower. All entries in the Loan Account shall be made in accordance with Agent’s customary accounting practices as in effect from time to time. The balance in the Loan Account, as recorded in Agent’s books and records at any time shall be conclusive and binding evidence of the amounts due and owing to Agent by each Borrower absent manifest error; provided, however, that any failure to so record or any error in so recording shall not limit or otherwise affect any Borrower’s duty to pay all amounts owing hereunder or under any other Financing Document. Agent shall endeavor to provide Borrowers with a monthly statement regarding the Loan Account (but neither Agent nor any Lender shall have any liability if Agent shall fail to provide any such statement). Unless any Borrower notifies Agent of any objection to any such statement received by Borrowers (specifically describing the basis for such objection) within ninety (90) days after the date of receipt thereof, it shall be deemed final, binding and conclusive upon Borrowers in all respects as to all matters reflected therein.
Section 2.6    Maximum Interest. In no event shall the interest charged with respect to the Loan or any other Obligations of any Borrower under any Financing Document exceed the maximum amount permitted under the Laws of the State of Maryland or of any other applicable jurisdiction. Notwithstanding anything to the contrary herein or elsewhere, if at any time the rate of interest payable hereunder or under any Note or other Financing Document (the “Stated Rate”) would exceed the highest rate of interest permitted under any applicable Law to be charged (the “Maximum Lawful Rate”), then for so long as the Maximum Lawful Rate would be so exceeded, the rate of interest payable shall be equal to the Maximum Lawful Rate; provided, however, that if at any time thereafter the Stated Rate is less than the Maximum Lawful Rate, each Borrower shall, to the extent permitted by Law, continue to pay interest at the Maximum Lawful Rate until such time as the total interest received is equal to the total interest which would have been received had the Stated Rate been (but for the operation of this provision) the interest rate payable. Thereafter, the interest rate payable shall be the Stated Rate unless and until the Stated Rate again would exceed the Maximum Lawful Rate, in which event this provision shall again apply. In no event shall the total interest received by any Lender exceed the amount which it could lawfully have received had the interest been calculated for the full term hereof at the Maximum Lawful Rate. If, notwithstanding the prior sentence, any Lender has received interest hereunder in excess of the Maximum Lawful Rate, such excess amount shall be applied to the reduction of the principal balance of the Loan or to other amounts (other than interest) payable hereunder, and if no such principal or other amounts are then outstanding, such excess or part thereof remaining shall be paid to Borrowers. In computing interest payable with reference to the Maximum Lawful Rate applicable to any Lender, such interest shall be calculated at a daily rate equal to the Maximum Lawful Rate divided by the number of days in the year in which such calculation is made.
Section 2.7    Appointment of Borrower Representative. Each Borrower hereby designates Borrower Representative as its representative and agent on its behalf for the purposes of giving instructions with respect to the disbursement of the proceeds of the Loan, giving and receiving all other notices and consents hereunder or under any of the other Financing Documents and taking all other actions (including

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in respect of compliance with covenants) on behalf of any Borrower or Borrowers under the Financing Documents. Borrower Representative hereby accepts such appointment. Notwithstanding anything to the contrary contained in this Agreement, no Borrower other than Borrower Representative shall be entitled to take any of the foregoing actions. The proceeds of the Loan made hereunder shall be advanced to the Borrower Representative or to the Borrower or Borrowers identified by the Borrower Representative and shall be used by the applicable Borrower in its business (for the purposes provided in this Agreement). If the Borrower Representative has not identified a Borrower to whom such advance is to be made, it shall be deemed to be immediately advanced by Borrower Representative to the appropriate other Borrower hereunder as an intercompany loan (collectively, “Intercompany Loans”). Borrowers shall maintain accurate books and records with respect to all Intercompany Loans and all repayments thereof. Agent and each Lender may regard any notice or other communication pursuant to any Financing Document from Borrower Representative as a notice or communication from all Borrowers, and may give any notice or communication required or permitted to be given to any Borrower or all Borrowers hereunder to Borrower Representative on behalf of such Borrower or all Borrowers. Each Borrower agrees that each notice, election, representation and warranty, covenant, agreement and undertaking made on its behalf by Borrower Representative shall be deemed for all purposes to have been made by such Borrower and shall be binding upon and enforceable against such Borrower to the same extent as if the same had been made directly by such Borrower.
Section 2.8    Non-Excluded Taxes; Capital Adequacy.
(a)    All payments of principal and interest on the Loan and all other amounts payable hereunder shall be made free and clear of and without deduction for any Taxes, except as required by applicable Law. If any withholding or deduction of Taxes from any payment to be made by, or on behalf of any Borrower hereunder is required in respect of any Taxes pursuant to any applicable Law, then Borrowers will: (i) timely pay directly to the relevant Governmental Authority the full amount required to be so withheld or deducted; (ii) as soon as practicable after such payment, forward to Agent an official receipt or other documentation reasonably satisfactory to Agent evidencing such payment to such Governmental Authority and (iii) with respect to any such Tax that is a Non-Excluded Tax, Borrowers shall pay to Agent for the account of the applicable Recipient such additional amount or amounts as is necessary to ensure that the net amount actually received by such Recipient will equal the full amount it would have received had no such withholding or deduction been required.
(b)    (1)    Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Financing Document shall deliver to Borrower Representative and Agent, at the time or times reasonably requested by Borrower Representative or Agent, such properly completed and executed documentation reasonably requested by Borrower Representative or Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by Borrower Representative or Agent, shall deliver such other documentation prescribed by applicable Law or reasonably requested by Borrower Representative or Agent as will enable Borrower Representative or Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the two preceding sentences, the completion, execution and submission of such documentation (other than documentation set forth in clauses (b)(ii)(A), (b)(ii)(B) and (b)(ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

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(i)    Without limiting the generality of the foregoing,
(A)    any Lender that is a U.S. Person shall deliver to Borrower Representative and Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of Borrower Representative or Agent), executed originals of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding;
(B)    any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to Borrower Representative and Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of Borrower Representative or Agent), whichever of the following is applicable: (x) IRS Forms W-8ECI (claiming exemption from U.S. withholding tax because the income is effectively connected with a U.S. trade or business), W-8BEN (claiming exemption from, or a reduction of, U.S. withholding tax under an income tax treaty) and/or W-8IMY (including IRS Forms W-8BEN or W-8ECI with respect to each beneficial owner) or any successor forms, and (y) in the case of a Foreign Lender claiming the benefits of the exemption under Sections 871(h) or 881(c) of the Code, IRS Form W-8BEN (claiming exemption from U.S. withholding tax under the portfolio interest exemption) or any successor form and a certificate substantially in the form of Exhibit E that such Foreign Lender is not (1) a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (2) a “10 percent shareholder” of any Borrower within the meaning of Section 881(c)(3)(B) of the Code or (3) a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”).
(C)    any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to Borrower Representative and Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of Borrower Representative or Agent), executed originals of any other form prescribed by applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable Law to permit Borrower Representative or Agent to determine the withholding or deduction required to be made; and
(D)    if a payment made to a Lender under any Financing Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to Borrower Representative and Agent at the time or times prescribed by Law and at such time or times reasonably requested by Borrower Representative or Agent such documentation prescribed by applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by Borrower Representative or Agent as may be necessary for Borrowers and Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

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Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify Borrower Representative and Agent in writing of its legal inability to do so. For purposes of Sections 2.8(a) and (b), the term “applicable Law” includes FATCA.
(c)    Borrowers shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Agent timely reimburse it for the payment of any Other Taxes.
(d)    Borrowers shall jointly and severally indemnify each Recipient, within ten (10) days after demand therefor, for the full amount of any Non-Excluded Taxes (including Non-Excluded Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Non-Excluded Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrowers by a Lender (with a copy to the Agent), or by the Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.
(e)    If any Recipient determines, in its sole discretion exercised in good faith, that it is entitled to a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.8 (including by the payment of additional amounts pursuant to this Section 2.8), it shall pay to Borrowers an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Borrowers, upon the request of such Recipient, shall repay to such Recipient the amount paid over pursuant to this paragraph (e) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such Recipient is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (e), in no event will a Recipient be required to pay any amount to any Borrower pursuant to this paragraph (e) the payment of which would place such Recipient in a less favorable net after-tax position than the Recipient would have been in if the Tax subject to the indemnification and giving rise to the refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any Recipient to make available its tax returns (or any other information relating to its Taxes that it deems confidential) to Borrowers or any other Person.
(f)    If any Lender (with respect to that portion of the Loan held by such Lender) shall determine in its commercially reasonable judgment that the adoption or taking effect of, or any change in, any applicable Law regarding capital adequacy, in each instance, after the Closing Date, or any change after the Closing Date in the interpretation, administration or application thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation, administration or application thereof, or the compliance by any Lender or any Person controlling such Lender with any request, guideline or directive regarding capital adequacy (whether or not having the force of Law) of any such Governmental Authority, central bank or comparable agency adopted or otherwise taking effect after the Closing Date, has or would have the effect of reducing the rate of return on such Lender’s or such controlling Person’s capital as a consequence of such Lender’s obligations hereunder to a level below that which such Lender or such controlling Person could have achieved but for such adoption, taking effect, change, interpretation, administration, application or compliance (taking into consideration such Lender’s or such controlling Person’s policies with respect to capital adequacy) then from time to time, within ten (10) Business Days following written demand by such Lender (which demand shall be accompanied by a statement setting forth

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the basis for such demand and a calculation of the amount thereof in reasonable detail, a copy of which shall be furnished to Agent), Borrowers shall promptly pay to such Lender such additional amount as will compensate such Lender or such controlling Person for such reduction so long as such amounts have accrued on or after the day which is one hundred eighty (180) days prior to the date on which such Lender first made demand therefor; provided, however, that notwithstanding anything in this Agreement to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “change in applicable Law”, regardless of the date enacted, adopted or issued.
(g)    If any Lender requires compensation under Section 2.8(f), or requires any Borrower to pay any Non-Excluded Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.8(a), then, upon the written request of Borrower Representative, such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loan hereunder or to assign its rights and obligations hereunder (subject to the terms of this Agreement) to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or materially reduce amounts payable pursuant to any such subsection, as the case may be, in the future, and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender (as determined in its reasonable discretion). Borrowers hereby agree to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.
Section 2.9    Joint and Several Liability; Rights of Contribution; Subordination and Subrogation.
(a)    Borrowers are defined collectively to include all Persons named as one of the Borrowers herein; provided, however, that any references herein to “any Borrower”, “each Borrower” or similar references, shall be construed as a reference to each individual Person named as one of the Borrowers herein. Each Person so named shall be jointly and severally liable for all of the obligations of Borrowers under this Agreement. Each Borrower, individually, expressly understands, agrees and acknowledges, that the credit facilities would not be made available on the terms herein in the absence of the collective credit of all of the Persons named as the Borrowers herein, the joint and several liability of all such Persons, and the cross-collateralization of the collateral of all such Persons. Accordingly, each Borrower individually acknowledges that the benefit to each of the Persons named as one of the Borrowers as a whole constitutes reasonably equivalent value, regardless of the amount of the credit facilities actually borrowed by, advanced to, or the amount of collateral provided by, any individual Borrower. In addition, each entity named as one of the Borrowers herein hereby acknowledges and agrees that all of the representations, warranties, covenants, obligations, conditions, agreements and other terms contained in this Agreement shall be applicable to and shall be binding upon and measured and enforceable individually against each Person named as one of the Borrowers herein as well as all such Persons when taken together. By way of illustration, but without limiting the generality of the foregoing, the terms of Section 11.1 of this Agreement are to be applied to each individual Person named as one of the Borrowers herein (as well as to all such Persons taken as a whole), such that the occurrence of any of the events described in Section 11.1 of this Agreement as to any Person named as one of the Borrowers herein shall constitute an Event of Default even if such event has not occurred as to any other Persons named as the Borrowers or as to all such Persons taken as a whole.

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(b)    Notwithstanding any provisions of this Agreement to the contrary, it is intended that the joint and several nature of the liability of each Borrower for the Obligations and the Liens granted by Borrowers to secure the Obligations, not constitute a Fraudulent Conveyance (as defined below). Consequently, Agent, Lenders and each Borrower agree that if the liability of a Borrower for the Obligations, or any Liens granted by such Borrower securing the Obligations would, but for the application of this sentence, constitute a Fraudulent Conveyance, the liability of such Borrower and the Liens securing such liability shall be valid and enforceable only to the maximum extent that would not cause such liability or such Lien to constitute a Fraudulent Conveyance, and the liability of such Borrower and this Agreement shall automatically be deemed to have been amended accordingly. For purposes hereof, the term “Fraudulent Conveyance” means a fraudulent conveyance under Section 548 of Chapter 11 of Title 11 of the Bankruptcy Code or a fraudulent conveyance or fraudulent transfer under the applicable provisions of any fraudulent conveyance or fraudulent transfer Law or similar Law of any state, nation or other governmental unit, as in effect from time to time.
(c)    Agent is hereby authorized, without notice or demand (except as otherwise specifically required under this Agreement) and without affecting the liability of any Borrower hereunder, at any time and from time to time, to (i) renew, extend or otherwise increase the time for payment of the Obligations; (ii) with the written agreement of any Borrower, change the terms relating to the Obligations or otherwise modify, amend or change the terms of any Note or other agreement, document or instrument now or hereafter executed by any Borrower and delivered to Agent for any Lender; (iii) accept partial payments of the Obligations; (iv) take and hold any Collateral for the payment of the Obligations (including, without limitation, for the payment of any guaranties of the Obligations) and exchange, enforce, waive and release any such Collateral; (v) apply any such Collateral and direct the order or manner of sale thereof as Agent, in its sole discretion, may determine; and (vi) settle, release, compromise, collect or otherwise liquidate the Obligations and any Collateral therefor in any manner, all surety defenses being hereby waived by each Borrower. Except as specifically provided in this Agreement or any of the other Financing Documents, Agent shall have the exclusive right to determine the time and manner of application of any payments or credits, whether received from any Borrower or any other source, and such determination shall be binding on all Borrowers. All such payments and credits may be applied, reversed and reapplied, in whole or in part, to any of the Obligations that Agent shall determine, in its sole discretion, without affecting the validity or enforceability of the Obligations of the other Borrowers.
(d)    Each Borrower hereby agrees that, except as hereinafter provided, its obligations hereunder shall be unconditional, irrespective of (i) the absence of any attempt to collect the Obligations from any obligor or other action to enforce the same; (ii) the waiver or consent by Agent with respect to any provision of any instrument evidencing the Obligations, or any part thereof, or any other agreement heretofore, now or hereafter executed by a Borrower and delivered to Agent; (iii) failure by Agent to take any steps to perfect and maintain its security interest in, or to preserve its rights to, any security or collateral for the Obligations; (iv) the institution of any proceeding under the Bankruptcy Code, or any similar proceeding, by or against a Borrower or Agent’s election in any such proceeding of the application of Section 1111(b)(2) of the Bankruptcy Code; (v) any borrowing or grant of a security interest by a Borrower as debtor-in-possession, under Section 364 of the Bankruptcy Code; (vi) the disallowance, under Section 502 of the Bankruptcy Code, of all or any portion of Agent’s claim(s) for repayment of any of the Obligations; or (vii) any other circumstance other than payment in full of the Obligations which might otherwise constitute a legal or equitable discharge or defense of a guarantor or surety.
(e)    The Borrowers hereby agree, as between themselves, that to the extent that Agent, on behalf of Lenders, shall have received from any Borrower any Recovery Amount (as defined below), then the paying Borrower shall have a right of contribution against each other Borrower in an amount

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equal to such other Borrower’s contributive share of such Recovery Amount; provided, however, that in the event any Borrower suffers a Deficiency Amount (as defined below), then the Borrower suffering the Deficiency Amount shall be entitled to seek and receive contribution from and against the other Borrowers in an amount equal to the Deficiency Amount; and provided further, that in no event shall the aggregate amounts so reimbursed by reason of the contribution of any Borrower equal or exceed an amount that would, if paid, constitute or result in Fraudulent Conveyance. Until all Obligations have been paid and satisfied in full (other than Contingent Obligations hereunder to the extent that no such claims have been made as of the date thereof or the known existence of a claim reasonably likely to be asserted with respect thereto), no payment made by or for the account of a Borrower including, without limitation, (i) a payment made by such Borrower on behalf of the liabilities of any other Borrower, or (ii) a payment made by any other Guarantor under any Guarantee, shall entitle such Borrower, by subrogation or otherwise, to any payment from such other Borrower or from or out of such other Borrower’s property. The right of each Borrower to receive any contribution under this Section 2.9(e) or by subrogation or otherwise from any other Borrower shall be subordinate in right of payment to the Obligations and such Borrower shall not exercise any right or remedy against such other Borrower or any property of such other Borrower by reason of any performance of such Borrower of its joint and several obligations hereunder, until the Obligations have been paid and satisfied in full (other than Contingent Obligations hereunder to the extent that no such claims have been made as of the date thereof or the known existence of a claim reasonably likely to be asserted with respect thereto), and no Borrower shall exercise any right or remedy with respect to this Section 2.9(e) until the Obligations have been paid and satisfied in full (other than Contingent Obligations hereunder to the extent that no such claims have been made as of the date thereof or the known existence of a claim reasonably likely to be asserted with respect thereto). As used in this Section 2.9(e), the term “Recovery Amount” means the amount of proceeds received by or credited to Agent from the exercise of any remedy of the Lenders under this Agreement or the other Financing Documents, including, without limitation, the sale of any Collateral. As used in this Section 2.9(e), the term “Deficiency Amount” means any amount that is less than the entire amount a Borrower is entitled to receive by way of contribution or subrogation from, but that has not been paid by, the other Borrowers in respect of any Recovery Amount attributable to the Borrower entitled to contribution, until the Deficiency Amount has been reduced to zero through contributions and reimbursements made under the terms of this Section 2.9(e) or otherwise.
Section 2.10    Cash Management.
(a)    Borrowers shall cause all Operators to pay or direct all rents and other payments due under the Operating Leases that will be applied to make payments due hereunder directly to the Payment Account. Borrowers shall not accept from any Operator any cash payment of rent or other sums due under an Operating Lease, and any cash payments so received by Borrowers shall be deemed held in trust for the benefit of Agent and Lenders, shall be paid over to Agent immediately upon receipt and shall not be commingled with any other monies of Borrowers.
(b)    Borrowers acknowledge and agree that compliance with the terms of this Section 2.10 by Borrowers is essential, and that Lenders will suffer immediate and irreparable injury and have no adequate remedy at law, if Borrowers fail to comply with the terms of this Section 2.10. Accordingly, in addition to all other rights and remedies of Agent and Lenders hereunder, Agent shall have the right to seek specific performance of the Borrowers’ obligations under this Section, and any other equitable relief as Agent may deem necessary or appropriate, and Borrowers waive any requirement for the posting of a bond in connection with such equitable relief.
Section 2.11    Release of Liens as to Certain Projects. In the event a Project is the subject of a proposed Permitted Sale or Refinancing, Agent will cause the Liens of the Financing Documents to be

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released as to such Project (“Release”); provided, however, that each of the following minimum conditions is satisfied:
(a)    Borrowers shall have given Agent no less than thirty (30) days’ prior written notice of the proposed closing date of such Permitted Sale or Refinancing (provided that the anticipated price, loan amounts and other terms set forth in such notice may change so long as the conditions set forth herein are satisfied);
(b)    unless Agent consents to the closing of such Permitted Sale or Refinancing in its sole and absolute discretion, no Default or Event of Default shall have occurred and be continuing as of the closing date of, and after giving effect to, such Permitted Sale or Refinancing, and Agent shall have received a Compliance Certificate to that effect;
(c)    after giving effect to such Permitted Sale or Refinancing (including the release of such Project and the prepayment required in connection therewith) and determined as of the last day of the most recent calendar month ending immediately prior to the Permitted Sale or Refinancing, (i) the pro forma Debt Yield Percentage is equal to or greater than: (y) 15.00% if, after taking into account such release, the outstanding Obligations are equal to or greater than $30,000,000, (y) 16.00%, if, after taking into account such release, the outstanding Obligations are less than $30,000,000, or (z) 16.50%, if, after taking into account such release, the outstanding Obligations are less than $20,000,000, and (ii) the pro forma Debt Service Coverage Ratio is not less than 1.40 to 1.00, each as reasonably determined by Agent;
(d)    after giving effect to such Permitted Sale or Refinancing on a prospective basis (including the release of such Project and the prepayment required in connection therewith), the Borrowers and remaining Projects will be in compliance with all covenants to the reasonable satisfaction of Agent;
(e)    after giving effect to such Permitted Sale or Refinancing, there shall be no less than two (2) Projects constituting Collateral hereunder;
(f)    after giving effect to such Permitted Sale or Refinancing, the outstanding Obligations shall not be less than $15,000,000;
(g)    in the event that there are three (3) or fewer Projects constituting Collateral hereunder, the ratio of the Obligations to the then appraised value (based upon current MAI appraisals obtained by Agent solely at Borrowers’ expense) of the remaining Projects after taking into account such release) shall in no event be greater than 75%;
(h)    Borrowers shall have paid all costs and expenses incurred by Agent in connection with any request for a release pursuant to this Section 2.11;
(i)    since the Closing Date, no material adverse change shall have occurred with respect to all of the remaining Projects, Borrowers and Operators, taken as a whole;
(j)    Borrowers shall, at their expense, obtain date down or modification endorsements (including, without limitation, T-38 endorsements) to Agent’s title insurance policies in respect of the remaining Projects, in form and substance reasonably acceptable to Agent; and
(k)    unless otherwise approved by Agent, in its sole and absolute discretion, Borrowers shall make a payment (such payment, a “Principal Prepayment”) to Agent in an amount equal to the Net Proceeds of such Permitted Sale or Refinancing, which amounts shall, at the option of the Borrowers

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elected on or prior to the date of such release, be applied as a prepayment of the outstanding Obligations or held by Agent in the Principal Reserve. If such Principal Prepayment is applied to the prepayment of the outstanding Obligations, Borrowers shall also pay the Exit Fee required to be paid with respect to such payment.
For the purpose of this Section 2.11, the term “Net Proceeds” means the gross sale or refinancing proceeds from such Project less reasonable and customary transactions costs, including bona fide third-party brokerage commissions, reasonable attorneys’ fees and costs, and title and survey charges. In the event that Borrowers fail to satisfy the covenants in Section 2.11(c), Borrower may elect to pay an amount equal to the Partial Release Payment (as defined below), which amounts shall, at the option of the Borrowers elected in the notice delivered in Section 2.11(a) above, be applied as a prepayment of the outstanding principal balance of the Loan or held by Agent in the Principal Reserve. Such election shall be made on or prior to date of such Release. The “Partial Release Prepayment” shall be an amount which will not exceed an amount which, if applied against the outstanding principal balance of the Loan, would be sufficient to satisfy the covenant in Section 2.11(c) for the applicable quarter as of the last calculation date, calculating the outstanding principal balance of the Loan after giving effect to any prepayment actually made.
Section 2.12    Termination; Restriction on Termination.
(a)    Termination by Lenders. In addition to the rights set forth in Section 11.2, Agent may, and at the direction of Required Lenders shall, terminate this Agreement without notice upon or after the occurrence and during the continuance of an Event of Default.
(b)    Termination by Borrowers. Upon at least ten (10) Business Days’ prior written notice to Agent and Lenders, Borrowers may, at their option, terminate this Agreement; provided, however, that no such termination shall be effective until Borrowers have paid all amounts due to Agent and Lenders under the Financing Documents subject to the terms and conditions set forth herein, including, without limitation, all Obligations under the Fee Letter. Borrowers may elect to terminate this Agreement in its entirety only. No section of this Agreement may be terminated singly.
(c)    Effectiveness of Termination. All of the Obligations shall be immediately due and payable upon the Termination Date. All undertakings, agreements, covenants, warranties and representations of Borrowers contained in the Financing Documents shall survive any such termination and Agent shall retain its Liens in the Collateral and Agent and each Lender shall retain all of its rights and remedies under the Financing Documents notwithstanding such termination until all Obligations have been discharged or paid, in full (other than Contingent Obligations hereunder to the extent that no such claims have been made as of the date thereof or the known existence of a claim reasonably likely to be asserted with respect thereto), in immediately available funds, including, without limitation, all Obligations under the Fee Letter and under Section 2.2(c).
ARTICLE 3    – REPRESENTATIONS AND WARRANTIES
To induce Agent and Lenders to enter into this Agreement and to make the Loan and other credit accommodations contemplated hereby, each Borrower hereby represents and warrants to Agent and each Lender that:
Section 3.1    Existence and Power. Each Credit Party is an entity as specified on Schedule 3.1, is duly organized, validly existing and in good standing under the Laws of the jurisdiction specified on Schedule 3.1 and no other jurisdiction, has the same legal name as it appears in such Credit Party’s

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Organizational Documents and an organizational identification number (if any), in each case as specified on Schedule 3.1, and has all powers and all Permits necessary or desirable in the operation of its business as presently conducted or as proposed to be conducted, except where the failure to have such Permits could not reasonably be expected to have a Material Adverse Effect. Each Credit Party is qualified to do business as a foreign entity in each jurisdiction in which it is required to be so qualified, which jurisdictions as of the Closing Date are specified on Schedule 3.1, except where the failure to be so qualified could not reasonably be expected to have a Material Adverse Effect. Except as set forth on Schedule 3.1, no Credit Party (a) has had, over the five (5) year period preceding the Closing Date, any name other than its current name, or (b) was incorporated or organized under the Laws of any jurisdiction other than its current jurisdiction of incorporation or organization.
Section 3.2    Organization and Governmental Authorization; No Contravention. The execution, delivery and performance by each Credit Party of the Operative Documents to which it is a party (a) are within its powers, (b) have been duly authorized by all necessary action pursuant to its Organizational Documents, (c) as of the Closing Date, require no further action by or in respect of, or material filing with, any Governmental Authority, other than notices to be filed in the Ordinary Course of Business, (d) do not violate, conflict with or cause a breach or a default under any of the Organizational Documents of any Credit Party, and (e) do not violate, conflict with or cause a breach or a default under (i) any Law applicable to any Credit Party or (ii) any agreement or instrument binding upon it, except for such violations, conflicts, breaches or defaults as could not, with respect to this clause (e), reasonably be expected to have a Material Adverse Effect.
Section 3.3    Binding Effect. Each of the Operative Documents to which any Credit Party is a party constitutes a valid and binding agreement or instrument of such Credit Party, enforceable against such Credit Party in accordance with its respective terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar Laws relating to the enforcement of creditors’ rights generally and by general equitable principles.
Section 3.4    Capitalization. The authorized equity securities of each of the Borrowers as of the Closing Date is as set forth on Schedule 3.4. All issued and outstanding equity securities of each of the Borrowers are duly authorized and validly issued, fully paid, nonassessable, free and clear of all Liens other than those existing as of the Closing Date granted pursuant to the Existing Credit Agreement, and such equity securities were issued in compliance in all material respects with all applicable Laws. The identity of the holders of the equity securities of each of the Borrowers and the percentage of their fully-diluted ownership of the equity securities of each of the Borrowers as of the Closing Date is set forth on Schedule 3.4. No shares of the capital stock or other equity securities of any Borrower, other than those described above, are issued and outstanding as of the Closing Date. Except as set forth on Schedule 3.4, as of the Closing Date there are no preemptive or other outstanding rights, options, warrants, conversion rights or similar agreements or understandings for the purchase or acquisition from any Credit Party (other than Parent) of any equity securities of any such entity.
Section 3.5    Financial and Project Information. Each of (a) the audited financial statements of Parent and its Subsidiaries for fiscal year 2012, (b) the unaudited financial statements of Parent and its Subsidiaries for the fiscal quarter ending on September 30, 2013, and (c) the summary profit and loss statements of Operators for each of the Projects for the twelve (12) month period ending September 30, 2013, fairly present, in all material respects, the financial condition of Parent and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated, subject (in the case of unaudited financial statements to changes resulting from audit and normal year-end adjustments and the absence of footnotes). All information delivered to Agent by or on behalf of any Credit Party and

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pertaining to the financial, physical or other condition or aspect of the Project (excluding any projections or pro forma financial information) is true and correct in all material respects as of such date and as of the date hereof. Since September 30, 2013, no event or change has occurred that has resulted in or evidences, either in any case or in the aggregate, a Material Adverse Effect.
Section 3.6    Litigation. Except as set forth on Schedule 3.6 as of the Closing Date, and except as hereafter disclosed to Agent in writing required pursuant to Section 4.9, there is no Litigation pending against, or to such Borrower’s knowledge threatened against any Credit Party or any Project that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect or which in any manner draws into question the validity of any of the Operative Documents.
Section 3.7    Ownership of Property. Each Borrower has (a) good, marketable and legal title to (in the case of fee interests in real property), (b) valid leasehold interests in (in the case of leasehold interests in personal property), or (c) good title to (in the case of all other personal property), all properties and other assets (real or personal, tangible, intangible or mixed) purported or reported to be owned or leased (as the case may be) by such Borrower, in each case except for assets disposed as permitted hereunder.
Section 3.8    No Default. No Event of Default, or to such Borrower’s knowledge, Default, has occurred and is continuing. No Credit Party is in breach or default under or with respect to any contract, agreement, lease or other instrument to which it is a party or by which its property is bound or affected, which breach or default could reasonably be expected to have a Material Adverse Effect.
Section 3.9    Labor Matters. As of the Closing Date, (a) there are no strikes or other labor disputes pending or, to any Borrower’s knowledge, threatened against any Credit Party; (b) hours worked and payments made to the employees of the Credit Parties have not been in violation of the Fair Labor Standards Act or any other applicable Law dealing with such matters; and (c) all payments due from the Credit Parties or for which any claim may be made against any of them, on account of wages and employee and retiree health and welfare insurance and other benefits have been paid or accrued as a liability on their books, as the case may be, in each case, that could reasonably be expected to result in Material Adverse Effect. The consummation of the transactions contemplated by the Financing Documents and the other Operative Documents will not give rise to a right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which any Credit Party is a party or by which any Credit Party is bound.
Section 3.10    Regulated Entities. No Credit Party is an “investment company” or a company “controlled” by an “investment company” or a “subsidiary” of an “investment company,” all within the meaning of the Investment Company Act of 1940.
Section 3.11    Margin Regulations. None of the proceeds from the Loan have been or will be used, directly or indirectly, for the purpose of purchasing or carrying any “margin stock” (as defined in Regulation U of the Federal Reserve Board), for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry any “margin stock” or for any other purpose which might cause any of the Loan to be considered a “purpose credit” within the meaning of Regulation T, U or X of the Federal Reserve Board.

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Section 3.12    Compliance with Laws; Anti-Terrorism Laws.
(a)    Each Credit Party is in compliance with the requirements of all applicable Laws, except for such Laws the noncompliance with which could not reasonably be expected to have a Material Adverse Effect.
(b)    None of the Credit Parties and, to the knowledge of such Borrower, no Affiliates of the Credit Parties (i) is in violation of any Anti-Terrorism Law, (ii) engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law, (iii) is a Blocked Person, or is controlled by a Blocked Person, (iv) is acting or will act for or on behalf of a Blocked Person, or (v) is providing, or will provide, material, financial or technical support or other services to or in support of acts of terrorism of a Blocked Person. No Credit Party nor, to the knowledge of such Borrower, any Affiliate or agent of the Credit Parties acting or benefiting in any capacity in connection with the transactions contemplated by this Agreement, (A) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any Blocked Person, or (B) deals in, or otherwise engages in any transaction relating to, any property or interest in property blocked pursuant to Executive Order No. 13224, any similar executive order or other Anti-Terrorism Law.
Section 3.13    Taxes. All federal, and material state and local tax returns, reports and statements required to be filed by or on behalf of each Credit Party have been filed with the appropriate Governmental Authorities in all jurisdictions in which such returns, reports and statements are required to be filed and, except to the extent subject to a Permitted Contest, all Taxes (including real property Taxes) and other charges shown thereon to be due and payable have been timely paid prior to the date on which any fine, penalty, interest, late charge or loss may be added thereto for nonpayment thereof (taking into account any extensions). Except to the extent subject to a Permitted Contest, all material state and local sales and use Taxes that are due and payable by each Credit Party have been paid prior to becoming delinquent (taking into account any extensions). All federal and material state returns have been filed by each Credit Party for all periods for which returns were due with respect to employee income tax withholding, social security and unemployment taxes, and, except to the extent subject to a Permitted Contest, the amounts shown thereon to be due and payable have been paid in full or adequate provisions therefor have been made in accordance with GAAP.
Section 3.14    Compliance with ERISA.
(a)    Except as could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, each ERISA Plan (and the related trusts and funding agreements) complies in form and in operation with, has been administered in compliance with, and the terms of each ERISA Plan satisfy, the applicable requirements of ERISA and the Code and each ERISA Plan which is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the United States Internal Revenue Service with respect to each such ERISA Plan which may be relied on currently. No Credit Party has incurred liability for any material excise tax under any of Sections 4971 through 5000 of the Code.
(b)    Except as could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, each Borrower and each Subsidiary is in compliance with the applicable provisions of ERISA and the provision of the Code relating to ERISA Plans and the regulations and published interpretations therein. During the thirty-six (36) month period prior to the Closing Date, (i) no steps have been taken to terminate any Pension Plan, and (ii) no contribution failure has occurred with respect to any Pension Plan sufficient to give rise to a Lien under Section 303(k) of ERISA. Except as

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could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, (i) no Credit Party has incurred liability to the PBGC (other than for current premiums) with respect to any Pension Plan; (ii) all contributions (if any) have been made on a timely basis to any Multiemployer Plan that are required to be made by any Credit Party or any other member of the Controlled Group under the terms of the plan or of any collective bargaining agreement or by applicable Law; (iii) no Credit Party nor any member of the Controlled Group has withdrawn or partially withdrawn (within the meaning of Sections 4203 or 4205 of ERISA) from any Multiemployer Plan, incurred any withdrawal liability (pursuant to Section 4201 of ERISA) with respect to any such plan or received notice of any claim or demand for withdrawal liability or partial withdrawal liability from any such plan; and (iv) no Credit Party nor any member of the Controlled Group has received any notice that any Multiemployer Plan is in reorganization (pursuant to Section 4241 of ERISA), that increased contributions may be required to avoid a reduction in plan benefits or the imposition of any excise tax with respect to such plan, that any such plan is or has been funded at a rate less than that required under Section 412 of the Code, that any such plan is or may be terminated, or that any such plan is or may become insolvent.
Section 3.15    Consummation of Operative Documents; Brokers. Except as set forth on Schedule 3.15, and except for fees payable to Agent and/or Lenders, no Credit Party has engaged any broker or finder to bring about the obtaining, making or closing of the transactions contemplated by the Operative Documents, and no Credit Party has or will have any obligation to any Person in respect of any finder’s or brokerage fees, commissions or other expenses in connection herewith or therewith. All brokerage and finder’s fees, commissions and other expenses payable in connection with the transactions contemplated by the Operative Documents have been paid in full by Borrowers contemporaneously with the execution of the Financing Documents and the initial funding of the Loan. Except for fees payable to Agent and/or Lenders, and except as set forth in Schedule 3.15, no broker or finder has brought about the obtaining, making or closing of the transactions contemplated by the Operative Documents, and no Credit Party has or will have any obligation to any Person in respect of any finder’s or brokerage fee in connection herewith or therewith.
Section 3.16    Related Transactions. All transactions contemplated by the material Operative Documents to be consummated on or prior to the date hereof have been so consummated (including, without limitation, the disbursement and transfer of all funds in connection therewith) in all material respects pursuant to the provisions of the applicable material Operative Documents, true and complete copies of which have been delivered to Agent, and in compliance with all applicable Law, except for such Laws the noncompliance with which would not reasonably be expected to have a Material Adverse Effect.
Section 3.17    Material Contracts. Except for the Operative Documents and the other agreements set forth on Schedule 3.17 (collectively with the Operative Documents, the “Material Contracts”), as of the Closing Date there are no (a) employment agreements covering the management of any Borrower, (b) collective bargaining agreements or other similar labor agreements covering any employees of any Borrower, (c) agreements for administrative, managerial, consulting or similar services to which any Borrower is a party or by which it is bound, (d) agreements regarding any Borrower, its assets or operations or any investment therein to which any of its equityholders is a party or by which it is bound, (e) real estate leases, intellectual property licenses or other lease or license agreements to which any Borrower is a party, either as lessor or lessee, or as licensor or licensee (other than licenses arising from the purchasing of “off the shelf” products), or (f) customer, distribution, marketing or supply agreements to which any Borrower is a party, in each case with respect to the preceding clauses (a), (b), (c), (d), (e) and (f) requiring payment of more than $200,000 in any year for any Project to any one vendor, (g) partnership agreements to which any Borrower is a general partner or joint venture agreements to which any Borrower is a party, (h) third party billing arrangements to which any Borrower is a party, or (i) any other agreements or instruments to which any Borrower is a party, and the breach, nonperformance or cancellation of which, or the failure of which

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to renew, could reasonably be expected to have a Material Adverse Effect. The consummation of the transactions contemplated by the Financing Documents and the other Operative Documents will not give rise to a right of termination in favor of any party to any Material Contract (other than any Credit Party or any Affiliate of any Credit Party), except for such Material Contracts the noncompliance with which would not reasonably be expected to have a Material Adverse Effect.
Section 3.18    Compliance with Environmental Requirements; No Hazardous Materials. Except in each case (x) as set forth on Schedule 3.18, (y) as disclosed on any Environmental Assessments, or (z) except as could not individually or in the aggregate, reasonably be expected to have a Material Adverse Effect:
(a)    no Hazardous Materials are located on any of the Projects except those that are both (i) in compliance with Environmental Laws and with permits issued pursuant thereto (if such permits are required), if any, and (ii) either (A) in amounts not in excess of that necessary to operate the applicable Project for the purposes set forth herein or in amounts used in the Ordinary Course of Business, or (B) fully disclosed to and approved by Agent in Agent’s good faith credit judgment nor have any Hazardous Materials been or are threatened to be Released into the environment, or deposited, discharged, placed or disposed of at, on, under or near any of the Projects in a manner that would require the taking of any action under any Environmental Law; and no portion of any Project is being used, or, to Borrowers’ knowledge, has been used at any previous time, for the disposal, storage, treatment, processing or other handling of Hazardous Materials in violation of any Environmental Law nor is any such property affected by any Hazardous Materials Contamination;
(b)    no Borrower knows of, nor has received, any written or oral notice or other communication from any Person relating to Hazardous Materials in, on, under or from any Project which is in violation of any Environmental Law and no notice, notification, demand, request for information, citation, summons, complaint or order has been issued, no complaint has been filed, no penalty has been assessed and no investigation or review is pending, or to each Borrower’s knowledge, threatened by any Governmental Authority or other Person with respect to any (i) alleged violation by any Borrower of any Environmental Law, (ii) alleged failure by any Borrower to have any Permits required in connection with the conduct of its business at any Project or to comply with the terms and conditions thereof, (iii) any generation, treatment, storage, recycling, transportation or disposal of any Hazardous Materials in violation of any Environmental Laws, or (iv) Release of Hazardous Materials at any Project;
(c)    to the knowledge of each Borrower, all oral or written notifications of a Release of Hazardous Materials at any Project required to be filed by or on behalf of any Borrower under any applicable Environmental Law have been filed or are in the process of being timely filed by or on behalf of the applicable Borrower;
(d)    no Project now owned or leased by any Borrower or Operator and, to the knowledge of each Borrower, no such Project previously owned or leased by any Borrower or Operator, to which any Borrower or Operator has, directly or indirectly, transported or arranged for the transportation of any Hazardous Materials, is listed or, to such Borrower’s knowledge, proposed for listing, on the National Priorities List promulgated pursuant to CERCLA, or CERCLIS (as defined in CERCLA) or any similar state list or is the subject of Federal, state or local enforcement actions or, to the knowledge of such Borrower, other investigations which may lead to claims against any Borrower for clean-up costs, remedial work, damage to natural resources or personal injury claims, including, without limitation, claims under CERCLA;

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(e)    there are no underground storage tanks located on any Project that are not properly registered or permitted under applicable Environmental Laws or that are leaking or disposing of Hazardous Materials;
(f)    there are no Liens under or pursuant to any applicable Environmental Laws on any Project, and no actions by any Governmental Authority have been taken or, to the knowledge of such Borrower, are in process which could subject any Project to such Liens; and
(g)    each Borrower has truthfully and fully provided to Agent, in writing, any and all information relating to environmental conditions in, on, under or from the Projects for the three (3) years preceding the Closing Date, known to such Borrower or contained in such Borrower’s files and records, including but not limited to any reports relating to Hazardous Materials in, on, under or migrating to or from the Projects and/or to the environmental condition of the Projects.
Section 3.19    Solvency. After giving effect to the Loan advance and the liabilities and obligations of Borrowers under the Operative Documents, Borrowers as a whole are Solvent.
Section 3.20    Full Disclosure. None of the written information (financial or otherwise) pertaining to any Credit Party or its business furnished by or on behalf of any Credit Party to Agent or any Lender in connection with the consummation of the transactions contemplated by the Financing Documents, taken as a whole, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading in light of the circumstances under which such statements were made. All financial projections delivered to Agent and the Lenders by Borrowers (or their agents) have been prepared on the basis of the assumptions and forward looking information believed by Borrowers to be fair and reasonable at the time made. Such projections, taken as a whole, represent each Borrower’s reasonable estimate of such Borrower’s future financial performance and such assumptions are believed by such Borrower to be fair and reasonable in light of current business conditions; provided, however, that Borrowers can give no assurance that such projections will be attained.
Section 3.21    Interest Rate. The rate of interest paid under the Notes and the method and manner of the calculation thereof do not violate any usury or other applicable Laws, any of the Organizational Documents or any of the Operative Documents.
Section 3.22    Subsidiaries. Borrowers do not own any stock, partnership interests, limited liability company interests or other equity securities except for Permitted Investments.
ARTICLE 4    – AFFIRMATIVE COVENANTS
Each Borrower agrees that, so long as any Credit Exposure exists:
Section 4.1    Financial Statements and Other Reports.
(a)    Each Borrower will maintain a system of accounting established and administered in accordance with sound business practices to permit preparation of financial statements in accordance with Section 1.2, and to provide the information required to be delivered to Agent and the Lenders hereunder.
(b)    Each Borrower will furnish to Agent (or cause to be furnished to Agent) the following financial information and reports with respect to each Borrower and each Operator:

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(i)    within two (2) Business Days of the end of each calendar week, a current census report which includes a schedule showing payor mix in respect of private pay and Third Party Payor Programs substantially in form and substance delivered to Agent on or prior to the Closing Date or as otherwise reasonably acceptable to Agent;
(ii)    within thirty (30) days of the end of each calendar month, internally prepared monthly income statements, balance sheets, and an occupancy detail report prepared for each Project which fairly present the financial condition for such Project for such month and the trailing twelve (12) months, together with a fully completed Compliance Certificate and executed by Borrower Representative;
(iii)    within thirty (30) days of the end of each calendar month, a current census report which includes a schedule showing payor mix in respect of private pay and Third Party Payor Programs;
(iv)    within thirty (30) days after the end of each measurement period applicable to any financial covenant hereunder, a fully completed Compliance Certificate and executed by Borrower Representative, and, if requested by Agent, promptly following such request, back-up documentation as Agent shall reasonably require evidencing such compliance;
(v)    within ninety (90) days after the beginning of each fiscal year, annual projected profit and loss statements (prepared on a monthly basis) for each Project and for all Projects combined for the succeeding fiscal year;
(vi)    within ninety (90) days after the end of each fiscal year, annual consolidated audited financial statements prepared for Parent on a consolidated basis in accordance with GAAP, together with a letter from an independent certified public accounting firm acceptable to Agent in its reasonable discretion, which letter shall be unqualified as to scope of audit and, shall express no doubts, assumptions or qualifications concerning the scope of the audit or the ability of Parent and its Subsidiaries to continue as a going concern;
(vii)    concurrent with the delivery to the “Agent” (as such term is defined in the Affiliated Loan Agreement) of any notices, documents or other information pursuant to Section 8.1 of the Affiliated Loan Agreement, copies of all such notices, documents or other information; provided that if the Agent under this Agreement is the same Person as the “Agent” under the Affiliated Loan Agreement, delivery by the borrowers under the Affiliated Loan Agreement to such “Agent” shall satisfy this delivery requirement.
(viii)    for Operator only, as requested by Agent, (A) evidence reasonably satisfactory to Agent that all federal and state taxes, including, without limitation payroll taxes, that are due have been paid in full, (B) copies of all cost reports and rate letters filed with Medicare or Medicaid or any other Third Party Payor to the extent so requested by Agent, and (C) a written statement, duly acknowledged by Operator, setting forth any right of set-off, counterclaim or other defense that may exist under any Leases;
(ix)    within five (5) Business Days after submission, filing or receipt, (A) copies of all cost reports and rate letters filed with any Third Party Payor, and (B) copies of all Permits, compliance surveys (including quality of care surveys), correction plans, licensing

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applications, and review and complaint reports conducted by any government health plan or other accreditation entity during such calendar quarter;
(x)    in the event that any Borrower engages in any Permitted Contest, promptly following request by Agent, Borrowers shall give Agent notice of the status of such contest by Borrowers and/or confirmation of the continuing satisfaction of the definition of Permitted Contest with respect to such contest; and
(xi)    such additional information, reports or statements regarding any Borrower, any Project or any Operator as Agent may from time to time reasonably request.
(c)    From time to time, if Agent determines that obtaining appraisals is necessary in order for a Lender to comply with applicable Laws, each Borrower shall provide access to the Projects upon reasonable notice to allow Agent to obtain appraisal reports in form and substance and from appraisers reasonably satisfactory to Agent stating the then current fair market values of all or any portion of the real estate owned by each Borrower.
(d)    Simultaneously with the delivery to Operator, Borrowers shall provide Agent with any notice of defaults provided to an Operator under any Operating Lease. Within five (5) Business Days of receipt or delivery thereof, Borrowers shall deliver to Agent copies of any other material notices related to the Operating Lease.
(e)    Promptly upon (but in any event within thirty (30) days after) receipt or filing thereof, each Borrower shall deliver to Agent copies of any reports or notices related to any material taxes and any other material reports or notices received by any Borrower or Guarantor from, or filed by any Borrower or Guarantor with, any Governmental Authority.
(f)    Promptly upon (but in any event within thirty (30) days after) their becoming available, Borrower shall deliver to Agent copies of all Swap Contracts.
(g)    Not later than May 31 of each calendar year, Borrowers shall deliver to Agent audited financial statements of the Insurance Captive for the immediately prior fiscal year of the Insurance Captive, prepared under GAAP or International Financial Reporting Standards, consistently applied, together with a letter from an independent certified public accounting firm acceptable to Agent in its reasonable discretion, which letter shall be unqualified as to scope of audit and, shall express no doubts, assumptions or qualifications concerning the scope of the audit or the ability of Insurance Captive to continue as a going concern. Borrowers shall cause the Insurance Captive to conduct, at least annually, an actuarial review of the Insurance Captive that shall include, without limitation, a review of all professional and general liability claims and other claims covered by the Insurance Captive and shall cause the Insurance Captive to deliver to Agent, promptly upon receipt (but in no event more than five (5) Business Days after receipt by the Insurance Captive) such actuarial report and any and all other reports, opinions and studies performed by actuaries or insurance advisors related to the business of the Insurance Captive.
Section 4.2    Payment and Performance of Obligations. Each Borrower (a) will pay and discharge, at or prior to maturity, all of their respective obligations and liabilities, including tax liabilities, except for such obligations and/or liabilities (i) that may be the subject of a Permitted Contest, and (ii) the nonpayment or nondischarge of which could not reasonably be expected to have a Material Adverse Effect or result in a Lien against any Collateral, except for Permitted Liens, (b) will maintain, in accordance with GAAP, appropriate reserves for the accrual of all of their respective obligations and liabilities, (c) will not

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breach, or permit to exist any default under, the terms of any lease, commitment, contract, instrument or obligation (other than Leases) to which it is a party, or by which its properties or assets are bound, except for such breaches or defaults which could not reasonably be expected to have a Material Adverse Effect, and (d) will not breach in any material respect or permit to exist any material default under the terms of any Operating Lease or other material Lease to which it is a party as a lessor.
Section 4.3    Maintenance of Existence; Single Purpose Entity Requirements. Each Borrower will preserve, renew and keep in full force and effect their respective existence and their respective material rights, privileges and franchises necessary or desirable in the normal conduct of business. Each Borrower will preserve, renew and keep in full force and effect their respective existence and their respective rights, privileges and franchises necessary or desirable to, at all times, comply with all single purpose entity requirements set forth on Exhibit A. Each Borrower shall, as of the Closing Date and throughout the term of the Loan, include in their respective Organizational Documents each of the single purpose entity requirements set forth on Exhibit A.
Section 4.4    Maintenance of Property; Payment of Taxes; Insurance.
(a)    Each Borrower will keep, or cause to be kept, all property useful and necessary in its business in good working order and condition, ordinary wear and tear excepted. Subject to the provisions of Section 9.3, if all or any part of the Collateral useful or necessary in its business becomes damaged or destroyed, each Borrower will promptly and completely repair and/or restore the affected Collateral in a good and workmanlike manner. Borrowers will not, and will not permit any other Person to, commit or allow waste or permit any impairment or deterioration of the Collateral or abandon all or any part of the Collateral other than in the Ordinary Course of Business and for normal wear and tear. Each Borrower will (i) preserve its or their interest in and title to the Collateral and will forever warrant and defend the same to Agent and Lenders against any and all claims made by, through or under Borrowers except in respect of Permitted Liens, and (ii) except in respect of Permitted Liens, forever warrant and defend the validity and priority of the lien and security interest created in the Security Documents against the claims of all Persons whomsoever claiming by, through or under Borrowers. The foregoing warranty of title shall survive the foreclosure of the Security Documents and shall inure to the benefit of and be enforceable by Agent in the event Agent acquires title to any Collateral pursuant to any foreclosure.
(b)    To the extent not paid pursuant to Section 2.4(b), each Borrower will pay or cause to be paid all Taxes at least five (5) Business Days prior to the date upon which any fine, penalty, interest or cost for nonpayment is imposed, and furnish to Agent, upon request, receipted bills of the appropriate Governmental Authority or other documentation reasonably satisfactory to Agent evidencing the payment thereof, except for such Property Taxes that are the subject of a Permitted Contest. If any Borrower shall fail to pay any material Taxes (including any payroll Taxes) or other Taxes for which the failure to pay could result in a Lien on any Collateral in accordance with this Section and is not contesting or causing a contesting of such Taxes pursuant to a Permitted Contest, or if there are insufficient funds in the applicable reserves or escrows under Article 2 to pay any such Taxes, Agent shall have the right, but shall not be obligated, to (for the account of all Lenders) pay such Taxes, and Borrowers shall repay to Agent, on written demand, any amount paid by Agent, with interest thereon from the date of the advance thereof to the date of repayment, at the rate applicable during periods of Default hereunder, and such amount shall constitute a portion of the Obligations. No Borrower shall pay any material Taxes (including any payroll Taxes) or other Taxes for which the failure to pay could result in a Lien on any Collateral or other obligations in installments unless permitted by applicable Laws, and shall, upon the request of Agent, deliver copies of all notices and bills relating to any such Taxes or other charge covered by this Section 4.4 to Agent.

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(c)    Upon completion of any Permitted Contest, Borrowers shall promptly pay the amount due, if any, and deliver to Agent proof of the completion of any contest and payment of the amount due, if any.
(d)    Each Borrower will maintain (or cause Operator to maintain) (i) casualty insurance on all real and personal property on an all risks basis (including, to the extent carried by similarly situated businesses, the perils of flood, windstorm and quake), covering the repair and replacement cost of all such property and coverage for business interruption and rent loss and professional liability and public liability insurance (including products/completed operations liability coverage), and (ii) general and professional liability insurance, and (iii) such other insurance coverage in such amounts and with respect to such risks as are generally maintained by similarly situated business entities in the industry, provided, however, that, in no event, shall such insurance be in amounts or with coverage less than, or with carriers with qualifications inferior to, any of the insurance requirements attached hereto as Schedule 4.4 except as otherwise consented to by Agent in writing. All such insurance shall be provided by insurers having an A.M. Best policyholders rating reasonably acceptable to Agent. Borrowers will not bring or keep any article on the Projects, or cause or allow any condition to exist, if the presence of such article or the occurrence of such condition could reasonably cause the invalidation of any insurance required by this Section 4.4(d), or would otherwise be prohibited by the terms thereof.
(e)    On or prior to the Closing Date, and at all times thereafter, each Borrower will cause Agent to be named as an additional insured, assignee or lender loss payee (which shall include, as applicable, identification as mortgagee), as applicable, on each insurance policy required to be maintained pursuant to this Section 4.4 pursuant to endorsements in form and content acceptable to Agent in Agent’s good faith credit judgment. Borrowers will deliver to Agent and the Lenders (i) on the Closing Date, a certificate from Borrowers’ insurance broker dated such date showing the amount of coverage as of such date, and that such policies will include effective waivers (whether under the terms of any such policy or otherwise) by the insurer of all claims for insurance premiums against all loss payees and additional insureds and all rights of subrogation against all loss payees and additional insureds, and that if all or any part of such policy is canceled, terminated or expires, the insurer will forthwith give notice thereof to each additional insured, assignee and loss payee and that no cancellation, reduction in amount in coverage thereof shall be effective until at least thirty (30) days (ten (10) days if such cancellation is due to nonpayment) after receipt by each additional insured, assignee and loss payee of written notice thereof, (ii) upon the request of any Lender through Agent from time to time full information as to the insurance carried, (iii) within ten (10) days of receipt of notice from any insurer, a copy of any notice of cancellation, nonrenewal or material change in coverage from that existing on the date of this Agreement, (iv) forthwith, notice of any cancellation or nonrenewal of coverage by any Borrower, and (v) subject to Section 2.4(c) above, not less than five (5) Business Days prior to the expiration of any policies of insurance, furnish to Agent, evidence of premiums prepaid, additional and renewal insurance policies with companies, coverage and in amounts required hereunder. Each Borrower hereby waives any rights against Agent and Lenders for any property damages or claims to the extent the same is insured or required to be insured hereunder.
(f)    In the event any Borrower fails to provide Agent with evidence of the insurance coverage required by this Agreement, Agent may purchase insurance at Borrowers’ expense to protect Agent’s interests in the Collateral. This insurance may, but need not, protect any Borrower’s interests. The coverage purchased by Agent may not pay any claim made by any Borrower or any claim that is made against any Borrower in connection with the Collateral. The applicable Borrower may later cancel any insurance purchased by Agent, but only after providing Agent with evidence that such Borrower has obtained insurance as required by this Agreement. If Agent purchases insurance for the Collateral pursuant to this Section 4.4(f), to the fullest extent provided by Law Borrowers will be responsible for the costs of

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that insurance, including interest and other charges imposed by Agent in connection with the placement of the insurance, until the effective date of the cancellation or expiration of the insurance. The costs of the insurance may be added to the Obligations. The costs of the insurance may be more than the cost of insurance each Borrower is able to obtain on its own.
(g)    If any insurance proceeds are paid by check, draft or other instrument payable to any Borrower and Agent jointly, such Borrower authorizes Agent to endorse such Borrower’s name thereon and do such other things as Agent may deem advisable to reduce the same to cash. Borrowers shall not carry separate insurance concurrent in form or contributing in the event of loss with that required to be maintained under this Section. Borrowers shall promptly notify Agent of any loss, damage, or destruction to any Collateral in excess of $500,000, whether or not covered by insurance. Agent is hereby authorized to collect all insurance proceeds in respect of Collateral directly and to apply the same to the Obligations whether or not then due and payable, in each case, subject to the provisions of the Financing Documents. Agent is authorized and empowered, and each Borrower hereby irrevocably appoints Agent as its (or their) attorney-in-fact (such appointment is coupled with an interest), at Agent’s option, to make or file proofs of loss or damage and to settle and adjust any claim under insurance policies which insure against such risks, or to direct Borrowers, in writing, to agree with the insurance carrier(s) on the amount to be paid in regard to such loss.
(h)    In the event that any Collateral under this Agreement is real property and is also Collateral under the terms of the Affiliated Financing Documents, this Agreement shall govern and control with respect to the disposition of insurance proceeds of such Collateral and shall override any inconsistent provision contained in the Affiliated Financing Documents.
(i)    Anything in this Section 4.4 to the contrary notwithstanding, Agent acknowledges and agrees that, solely with respect to the Captive Insureds, the commercial general liability and professional liability coverage required under Section 4.4(d) shall be provided by an Insurance Captive. The use of an Insurance Captive shall be permitted provided that:
(i)    the Insurance Captive shall, at all times, satisfy the definition of “Insurance Captive” set forth in Section 1.1;
(ii)    the Insurance Captive shall maintain, at all times, the prescribed capital and surplus (or margin of solvency) for an Insurance Required Class licensee, all of which shall be maintained in the form of cash, cash equivalents and other marketable securities and no portion of which shall be permitted to be maintained in the form of surplus notes or other evidence of deferred payment obligations;
(iii)    the Insurance Captive shall not have any creditors (other than ordinary course of business trade creditors and policy claims), there shall be no Liens on the assets of the Insurance Captive (other than (A) Liens of the type described in clause (c) of the definition of Permitted Liens and (B) cash deposits securing letters of credit obtained in the ordinary course of business), and the Insurance Captive shall have no Contingent Liabilities other than policy claims;
(iv)    the commercial general liability coverage limits shall be not less than $1,000,000 per occurrence, $1,000,000 in the aggregate per entity and $3,000,000 in the aggregate for the policy with not greater than $100,000 retention;

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(v)    the professional liability coverage limits shall be not less than $1,000,000 per occurrence, $1,000,000 in the aggregate per entity and $3,000,000 in the aggregate per insured location for the policy with not greater than $100,000 retention;
(vi)    annual premiums shall be in an amount necessary to maintain the prescribed capital and surplus (or margin of solvency) for an Insurance Required Class B licensee;
(vii)    the deposit accounts of the Captive Insurance Company benefiting the Captive Insureds shall continue to be maintained solely for the benefit of such Captive Insureds; and
(viii)    Borrowers shall comply at all times with the requirements set forth in Section 4.1 relating to the delivery of financial reports and other items with respect to the Insurance Captive.
Section 4.5    Compliance with Laws and Material Contracts. Each Borrower will comply with the requirements of all applicable Laws and Material Contracts, except to the extent that failure to so comply could not reasonably be expected to (a) have a Material Adverse Effect, or (b) result in any Lien upon either a material portion of the assets of any such Person in favor of any Governmental Authority.
Section 4.6    Inspection of Property, Books and Records. Each Borrower will permit, at the sole cost of the applicable Borrower as provided in Section 2.2(d), representatives of Agent and of any Lender (but at such Lender’s expense unless such visit or inspection is made concurrently with Agent) to visit and inspect any of their respective properties, to monitor, examine or implement any health care quality assurance programs, to examine and make abstracts or copies from any of their respective books and records, to conduct a collateral audit and analysis of their respective operations and the Collateral to verify the amount and age of the Accounts, the identity and credit of the respective account debtors, to review the billing practices of Borrowers and Operators, and to discuss their respective affairs, finances and accounts with their respective officers, employees and independent public accountants as often as may reasonably be desired. In the absence of an Event of Default, Agent or any Lender exercising any rights pursuant to this Section 4.6 shall give the applicable Borrower commercially reasonable prior notice of such exercise. No notice shall be required during the existence and continuance of any Event of Default.
Section 4.7    Use of Proceeds. Borrowers shall use the proceeds of the Loan solely for payment of amounts due in respect of refinancing Debt on the Closing Date, establishing the reserves as set forth in this Agreement and related transaction fees and expenses. No portion of the proceeds of the Loan will be used for family, personal, agricultural or household use.
Section 4.8    Estoppel Certificates. No more than two (2) times in any calendar year, after written request by Agent, Borrowers, within fifteen (15) days and at their expense, will furnish Agent with a statement, duly acknowledged and certified, confirming (a) the amount of the original principal amount of the Notes, and the unpaid principal amount of the Notes, (b) the rate of interest of the Notes, (c) the date payments of interest and/or principal were last paid, (d) any offsets or defenses to the payment of the Obligations, and if any are alleged, the nature thereof, (e) that the Notes and this Agreement have not been modified or if modified, giving particulars of such modification, and (f) that there has occurred and is then continuing no Default or if such Default exists, the nature thereof, the period of time it has existed, and the action being taken to remedy such Default.

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Section 4.9    Notices of Litigation and Defaults. Borrowers will give prompt written notice to Agent (a) of any litigation or governmental proceedings pending or threatened (in writing) against Borrowers or other Credit Party which would reasonably be expected to have a Material Adverse Effect or which in any manner calls into question the validity or enforceability of any Financing Document, (b) upon any Credit Party becoming aware of the existence of any Default or Event of Default, (c) if any Borrower is in breach or default under or with respect to any Material Contract, or if any Credit Party is in breach or default under or with respect to any other contract, agreement, lease or other instrument to which it is a party or by which its property is bound or affected, which breach or default could reasonably be expected to have a Material Adverse Effect, (d) of any strikes or other labor disputes pending or, to any Borrower’s knowledge, threatened against any Borrower or Operator or otherwise affecting any Project, and (e) of all returns recoveries, disputes and claims that could reasonably be expected to involve liability of more than $500,000 with respect to any Borrower or any Operator or are with respect to Parent and could reasonably be expected to have  Material Adverse Effect. Borrowers represent and warrant that Schedule 3.6 sets forth a complete list of all matters existing as of the Closing Date for which notice could be required under this Section and all litigation or governmental proceedings pending or threatened (in writing) against Borrowers or other Credit Party as of the Closing Date that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.
Section 4.10    Environmental Covenants.
(d)    Each Borrower covenants and agrees that so long as such Borrower owns, manages, is in possession of, or otherwise controls the operation of the Projects: (i) all uses and operations on or of the Projects, whether by such Borrower or any other Person, shall be in compliance with all Environmental Laws and permits issued pursuant thereto, except where such failure to do so would not reasonably be expected to have a Material Adverse Effect; (ii) there shall be no Releases of Hazardous Materials in, on, under or from the Projects, except for such Releases which would not reasonably be expected to have a Material Adverse Effect; (iii) there shall be no Hazardous Materials in, on, or under the Projects, except those that are both (A) in compliance with all Environmental Laws and with permits issued pursuant thereto, if and to the extent required, and (B) (I) in amounts not in excess of that maintained in the Ordinary Course of Business to operate the Projects for the purposes set forth herein or (II) fully disclosed to and approved by Agent in writing, and except in any case where the presence of such Hazardous Materials in, on or under the Projects would not reasonably be expected to have a Material Adverse Effect; (iv) each Borrower shall keep the Projects free and clear of all Environmental Liens, except where such failure to do so would not reasonably be expected to have a Material Adverse Effect; (v) each Borrower shall, at its sole cost and expense, reasonably and expeditiously cooperate in all activities pursuant to Subsection 4.10(c) below, including but not limited to providing all relevant information and making knowledgeable persons available for interviews; (vi) each Borrower shall, at its sole cost and expense, perform any environmental site assessment or other investigation of environmental conditions in connection with the Projects, pursuant to any reasonable written request of Agent, upon Agent’s reasonable belief that any Project is not in compliance with any provision of the Financing Documents with respect to Environmental Laws, and share with Agent the reports and other results thereof, and Agent and Lenders shall be entitled to rely on such reports and other results thereof; (vii) each Borrower shall, at its sole cost and expense, comply with all reasonable written requests of Agent to (A) reasonably effectuate remediation of any Hazardous Materials in, on, under or from the Projects; and (B) comply with any Environmental Law, except where such failure to do so would not reasonably be expected to have a Material Adverse Effect; (viii) Borrower shall not allow any Operator or other user of the Projects to violate any Environmental Law in such a manner that would reasonably be expected to have a Material Adverse Effect; and (ix) each Borrower shall promptly notify Agent in writing after it has become aware of any of the following which would reasonably be expected to have a Material Adverse Effect: (A) any presence or

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Release or threatened Release of Hazardous Materials in, on, under, from or migrating towards the Projects; (B) any non-compliance with any provision of the Financing Documents with respect to Environmental Laws related in any way to the Projects; (C) any actual or potential Environmental Lien against the Projects; (D) any required remediation of environmental conditions relating to the Projects; and (E) any written or oral notice or other communication of which any Borrower becomes aware from any source whatsoever (including but not limited to a Governmental Authority) relating in any way to Hazardous Materials.
(e)    Agent and any other Person designated by Agent, including but not limited to any representative of a Governmental Authority, and any environmental consultant, and any receiver appointed by any court of competent jurisdiction, shall have the right, but not the obligation, to enter upon the Projects at all reasonable times to assess any and all aspects of the environmental condition of the Projects and its use, including but not limited to conducting any environmental assessment or audit (the scope of which shall be determined in Agent’s good faith credit judgment) and taking samples of soil, groundwater or other water, air, or building materials, and conducting other invasive testing; provided, that no such sampling or testing shall be conducted at any Project unless Agent reasonably believes that there may or could be a Release of Hazardous Materials in, on or under such Project in violation of any provision of the Financing Documents. Each Borrower shall cooperate with and provide access to Agent and any such person or entity designated by Agent.
(f)    To the extent required by Law, the applicable Borrower shall cause the applicable Operator to establish and comply with an operations and maintenance program prepared by, or if applicable, recommended and approved by Agent’s environmental consultant with respect to such Project, in form and substance reasonably acceptable to Agent and Borrowers, prepared by an environmental consultant reasonably acceptable to Agent, which program shall address any asbestos-containing material or lead based paint that may now or in the future be detected at or on such Project. Without limiting the generality of the preceding sentence, Agent may require (i) periodic notices or reports to Agent in form, substance and at such intervals as Agent may specify in its reasonable discretion, (ii) an amendment to such operations and maintenance program to address changing circumstances, Laws or other matters, (iii) at each Borrower’s sole expense, and to the extent reasonably required by Agent, supplemental examination of the applicable Project by consultants specified by Agent, (iv) access to the applicable Project by Agent, its agents or servicer, to review and assess the environmental condition of such Project and each Borrower’s compliance with any operations and maintenance program, and (v) variation of the operations and maintenance program in response to the reports provided by any such consultants.
(g)    If any Release or disposal of Hazardous Materials shall occur or shall have occurred on any Project in violation of any provision of the Financing Documents or Environmental Law, the applicable Borrower will cause the prompt containment and removal of such Hazardous Materials and the remediation of such real property or other assets as is necessary to comply with the provisions of the Financing Documents or Environmental Laws. Without limiting the generality of the foregoing, each Borrower shall, and shall cause each other Credit Party to, comply in all material respects with each Environmental Law requiring the performance at any Project by any Borrower or any other Credit Party of activities in response to the Release or threatened Release of a Hazardous Material.
(h)    Intentionally Deleted.
Section 4.11    Right of First Offer. In the event that any Borrower elects at any time, subject to the limitations set forth in this Agreement, to refinance any Project under a financing program provided to such Borrower or its Affiliate sponsored by a GSE or HUD, each Borrower agrees that MCF or one of its Affiliates shall have the sole and exclusive right for a period of five (5) Business Days after receipt of written

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notice from Borrowers indicating an intent to proceed with such financing to MCF (the “Option Period”) to provide an offer setting forth the terms on which MCF (or a third party GSE or HUD-authorized underwriter/originator designated by MCF) is willing to provide such financing (the “Offer Notice”). If the Borrowers have not received an Offer Notice within the Option Period, the Borrowers shall be free to consummate such financing without MCF (the “Financing Transaction”); provided, however, that the foregoing, and MCF’s failure to respond to or issue an Offer Notice, shall not be construed as a waiver of any of the terms, covenants or conditions of the Financing Documents. In the event that the Financing Transaction is not consummated during the one hundred twenty (120) day period following the expiration of the Option Period, the applicable Borrower shall not be permitted to consummate the Financing Transaction without again complying with this Section. The right of first offer granted to MCF hereunder shall survive until the date on which there is no Credit Exposure. For purposes of this Section, “MCF” shall mean and include either of MCF or any other parent company, subsidiary or Affiliate of MCF. Nothing in this Section is intended, or shall be construed, to constitute Agent’s, MCF’s or any other Lender’s consent to the consummation of any Financing Transaction.
Section 4.12    Deferred Maintenance. Borrowers shall complete each of the deferred maintenance items reflected on and as required by Schedule 4.12, each to Agent’s commercially reasonable satisfaction. Borrowers shall complete all such deferred maintenance items reflected on Schedule 4.12 by the last day of the sixth (6th) full calendar month after the Closing Date, unless otherwise agreed upon by Agent in writing.
Section 4.13    Further Assurances.
(c)    Each Borrower will, at its own cost and expense, cause to be promptly and duly taken, executed, acknowledged and delivered all such further acts, documents and assurances as may from time to time be necessary or as Agent or the Required Lenders may from time to time reasonably request in order to carry out the provisions of the Financing Documents and the transactions contemplated thereby, including all such actions to establish, create, preserve, protect and perfect a first priority Lien (subject only to Permitted Liens) in favor of Agent for the benefit of the Lenders on the Collateral (including Collateral acquired after the date hereof).
(d)    Upon receipt of an affidavit of an officer of Agent or a Lender as to the loss, theft, destruction or mutilation of any Note or any other Financing Document which is not of public record, and, in the case of any such mutilation, upon surrender and cancellation of such Note or other applicable Financing Document, Borrowers will issue, in lieu thereof, a replacement Note or other applicable Financing Document, dated the date of such lost, stolen, destroyed or mutilated Note or other Financing Document in the same principal amount thereof and otherwise of like tenor.
Section 4.14    Intentionally Deleted.
Section 4.15    Power of Attorney. Upon an Event of Default, each of the officers of Agent is hereby irrevocably made, constituted and appointed the true and lawful attorney for Borrowers (without requiring any of them to act as such) with full power of substitution to do the following: (a) endorse the name of Borrowers upon any and all checks, drafts, money orders, and other instruments for the payment of money that are payable to Borrowers and constitute collections on Borrowers’ Accounts; (b) so long as Agent has provided not less than three (3) Business Days’ prior written notice to Borrower to perform the same and Borrower has failed to take such action, execute in the name of Borrowers any schedules, assignments, instruments, documents, and statements that Borrowers are obligated to give Agent under this Agreement; (c) after the occurrence and during the continuance of an Event of Default, take any action

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Borrowers are required to take under this Agreement; (d) so long as Agent has provided not less than five (5) Business Days’ prior written notice to Borrower to perform the same and Borrower has failed to take such action, do such other and further acts and deeds in the name of Borrowers that Agent may deem necessary or desirable to enforce any Account or other Collateral or perfect Agent’s security interest or Lien in any Collateral; and (e) after the occurrence and during the continuance of an Event of Default, do such other and further acts and deeds in the name of Borrowers that Agent may deem necessary or desirable to enforce its rights with regard to any Account or other Collateral. This power of attorney shall be irrevocable and coupled with an interest.
Section 4.16    Syndication.
(a)    General. Borrowers hereby acknowledge that Lenders may, with Agent’s prior written consent (which may be given as to each instance or generally as to all instances), in one or more transactions (i) sell, or otherwise transfer the Loan or any portion thereof one or more times, (ii) sell participation interests in the Loan one or more times, (iii) further divide or re-divide the Loan into two or more separate notes or components which may take the form of senior/junior/mezzanine notes or components or senior/subordinate notes or components or multiple components of such division, and which may be secured by some or all of the Collateral, or (iv) grant, pledge, assign a security interest in or otherwise collaterally transfer all or any portion of its rights under this Agreement and the Financing Documents to secure obligations of such Lender to any other Person (the transactions referred to in clauses (i) through (iv) above, each a “Secondary Market Transaction”, and collectively “Secondary Market Transactions”). With respect to any Secondary Market Transaction described in clause (iii) above, such notes or note components may be assigned different interest rates, so long as, at such time and at all times thereafter the weighted average of the relevant interest rates equals the Libor Rate.
(b)    Borrower Cooperation. Borrowers shall cooperate with Lenders and use Borrowers’ good faith efforts to facilitate the consummation of each Secondary Market Transaction including, without limitation, by: (i) amending or causing the amendment of any Financing Document, and executing such additional documents, instruments and agreements as may be reasonably required by Lenders in connection with the relevant Secondary Market Transaction, provided, however, that such proposed amendment(s) does not adversely affect the rights, duties or responsibilities of a Credit Party under this Agreement or any Financing Document in a material manner; (ii) promptly and reasonably providing such information (including, without limitation, financial information) as may be requested in connection with the preparation of a private placement memorandum, prospectus or a registration statement required to privately place or publicly distribute the securities in a manner which does not conflict with federal or state securities laws; (iii) providing in connection with each of (A) a preliminary and a final private placement memorandum or other offering documents or (B) a preliminary and final prospectus, as applicable (each, a “Disclosure Document”), a certificate certifying that Borrowers have carefully examined those sections of such Disclosure Documents, as applicable, pertaining to Borrowers, their Affiliates, the Loan, the ASP and the Projects and that such sections (and any other sections reasonably requested by a Lender) do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in the light of the circumstances under which they were made, not misleading; (iv) causing to be rendered such opinion letters reasonably requested by the Lender for the relevant Secondary Market Transaction; (v) making such representations, warranties and covenants, as may be reasonably requested by a Lender for the Secondary Market Transaction; and (vi) providing any other information and materials reasonably required in the Secondary Market Transaction. Borrowers shall be responsible only for their own costs and expenses (including attorneys’ fees) and shall not be responsible for any third party costs and expenses incurred by Lenders in connection with any Secondary Market Transaction; provided, however, that Borrower shall be responsible for an

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amount of up to $5,000 of Agent’s and Lenders’ costs and expenses (including reasonable attorneys’ fees of Agent) relating to the initial syndication of the Loan by MCF.
ARTICLE 5    – NEGATIVE COVENANTS
Each Borrower agrees that, so long as any Credit Exposure exists:
Section 5.1    Debt; Contingent Obligations. No Borrower will, directly or indirectly, create, incur, assume, guarantee or otherwise become or remain directly or indirectly liable with respect to, any Debt, except for Permitted Indebtedness. No Borrower will, directly or indirectly, create, assume, incur or suffer to exist any Contingent Obligations, except for Permitted Contingent Obligations. No Borrower will, directly or indirectly, make any loans or advance any Debt to any Person (except (i) to the extent that Borrowers joint and several obligations hereunder would be deemed to be a loan or advance to another Borrower, (ii) for Permitted Indebtedness) and (iii) other Permitted Investments.
Section 5.2    Liens. No Borrower will, directly or indirectly, create, assume or suffer to exist any Lien on any asset now owned or hereafter acquired by it, except for Permitted Liens.
Section 5.3    Distributions. No Borrower will, directly or indirectly, declare, order, pay, make or set apart any sum for any Distribution; provided, however, that Distributions (including, without limitation, Tax Distributions) may be paid to the shareholders or members of Borrowers after the Closing Date to the extent of and in an amount not to exceed Borrowers’ Excess Cash Flow from the Closing Date through the end of the most recently ended month for which Borrowers have provided financial statements to Agent pursuant to Section 4.1(b)(ii), but only to the extent that at the time of such proposed Distribution no Default or Event of Default has occurred and is continuing and no Default or Event of Default would result from the making of such Distribution.
Section 5.4    Restrictive Agreements. No Borrower will, directly or indirectly enter into or assume any agreement (other than (a) the Financing Documents, (b) the Affiliated Financing Documents, (c) any agreements for purchase money debt permitted under clause (c) of the definition of Permitted Indebtedness, and (d) customary restrictions or conditions contained in any agreement, indenture or other instrument governing any Debt permitted hereunder) prohibiting the creation or assumption of any Lien upon its properties or assets, whether now owned or hereafter acquired.
Section 5.5    Payments of Subordinated Debt. No Borrower will, directly or indirectly, declare, pay, make or set aside any amount for payment in respect of Subordinated Debt unless permitted pursuant to the applicable Subordination Agreement.
Section 5.6    Consolidations and Mergers; Sales of Assets; Change in Control.
(f)    No Borrower will, directly consolidate or merge or amalgamate with or into any other Person.
(g)    No Borrower shall suffer or permit to occur any Transfer.
(h)    No Borrower shall suffer or permit to occur any Change in Control.
(i)    In addition to the prohibitions set forth in subsections (a) above, no Borrower shall knowingly engage in or permit to occur any transfer as set forth in subsections (b) and (c) above that

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would constitute or result in the occurrence of one or more non-exempt prohibited transactions under ERISA or the Internal Revenue Code.
Section 5.7    Purchase of Assets and Investments. No Borrower will, or will permit any Subsidiary to, directly or indirectly (a) acquire or enter into any agreement to acquire any assets other than in the Ordinary Course of Business or as otherwise permitted by this Agreement; (b) engage or enter into any agreement to engage in any joint venture or partnership with any other Person; or (c) acquire or own or enter into any agreement to acquire or own any investment in any Person other than Permitted Investments.
Section 5.8    Transactions with Affiliates. Except as otherwise disclosed on Schedule 5.8, and except for transactions that are disclosed to Agent in advance of being entered into and which contain terms that are no less favorable to the applicable Borrower or any Subsidiary, as the case may be, than those which might be obtained from a third party not an Affiliate of any Credit Party, no Borrower will, or will permit any Subsidiary to, directly or indirectly, enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of any Borrower.
Section 5.9    Modification of Organizational Documents. No Borrower will, directly or indirectly, amend or otherwise modify any Organizational Documents of such Borrower, except for such amendments or other modifications required (a) under this Agreement, or (b) by applicable Law and fully disclosed to Agent.
Section 5.10    Modification of Certain Agreements. No Borrower will, directly or indirectly, amend or otherwise modify any Administrative Services Agreement or other Material Contract, which amendment or modification in any case: (a) is contrary to the terms of this Agreement or any other Financing Document; (b) could reasonably be expected to be adverse to the rights, interests or privileges of the Agent or the Lenders or their ability to enforce the same; (c) results in the imposition or expansion in any material respect of any obligation of or restriction or burden on any Borrower; (d) reduces in any material respect any rights or benefits of any Borrower (it being understood and agreed that any such determination shall be in the good faith credit judgment of Agent) or (e) modifies any provision related to bank accounts or cash management. Each Borrower shall, prior to entering into any amendment or other modification of any Administrative Services Agreement or other Material Contract described in the preceding sentence, deliver to Agent reasonably in advance of the execution thereof, any final or execution form copy of such amendments or other modifications to such documents, and, such Borrower agrees not to take any such action with respect to any such documents without obtaining such approval from Agent.
Section 5.11    Conduct of Business. No Borrower will, directly or indirectly, engage in any line of business other than the ownership of the Project owned by such Borrower and business reasonably related thereto.
Section 5.12    Operating Leases. No Borrower will lease any Project under any Operating Lease without Agent’s consent (other than the Operating Lease disclosed Schedule 5.8), which may be withheld in Agent’s sole discretion.
Section 5.13    Limitation on Sale and Leaseback Transactions. No Borrower will, or will permit any Subsidiary to, directly or indirectly, enter into any arrangement with any Person whereby, in a substantially contemporaneous transaction, any Borrower or any Subsidiary sells or transfers all or substantially all of its right, title and interest in an asset and, in connection therewith, acquires or leases back the right to use such asset.

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Section 5.14    Deposit Accounts and Securities Accounts. Schedule 5.14 lists all of the Deposit Accounts and Securities Accounts of each Borrower as of the Closing Date. If reasonably requested by Agent, Agent, such Borrower and the bank, financial institution or securities intermediary at which such accounts are established shall enter into a control agreement regarding such account pursuant to which such bank, financial institution or securities intermediary acknowledges the security interest of Agent in such account, agrees to comply with instructions originated by Agent directing disposition of the funds or investment property or securities in the account without further consent from any Borrower, and agrees to subordinate and limit any security interest the bank, financial institution or securities intermediary may have in the account on terms reasonably satisfactory to Agent (“Control Agreement”); provided, however, that, if such Borrower is unable to obtain a Control Agreement from the financial institution at which the Deposit Account or Securities Account is maintained, such Borrower shall within ninety (90) days after receiving a written request by Agent to do so, transfer all amounts in the applicable Deposit Account or Securities Account to a Deposit Account or Securities Account, as applicable, maintained at a financial institution from which such Borrower has obtained a Control Agreement. No Borrower will, directly or indirectly, establish any new bank account, Deposit Account or Securities Account without prior written notice to Agent and unless, if requested by Agent, Agent, such Borrower and the bank, financial institution or securities intermediary at which the account is to be opened entered into a Control Agreement regarding such account.
Section 5.15    Compliance with Anti-Terrorism Laws. Agent hereby notifies Borrowers that pursuant to the requirements of Anti-Terrorism Laws, and Agent’s policies and practices, Agent is required to obtain, verify and record certain information and documentation that identifies Borrowers and its principals, which information includes the name and address of each Borrower and its principals and such other information that will allow Agent to identify such party in accordance with Anti-Terrorism Laws. Each Borrower shall immediately notify Agent if such Borrower has knowledge that any Borrower, any additional Credit Party or any of their respective Affiliates or agents acting or benefiting in any capacity in connection with the transactions contemplated by this Agreement is or becomes a Blocked Person or (a) is convicted on, (b) pleads nolo contendere to, (c) is indicted on, or (d) is arraigned and held over on charges involving money laundering or predicate crimes to money laundering. No Borrower will knowingly, directly or indirectly, (i) conduct any business or engage in any transaction or dealing with any Blocked Person, including, without limitation, the making or receiving of any contribution of funds, goods or services to or for the benefit of any Blocked Person, (ii) deal in, or otherwise engage in any transaction relating to, any property or interests in property blocked pursuant to Executive Order No. 13224, any similar executive order or other Anti-Terrorism Law, or (iii) engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in Executive Order No. 13224 or other Anti-Terrorism Law.
ARTICLE 6    – FINANCIAL COVENANTS
Section 6.1    Additional Defined Terms. The following additional definitions are hereby appended to Section 1.1 of this Agreement:
(c)    “Debt Service” means all debt service (principal and interest) due and payable by Borrowers under this Agreement, excluding Additional Amortization Payments.
(d)    “Debt Service Coverage Ratio” means the ratio of (i) Net Operating Income for the applicable measurement period, to (ii) all of the Debt Service due and owing during the applicable measurement period, expressed as a ratio. For purposes of Section 6.2, the applicable measurement period shall be the twelve (12) month period ending on the last day of each applicable calendar quarter. For purposes

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of Section 2.11, the applicable measurement period shall be the six (6) month period ending on the last day of each applicable calendar quarter.
(e)    “Debt Yield Percentage” means the quotient of (i) annualized Net Operating Income for the Projects for the applicable measurement period divided by (ii) the outstanding principal balance of the Loan less any amount held in the Principal Reserve, expressed as a percentage. For purposes of Section 6.3, the applicable measurement period shall be the twelve (12) month period ending on the last day of each applicable calendar quarter. For purposes of Section 2.11, the applicable measurement period shall be the six (6) month period ending on the last day of each applicable calendar quarter.
(f)    “Excess Cash Flow” means Net Operating Income for the Projects for the applicable measurement period, less all amounts payable in respect of Debt Service and any other obligations, fees or expenses due under any Financing Document.
(g)    “Net Operating Income” means Operating Revenue minus Operating Expenses.
(h)    “Operating Expenses” means the sum of the following for any period, without duplication, the expenses incurred in connection with owning and operating the Projects, determined on an accrual basis consistent with industry standards for such period (as determined in accordance with GAAP), including, without limitation: (i) recurring expenses to third parties (e.g., real estate tax and insurance expenses or deposits, tenant improvements, leasing commissions, carpeting replacement, appliance and drapery replacement) which are not paid out of the replacement reserve, (ii) management fees (whether paid or not) in an amount equal to five percent (5.0%) of effective gross income for the Projects, (iii) a replacement reserve (whether reserved or not) of not less than $350.00 per year ($29.16 per month) per In Service Bed (provided that the aggregate number of In Service Beds shall in no event be less than 1,210 as reduced to the reflect the number of beds located at a Project released pursuant to Section 2.11) per year, as applicable, per annum, (iv) all interest and fees obligations accruing under any Debt other than the Loan (including FF&E, accounts receivable, or vehicle financing), and (v) any other property operating expenses relating to the normal operation of the applicable Projects, whether the expenses are the responsibility of Borrowers as landlords or Operators as tenants (with the intent being that, without duplication, all ordinary operating expenses for operating the Projects are deemed “Operating Expenses,” whether the landlord or the tenant is obligated to pay such expenses). “Operating Expenses” shall specifically exclude income taxes, depreciation, amortization and base and percentage rents paid by Operators to Borrowers (to the extent such rents do not include any payment for taxes, insurance or other operating expenses).
(i)    “Operating Revenues” means, for any period of determination, the aggregate sum of all amounts collected from the operation of the Projects for the period, (i) adjusted to reflect a vacancy factor equal to seven percent (7.0%) if the actual vacancy is less than seven percent (7.0%), (ii) excluding any revenues as may be reasonably determined by Agent to be non-recurring or extraordinary, and (iii) net of any applicable contractual allowances or offsets.
Section 6.2    Debt Service Coverage Ratio. Beginning with the calendar quarter ending December 31, 2013 and calculated as of the last date of each calendar quarter thereafter for so long as any Credit Exposure exists, the Debt Service Coverage Ratio shall not be less than 1.40 to 1.00.
Section 6.3    Debt Yield Percentage. For the calendar quarters identified below, the Debt Yield Percentage shall be not less than the minimum percentages set forth below:

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Calendar Quarter Ending	Minimum Debt Yield Percentage
December 31, 2013	12.25%
March 31, 2014	12.25%
June 30, 2014	12.25%
September 30, 2014	12.25%
December 31, 2014	13.25%
March 31, 2015	13.25%
June 30, 2015	13.25%
September 30, 2015	13.25%
December 31, 2015 and the last day of each calendar quarter thereafter	14.25%

Section 6.4    Evidence of Compliance. Borrowers shall furnish to Agent evidence of compliance with the financial covenants in this Article 6 by submitting to Agent a Compliance Certificate as required in Section 4.1 hereof (in form reasonably satisfactory to Agent) and evidence that no Event of Default specified in this Article 6 has occurred and is continuing. The Compliance Certificate shall include, without limitation, (a) a statement and report, on a form reasonably approved by Agent, detailing Borrowers’ calculations, and (b) if requested by Agent, reasonable back-up documentation (including, without limitation, invoices, receipts and other evidence of costs incurred during such quarter as Agent shall reasonably require) evidencing the propriety of the calculations.
Section 6.5    Modifications to Covenants. Notwithstanding the foregoing covenants contained in this Article 6, Agent may in its sole discretion for any quarter (a) replace any ratio set forth in this Article 6 with a less-restrictive ratio, (b) replace any percentage amount set forth in this Article 6 with a less-restrictive percentage amount, and/or (c) modify any of the definitions set forth in this Article 6 to make the terms thereof more favorable to Borrower, in each case as Agent may, in its sole discretion, from time to time specify in writing to Borrower.
Section 6.6    Financial Covenant Default. In the event that Borrowers fail to satisfy the covenants in Section 6.3, Borrower may elect no more than two (2) times per calendar year to pay an amount equal to the Covenant Prepayment (as defined below). Such election shall be made by written notice delivered to Agent within thirty (30) days after the applicable “as of” calculation date that Borrowers failed to satisfy. The “Covenant Prepayment” shall be an amount acceptable to Agent in its sole discretion, but which will not exceed an amount which, if applied against the outstanding principal balance of the Loan, would be sufficient to satisfy the covenant in Section 6.3 for the applicable quarter as of the last calculation date, calculating the outstanding principal balance of the Loan after giving effect to any mandatory prepayment actually made. If Borrower makes an election hereunder, such election shall be irrevocable and a default under this Section 6.6 shall be deemed an Event of Default if Borrowers fail to make the required prepayment of the Loan within sixty (60) days after the applicable “as of” calculation date that Borrowers failed to satisfy. Agent shall have the right to specify in writing an extended payment period for such prepayment, in its sole discretion, but no such extended payment period shall extend beyond the Commitment Expiry Date.
ARTICLE 7    – CONDITIONS

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Section 7.1    Conditions to Closing. The obligation of each Lender to make the initial advance in respect of the Loan shall be subject to the receipt by Agent of each agreement, document and instrument set forth on the closing checklist prepared by Agent or its counsel, each in form and substance satisfactory to Agent, and such other closing deliverables reasonably requested by Agent and Lenders, and to the satisfaction of the following conditions precedent, each to the satisfaction of Agent and Lenders and their respective counsel in their sole discretion:
(j)    evidence of the consummation of the transactions (or the ability to concurrently consummate the transactions) contemplated by the Operative Documents, including without limitation the funding of any and all investments contemplated by the Operative Documents;
(k)    the payment of all fees, expenses and other amounts due and payable under each Financing Document;
(l)    Agent shall have received general background verifications of the Credit Parties, in form and substance acceptable to Agent; and
(m)    the absence, since December 31, 2012, of any Material Adverse Effect.
Each Lender, by delivering its signature page to this Agreement, shall be deemed to have acknowledged receipt of, and consented to and approved, each Financing Document, each additional Operative Document and each other document, agreement and/or instrument required to be approved by Agent, Required Lenders or Lenders, as applicable, on the Closing Date.
Section 7.2    Searches. Before the Closing Date, and thereafter (as and when determined by Agent in its good faith credit judgment), Agent shall have the right to perform, all at Borrowers’ expense, the searches described in clauses (a), (b), (c) and (d) below against Borrowers and any other Credit Party, the results of which are to be consistent with Borrowers’ representations and warranties under this Agreement and the satisfactory results of which shall be a condition precedent to all advances of Loan proceeds: (a) UCC searches with the Secretary of State and local filing offices of each jurisdiction where the applicable Person maintains its executive offices, a place of business, or assets and the jurisdiction in which the applicable Person is organized; (b) judgment, pending litigation, federal tax lien, personal property tax lien, and corporate and partnership tax lien searches, in each jurisdiction searched under clause (a) above; (c) real property title and lien searches in each jurisdiction in which any real property Collateral is located; and (d) searches of applicable corporate, limited liability company, partnership and related records to confirm the continued existence, organization and good standing of the applicable Person and the exact legal name under which such Person is organized; provided, however, after the Closing Date and so long as no Default or Event of Default has occurred, Borrowers shall be liable for expenses related to searches described in clauses (a), (b), (c) and (d) above (whether performed individually or together) against Borrowers and any other Credit Party no more than one (1) time in any given calendar year under this Agreement and the Affiliated Loan Agreement.
Section 7.3    Post Closing Requirements. Borrowers shall complete each of the post closing obligations and/or provide to Agent each of the documents, instruments, agreements and information listed on Schedule 7.3 attached hereto on or before the date set forth for each such item thereon, each of which shall be completed or provided in form and substance satisfactory to Agent.
ARTICLE 8    – REGULATORY MATTERS

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Section 8.1    Representations and Warranties. To induce Agent and Lenders to enter into this Agreement and to make the Loan and other credit accommodations contemplated hereby, Borrowers hereby represent and warrant that, to their knowledge and except as disclosed in Schedule 8.1, the following statements are true, complete and correct as of the date hereof, and Borrowers hereby covenant and agree to notify Agent within five (5) Business Days following any Borrower obtaining notice of the occurrence of any facts, events or circumstances, whether threatened, existing or pending, that would make any of the following representations and warranties untrue, incomplete or incorrect (together with such supporting data and information as shall be reasonably necessary to fully explain to Agent the scope and nature of the fact, event or circumstance), and shall provide to Agent within five (5) Business Days of Agent’s request, such additional information as Agent shall reasonably request regarding such disclosure:
(a)    Healthcare Permits. Borrowers or Operators have (i) each material Healthcare Permit and other material rights from, and have made all material declarations and filings with, all applicable Governmental Authorities, all self regulatory authorities and all courts and other tribunals necessary to engage in the ownership, management and operation of the Projects or the assets of any Borrowers and Operators, and (ii) no knowledge that any Governmental Authority is considering limiting, suspending or revoking any such Healthcare Permit. All such Healthcare Permits are valid and in full force and effect and Borrowers are in material compliance with the terms and conditions of all such Healthcare Permits, except where failure to be in such compliance or for a Healthcare Permit to be valid and in full force and effect could not reasonably be expected to have a Material Adverse Effect.
(b)    Specific Licensing. Each Project is duly licensed as a skilled nursing facility under the applicable laws of the state where such Project is located. The licensed bed or unit capacity of each Project as of the Closing Date is shown on Schedule 8.1. Neither Borrowers nor Operators have granted to any third party the right to reduce the number of licensed beds or units in the Projects or the right to apply for approval to move any and all of the licensed beds, persons permitted to be served or units in the Projects to any other location and there are no proceedings pending or, to the knowledge of Borrowers, threatened to reduce the number of licensed beds, persons permitted to be served or units in the Projects.
(c)    Operating Leases. If required under applicable Healthcare Laws, the Operating Lease has been approved by all necessary Governmental Authorities. Under applicable Healthcare Laws in the state in which each Project is located, the reimbursement rate of the Operator under applicable Third Party Payor Programs is not affected by the rental rates under the Operating Lease. The rentals provided for under the Operating Lease comply in all material respects with all applicable Healthcare Laws and do not exceed in any material respects the sums permitted to be paid under applicable Healthcare Laws.
(d)    Resident Agreements. The Resident Agreements comply in all material respects with all applicable Laws, including Healthcare Laws.
(e)    Accreditation. To the extent required by applicable Law, Borrowers and Operators have received and maintain accreditation in good standing and without impairment by all applicable accrediting organizations, to the extent required by Law (including any equivalent regulation) or the terms of any Operating Lease pertaining to the Project. As of the Closing Date, no Borrower, Operator or Administrator has received any notice or communication from JCAHO or any other accrediting organization that a Project is (i) subject to or is required to file a plan of correction with respect to any accreditation survey, or (ii) in danger of losing its accreditation due to a failure to comply with a plan of correction.

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(f)    Participation Agreements/Provider Status/Cost Reports.
(i)    Except as could not reasonably be expected to have a Material Adverse Effect, there is no investigation, audit, claim review, or other action pending or, to the knowledge of any Borrower, threatened which could reasonably be expected to result in a revocation, suspension, termination, probation, restriction, limitation, or non-renewal of any Third Party Payor participation agreement or provider number or other Healthcare Permit related to any Project or result in an Operator’s exclusion from any Third Party Payor Program, nor has any Third Party Payor Program made any decision not to renew any participation agreement or provider agreement or other Healthcare Permit related to any Project, nor have the Operators made any decision not to renew any participation agreement or provider agreement or other Healthcare Permit related to any Project, nor is there any action pending or to the knowledge of Borrowers threatened to impose material intermediate or alternative sanctions with respect to any Project.
(ii)    Except as could not reasonably be expected to have a Material Adverse Effect, the Borrowers, Operators, and, to the knowledge of the Borrowers or the Operators, their contractors, have properly and legally billed all intermediaries and Third Party Payors for services rendered with respect to the Projects and have maintained their records to reflect such billing practices. No funds relating to Borrowers are now, or, to the knowledge of Borrowers will be, withheld by any Third Party Payor.
(iii)    Each Operator has the requisite participation agreement or provider number or other Healthcare Permit to bill the Medicare program and the respective Medicaid programs in the state in which the applicable Project is located (to the extent such Operator participates in the Medicare or Medicaid program in such state) and all other Third Party Payor Programs (including, without limitation, Medicare) which currently account for any material portion of the revenues of such Project.
(iv)    All Medicare, Medicaid, and private insurance cost reports and financial reports submitted by the Operators to the applicable Third Party Payor are and will be accurate and complete in all material respects and have not been and will not be misleading in any material respects. Except as could not reasonably be expected to have a Material Adverse Effect, no cost reports for the Projects remain “open” or unsettled outside the Ordinary Course of Business and there are no material current, pending or outstanding Medicare, Medicaid or other Third Party Payor Program reimbursement audits or appeals pending with respect to the Projects or the Operators.
(g)    No Violation of Healthcare Laws.
(i)    None of the Projects, the Borrowers, Operators or the ASP is in violation of any Healthcare Laws with respect to any of the Projects, except where any such violation could not reasonably be expected to have a Material Adverse Effect.
(ii)    Borrowers and Operators are HIPAA Compliant except where any such violation could not reasonably be expected to have a Material Adverse Effect.
(iii)    No Project has received a statement of deficiencies or survey violation of a “Level A” (or equivalent) or worse (with respect to assisted living facilities), or a tag level of “G” or higher with respect to any skilled nursing facility, within the past three years for which a plan of correction has not been filed with the applicable state authority. No Project is currently subject

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to any plan of correction that has not been accepted by or is currently the subject of a review by the applicable state authority. No Borrower has received notice of any charges of patient abuse with respect to any Project that could reasonably be expected to have a Material Adverse Effect.
(h)    Proceedings. Except as could not reasonably be expected to have a Material Adverse Effect, no Borrower, Operator nor any Project is subject to any proceeding, suit or, to Borrowers’ knowledge, investigation by any federal, state or local government or quasi-governmental body, agency, board or authority or any other administrative or investigative body (including the Office of the Inspector General of the United States Department of Health and Human Services): (i) which may result in the imposition of a fine, alternative, interim or final sanction, a lower reimbursement rate for services rendered to eligible patients which has not been provided for on their respective financial statements; (ii) which could result in the revocation, transfer, surrender, suspension or other impairment of the operating certificate, provider agreement or Healthcare Permits of any Project; (iii) which pertains to or requests any voluntary disclosure pertaining to a potential overpayment matter involving the submission of claims to such payor by a Borrower; or (iv) which pertains to any state or federal Medicare or Medicaid cost reports or claims filed by any Borrower (including, without limitation, any reimbursement audits), or any disallowance by any commission, board or agency in connection with any audit of such cost reports.
(i)    Hill-Burton. Except as could not reasonably be expected to have a Material Adverse Effect, no Borrower is or will be a participant in any federal program whereby any federal, state or local government or quasi-governmental body, agency, board or other authority may have the right to recover funds by reason of the advance of federal funds, including, without limitation, those authorized under the Hill-Burton Act (42 U.S.C. 291, et seq.).
(j)    Fraud and Abuse.
(i)    No Borrower, Operator or, as to the Projects only, the ASP has, or to its knowledge has been threatened to have, and no owner, officer, manager, employee or Person with a “direct or indirect ownership interest” (as that phrase is defined in 42 C.F.R. §420.201) in any Operator, ASP or Borrower has, or to its knowledge engaged in any of the following: (A) knowingly and willfully making or causing to be made a false statement or representation of a material fact in any application for any benefit or payment under any Healthcare Laws; (B) knowingly and willfully making or causing to be made any false statement or representation of a material fact for use in determining rights to any benefit or payment under any Healthcare Laws; (C) failing to disclose knowledge by a claimant of the occurrence of any event affecting the initial or continued right to any benefit or payment under any Healthcare Laws on its own behalf or on behalf of another, with intent to secure such benefit or payment fraudulently; (D) knowingly and willfully soliciting or receiving any remuneration (including any kickback, bribe or rebate), directly or indirectly, overtly or covertly, in cash or in kind or offering to pay such remuneration (I) in return for referring an individual to a Person for the furnishing or arranging for the furnishing of any item or service for which payment may be made in whole or in part by any Healthcare Laws, or (II) in return for purchasing, leasing or ordering or arranging for or recommending the purchasing, leasing or ordering of any good, facility, service, or item for which payment may be made in whole or in part by any Healthcare Laws; (E) presenting or causing to be presented a claim for reimbursement for services that is for an item or services that was known or should have been known to be (I) not provided as claimed, or (II) false or fraudulent; or (F) knowingly and willfully making or causing to be made or inducing or seeking to induce the making of any false statement or representation (or omitting to state a fact required to be stated therein or necessary to make the statements contained therein not misleading) of a material fact with respect to (I) a facility in order that the facility may qualify for

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Governmental Authority certification, or (II) information required to be provided under 42 U.S.C. § 1320a-3.
(ii)    No Borrower, Operator or, as to the Projects only, ASP has been, or to its knowledge has been threatened to be, and to its knowledge no owner, officer, manager, employee or Person with a “direct or indirect ownership interest” (as that phrase is defined in 42 C.F.R. §420.201) in any Operator, ASP or Borrower, to its knowledge: (A) has been assessed with a civil monetary penalty pursuant to 42 U.S.C. §1320a-7a or is the subject of a proceeding seeking to assess such penalty; (B) has been excluded from participation in a Federal Health Care Program (as that term is defined in 42 U.S.C. §1320a-7b) or is the subject of a proceeding seeking to assess such penalty, or has been “suspended” or “debarred” from selling products to the U.S. government or its agencies pursuant to the Federal Acquisition Regulation, relating to debarment and suspension applicable to federal government agencies generally (48 C.F.R. Subpart 9.4), or other applicable laws or regulations; (C) has been convicted (as that term is defined in 42 C.F.R. §1001.2) of any of those offenses described in 42 U.S.C. §1320a-7b or 18 U.S.C. §§669, 1035, 1347, 1518 or is the subject of a proceeding seeking to assess such penalty; (D) has been involved or named in a U.S. Attorney complaint made or any other action taken pursuant to the False Claims Act under 31 U.S.C. §§3729-3731 or qui tam action brought pursuant to 31 U.S.C. §3729 et seq.; (E) has been made a party to any other action by any governmental authority that may prohibit it from selling products to any governmental or other purchaser pursuant to any Law; or (F) was or has become subject to any federal, state, local governmental or private payor civil or criminal investigations or inquiries, proceedings, validation review, program integrity review or statement of charges involving a supposed failure to comply with Healthcare Laws or threatening its participation in Medicare, Medicaid or other Third Party Payor Programs or its billing practices with respect thereto.
Section 8.2    Licensed Facilities.
(h)    Certificates of Need.
(i)    If required under applicable Healthcare Laws, Borrower has and shall maintain (or shall cause Operator to have and maintain) in full force and effect a valid CON for no less than the number of beds and units in the applicable Project as of the date of this Agreement. Borrower shall maintain any applicable CON free from restrictions or known conflicts which would materially impair the use or operation of the applicable Project for its current use, and shall not permit any CON to become provisional, probationary or restricted in any way. .
(ii)    No Borrower shall do (or suffer to be done by any Borrower or any Affiliate of any Borrower) any of the following without Agent’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed:
(A)    Replace or transfer all or any part of any Project’s licensed units or beds to another site or location;
(B)    Transfer or demise any CON or other Healthcare Permit or rights thereunder to any Person (other than to (i) an Operator under an Operating Lease, (ii) any transferee of the applicable Project permitted pursuant to the terms of this Agreement, and (iii) Agent and Lenders pursuant to the Financing Documents and Affiliated Financing Documents) or to any location other than the Project to which such CON or Healthcare Permit pertains; or

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(C)    Pledge or hypothecate any CON or other Healthcare Permit as collateral security for any indebtedness other than indebtedness to Lenders.
(iii)    No CON has been or will be demised as part of any Lease other than the Operating Leases in effect as of the Closing Date or any subsequent Operating Lease, and any such Operating Lease binds the Operator by such written contractual agreements as are necessary or appropriate to ensure that the Operator has no right to pledge, transfer or otherwise alienate the CON except in connection with Liens or transfers permitted by the Financing Documents, and that all of Operator’s rights in and to such CON shall cease and revert in full to Borrower upon a termination or expiration of any such Operating Lease.
(iv)    If any Borrower has authorized or permitted an Operator to apply for or maintain the CON, or if the CON for a Project operated by an Operator merges into a state-issued license to operate the Project, Borrower shall at all times ensure that, under the terms of the Operating Lease, Operator has no right to pledge, transfer, hypothecate or otherwise alienate the CON except in connection with Liens or transfers permitted by the Financing Documents, and that all of Operator’s rights in and to such CON shall cease and revert in full to Borrower upon any termination or expiration of the Operating Lease. Borrower shall enforce all rights under the Operating Lease to seek to prevent the Operator from taking any action that would reasonably be expected to cause or permit such CON to be pledged, transferred, hypothecated or otherwise alienated, except in connection with Liens or transfers permitted by the Financing Documents.
(i)    Resident Deposits and Resident Agreements. Borrowers will deposit or cause to be deposited all resident deposits held by Borrowers, Operators or the ASP relating to the Projects, including, without limitation, resident deposits relating to patients or Resident Agreements that are in the form of cash at such commercial or savings bank or banks as may be reasonably satisfactory to Agent. If such resident deposits are in any other form, such resident deposits are to be maintained by Borrower, Operator or the ASP in the Ordinary Course of Business. Borrower shall, upon request, provide Agent with evidence reasonably satisfactory to Agent of Borrower’s, Operator’s or the applicable ASP’s compliance with the foregoing. Following the occurrence and during the continuance of any Event of Default, Borrower shall, or shall cause, upon Agent’s request, if permitted by any applicable Laws, turn over to Agent the resident deposits (and any interest theretofore earned thereon to the extent the same is to be paid to the resident or other party that provided such deposit) with respect to the Projects, to be held by Agent subject to the terms of their related agreements. Without the prior written consent of Agent, Borrowers shall not, and shall not permit the Operators to: (i) modify, in any material respect that is adverse to the Project, the form of Resident Agreement previously approved by Agent, except for any modifications required by Law; (ii) accept any payment under any Resident Agreement more than one month in advance of its due date, except for security or similar deposits; or (iii) enter into any Resident Agreement for a term of more than one (1) year or upon rates less than market rates. No Resident Agreements (i) will deviate in any material respect that is adverse to the Project from the standard form approved by Agent prior to Closing or another form permitted by the preceding sentence, or (ii) conflict with any Laws, except where any such conflict could not reasonably be expected to have a Material Adverse Effect.
(j)    Administrative Services Provider. Borrowers shall, and shall cause each Operator to, cause the Projects at all times to be supported by the administrative services provider identified on Schedule 8.2 (collectively in the singular, the “ASP”) pursuant to an administrative services agreement in substantially the form in effect on the date hereof, or as otherwise approved by Agent in writing (such approval not to be unreasonably withheld or delayed), and that comply in all material respects with all applicable Healthcare Laws (the “Administrative Services Agreements”). In addition to (but not in

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limitation of) the covenants set forth in Section 5.10, Borrowers shall not (i) change the ASP of any Project or make any modification, amendment, termination or cancellation of the Administrative Services Agreements or agreements with brokers, in any manner that could be adverse to Agent or Lenders so long as Borrowers provide (or cause Operators to provide) Agent with a copy of each such non-adverse change, modification or amendment five (5) Business Days prior to executing such change, modification or amendment, provided, that any termination or cancellation of an ASP shall be deemed to be adverse to Agent and Lenders, (ii) enter into any other agreement providing for the management or operation of any Project by the ASP or any other Person, (iii) consent to the assignment by the ASP of its interest under the Administrative Services Agreements except to an Affiliate of such ASP (and such Affiliate shall be bound by all agreements between ASP and Agent) or in connection with a wire transfer otherwise permitted by the Financing Documents, or (iv) waive or release any of its material rights and remedies under the Administrative Services Agreements, in each case, without the prior written consent of Agent given or withheld in Agent’s reasonable discretion. Any future property manager or replacement ASP for any Project shall be required to enter into an assignment and subordination of management, administrative or operating agreement in form and substance reasonably satisfactory to Agent. Such restrictions and approval rights are solely for the purposes of assuring that the Projects are managed and appropriately operated consistent with Healthcare Laws and the preservation and protection of the Projects as security for the Obligations and shall not place responsibility for the control, care, management or repair of the Projects upon Agent, or make Agent responsible or liable for any negligence in the management, operation, upkeep, repair or control of the Projects.
(k)    Transfer of Healthcare Permits and Operations. Upon written notice from Agent to Borrowers following the occurrence of an Event of Default that is continuing hereunder, the following provisions shall be effective:
(i)    Borrowers shall execute, deliver and file all documents and statements requested by Agent and necessary to effectuate a transfer of the Healthcare Permits for any Project to a replacement operator designated by Agent (“Replacement Operator”), subject to required approval of any Governmental Authority. Subject to applicable Laws, Borrowers further shall provide to Agent all information and records requested by Agent that are within Borrowers’ possession or control in connection with the transfer of the Healthcare Permits; and
(ii)    In order to facilitate an efficient transfer of the operations of any Project, Borrowers shall, if and to the extent requested by Agent, (A) deliver to Agent copies of all Healthcare Permits and the most recent reports and notices pertaining to such Project required to be delivered under Section 8.1; (B) continue and maintain the operation of such Project in the Ordinary Course of Business, including, without limitation, the retention of all residents at the Project to the fullest extent commercially reasonable until the transfer of the operations of such Project to the Replacement Operator is completed; (C) enter into such operation transfer agreements, management agreements, and other agreements as may be reasonably requested by Agent until the transfer of the operations of such Project to the Replacement Operator is completed; and (D) subject to applicable Laws, provide continued access to Agent and its agents to show such Project to potential replacement operators. Borrowers hereby consent to the disclosure by Agent to potential replacement operators of Borrowers’ financial statements, licensure reports and surveys, financial and property due diligence materials and other documents, materials and information relating to any Project which a potential replacement operator would reasonably desire to review in determining whether to operate such Project.

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Section 8.3    Healthcare Operations.
(j)    Borrowers will timely file or caused to be timely filed (after giving effect to any extension duly obtained), all notifications, reports, submissions, Permit renewals, cost reports and other reports of every kind whatsoever required by applicable Healthcare Laws (which reports will be materially accurate and complete in all respects and not misleading in any material respect and shall not remain open or unsettled other than in the Ordinary Course of Business).
(k)    Borrowers will maintain, or cause to be maintained, in full force and effect, and free from restrictions, probations, conditions or known conflicts which, in each case, would materially impair the use or operation of any Project for its current use, all Healthcare Permits necessary under applicable Healthcare Laws to carry on the business at the Projects as it is conducted on the Closing Date.
(l)    Borrowers will not suffer or permit to occur any of the following:
(i)    Except as permitted pursuant to this Agreement, any transfer of a Healthcare Permit or rights thereunder to any Person (other than Borrowers or Agent) or to any location other than a Project approved by Agent in advance in writing;
(ii)    any pledge or hypothecation of any Healthcare Permit as collateral security for any indebtedness other than indebtedness to Agent;
(iii)    any rescission, withdrawal, revocation, amendment or modification of or other alteration to the nature, tenor or scope of any Healthcare Permit which could reasonably be expected to have a Material Adverse Effect without Agent’s prior written consent, including, without limitation, (A) any decrease in the authorized units/beds and persons served capacity of any Project and/or the number of units/beds and persons served approved by the applicable Governmental Authority, and (B) any transfer all or any part of any Project’s authorized units or beds to another site or location;
(iv)    any voluntary transfer of any resident of any Project to any other facility, unless such transfer is at the request of the resident (without economic incentives being given to the resident by an Affiliate of any Borrower) or its payor or is for reasons relating to non-payment or the health, required level of medical care or safety of the resident to be transferred or other residents at such Project;
(v)    without Agent’s prior written consent, the provision by any Borrower of regulated services at any Project that are not provided at such Project as of the Closing Date, including, without limitation, medical services; or
(vi)    any fact, event or circumstance for which notice to Agent is required under Section 8.1 that could reasonably be expected to have a Material Adverse Effect.
(m)    Borrowers will maintain, or cause to be maintained, a corporate health care regulatory compliance program (“CCP”) which includes at least the following components and allows Agent and/or any outside consultants from time to time to review such CCP: (i) standards of conduct and procedures that describe compliance policies regarding laws with an emphasis on prevention of fraud and abuse; (ii) a specific officer within high-level personnel identified as having overall responsibility for compliance with such standards and procedures; (iii) training and education programs which are designed

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to effectively communicate the compliance standards and procedures to employees and agents, including, without limitation, fraud and abuse laws and illegal billing practices; (iv) auditing and monitoring systems and reasonable steps for achieving compliance with such standards and procedures including, without limitation, publicizing a report system to allow employees and other agents to anonymously report criminal or suspect conduct and potential compliance problems; (v) disciplinary guidelines and consistent enforcement of compliance policies including, without limitation, discipline of individuals responsible for the failure to comply with the CCP; and (vi) mechanisms to timely respond to detected violations of the CCP.
(n)    Borrowers will at all times be, and cause all Operators to be, HIPAA Compliant in all material respects.
Section 8.4    Third Party Payor Programs. Neither the Projects, nor any Borrower, shall, other than in the Ordinary Course of Business or as could not reasonably be expected to have a Material Adverse Effect, change the terms of any Third Party Payor Programs or its normal billing payment and reimbursement policies and procedures with respect thereto (including without limitation the amount and timing of finance charges, fees and write-offs). Borrowers will (a) maintain in full force and effect, and free from restrictions, probations, conditions or known conflicts which, in each case, would materially impair the use or operation of any Project for its current use, all Healthcare Permits necessary under Healthcare Laws to continue to receive reimbursement under all Third Party Payor Programs in which any Borrower or any Project participates as of the date of this Agreement, and (b) provide to Agent upon request, an accurate, complete and current list of all participation agreements with Third Party Payors with respect to the business of Borrowers. Borrowers shall at all times comply in all material respects with all requirements, contracts, conditions and stipulations applicable to Borrowers in order to maintain in good standing and without default or limitation all such participation agreements.
Section 8.5    Cures. If there shall occur any fact, event or circumstance for which Borrowers are required to give Agent notice under Section 8.1 above after the Closing Date, Borrowers shall take, or shall cause, such action as is reasonably necessary to validly challenge or otherwise appropriately respond to such fact, event or circumstance within any timeframe required by applicable Healthcare Laws, and shall thereafter diligently pursue the same to a favorable (to the extent reasonably possible) conclusion, all to the effect that the fact, event or circumstance giving rise to Borrowers’ notice obligation under Section 8.1 shall be dismissed, rescinded, eliminated, cured or otherwise cease to exist on that date which is the earlier to occur of (a) one hundred eighty (180) days after the date any Borrower or any of its Affiliates became aware of such fact, event or circumstance, or (b) the expiration of any cure period given under applicable Healthcare Laws.
ARTICLE 9    – REAL PROPERTY MATTERS
Each Borrower agrees that, so long as any Credit Exposure exists:
Section 9.1    Leases; Resident Agreements.
(l)    Without the prior written consent of Agent, Borrowers shall not: (i) enter into any Leases other than the Operating Leases, Immaterial Leases and the Resident Agreements; (ii) modify, amend, renew, surrender, terminate, consent to a sublease of, consent to a transfer of, abate rent or other payments due under or otherwise grant any financial or other concession under any Lease, except as permitted pursuant to Section 5.10; (iii) accept any rental payment under any Leases more than one month in advance of its due date; or (iv) enter into any ground lease of any Project.

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(m)    Borrowers shall, and shall cause Operator to, provide Agent with a copy of all Leases (other than the Immaterial Leases and Resident Agreements, unless, subject to compliance with applicable Laws, requested by Agent), no less than ten (10) days prior to execution of such Leases and such Leases shall be on a form of lease reasonably acceptable to Agent (which form, unless otherwise agreed by Agent in writing, shall include an automatic attornment provision whereby, in the event of a foreclosure, the tenant automatically shall recognize the successor owner as landlord and such tenant shall have no right to terminate its lease in the event of such foreclosure). If Agent consents to any new Lease or the modification or renewal of any existing Lease, at Agent’s request, Borrowers or Operator, as applicable, shall cause the tenant thereunder to execute a subordination, non-disturbance and attornment agreement in form and substance reasonably satisfactory to Agent if such Lease is not otherwise expressly subordinate to the Loan unless otherwise agreed by Agent in writing.
(n)    Any Operating Lease shall at all times be in form and substance reasonably satisfactory to Agent. Agent hereby acknowledges that the Operating Leases, as in effect on the Closing Date, are in form and substance satisfactory to Agent. Each Operating Lease shall at all times require the tenant thereunder to furnish to Borrowers (so that Borrowers may fulfill their covenants and obligations to Agent hereunder) (i) census reports no less than monthly, (ii) copies of all Healthcare Law compliance surveys conducted with respect to the Projects, (iii) monthly statements of Net Operating Income attributable to the healthcare operations at the Projects, and (iv) such other information as Borrowers shall require to fulfill their obligations to Agent under this Agreement.
(o)    Borrowers shall not suffer or permit any material breach or default to occur in any of Borrowers’ obligations under any of the Leases nor suffer or permit the same to terminate by reason of any failure of Borrowers to meet any requirement of any Lease. Borrowers shall notify Agent promptly in writing in the event an Operator commits a material default under an Operating Lease (or any default that could reasonably be expected to result in an Event of Default). Borrowers shall notify Agent promptly in writing in the event a tenant other than an Operator commits a material default under a Lease.
(p)    Borrowers shall not suffer or permit any material breach or default by an Operator to occur in any of the Operator’s obligations under any Resident Agreement nor suffer or permit the same to terminate by reason of any failure of the Operator to meet any material requirement of any Resident Agreement.
(q)    If the Operator for a Project is a Person separate and distinct from the Borrowers, then the Operator’s occupancy of the Project shall at all times be pursuant to the Operating Leases approved by Agent. Either each such Operating Lease shall provide (or each Operator shall sign a separate agreement agreeing to provide) Agent the right to terminate the occupancy rights of the Operator upon Agent (or its designee) or any receiver taking possession of the applicable Project or acquisition of the applicable Project through foreclosure, a deed in lieu of foreclosure, UCC sale or otherwise. In the event an Operator loses its license to operate a Project, Borrowers shall act in good faith to promptly replace such Operator or assist such Operator to reinstate such license in accordance with the terms of the applicable Project Operating Lease.
Section 9.2    Project Use and Operation.
(o)    Without the prior written consent of Agent in each instance, which consent shall not be unreasonably withheld or delayed, Borrowers shall not demolish, remove, construct, or, except in the Ordinary Course of Business or as otherwise expressly provided herein, restore, or alter the Projects or any portion thereof; nor consent to or permit any such demolition, removal, construction, restoration,

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addition or alteration which would materially diminish the value of any Project. No excavation, construction, earth work, site work or any other mechanic’s lienable work shall be done to or for the benefit of a Project, without Agent’s approval, except for normal repair and maintenance in the Ordinary Course of Business. Subject to wear and tear and the provisions of the Financing Documents relating to casualty events or Takings, Borrowers shall (or shall cause Operators to), at their expense, (i) take good care of the Projects including grounds generally, and utility systems and sidewalks, roads, alleys, and curbs therein, and shall keep the same in good, safe and insurable condition and in compliance with all applicable Laws, (ii) promptly make all repairs to the Projects, above grade and below grade, interior and exterior, structural and nonstructural, ordinary and extraordinary, unforeseen and foreseen, and maintain the Projects in a manner consistent with their quality and use as required hereby, and (iii) not commit or suffer to be committed any waste of the Projects or do or suffer to be done anything which will materially increase the risk of fire or other hazard to the Projects. To the extent required under applicable Laws, Borrowers shall keep the sidewalks, vaults, gutters and curbs comprising, or adjacent to, the Projects, clean and free from dirt, snow, ice, rubbish and obstructions.
(p)    Unless required by applicable Law, Borrowers shall not permit or engage in material changes in the use of any Project (including any change from residential to non-residential use, or from non-residential use to residential use) from the use at the time this Agreement was executed without Agent’s prior written consent. Borrowers shall not request and shall not initiate or consent to a material change in the plat of subdivision, or zoning classification or use of any Project, or grant any encumbrances or easements burdening any Project (other than Permitted Liens), without in each case obtaining Agent’s prior written consent. Borrowers shall not desert or abandon the Projects or cause or permit the use or occupancy of any part of the Projects to be discontinued if such discontinuance or use change would violate in any material respect any zoning or other Laws.
(q)    Borrowers shall not, and neither shall permit, the Projects or any portion thereof to be converted or take any preliminary actions which could lead to a conversion to condominium or cooperative form or ownership.
(r)    All of Borrowers’ FF&E shall always be located at such Project and shall be kept free and clear of all Liens other than the Permitted Liens. Borrowers shall not, without the prior written consent of Agent, remove or permit to be removed from any Project any of the FF&E except to repair or replace the same or as otherwise permitted pursuant to Section 5.6.
(s)    Borrowers shall not consent to or initiate the joint assessment of any Project with any other real property constituting a separate tax lot and Borrowers represent and covenant that each Project is are and shall remain a separate tax lot.
Section 9.3    Casualty Proceeds.
(c)    Borrowers shall notify Agent promptly of the commencement or threat of any Taking of one or more of the Projects or any portion thereof or of the occurrence of any casualty with respect to any Project that could reasonably be expected to result in damages or losses in excess of $250,000.
(d)    Subject to the provisions of Sections 9.3(c) and 9.4 below, Agent may elect to collect, retain and apply against the Obligations of Borrowers under this Agreement or any of the other Financing Documents all proceeds of insurance resulting from any loss at any Project or of any Taking of all or any portion of a Project (individually and collectively referred to as “Casualty Proceeds”) after deduction of all expenses of collection and settlement, including attorneys’ and adjusters’ fees and charges.

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If any insurance proceeds are paid by check, draft or other instrument payable to any Borrower and Agent jointly, such Borrower authorizes Agent to endorse such Borrower’s name thereon and do such other things as Agent may deem advisable to reduce the same to cash. Subject to the provisions of Section 9.4(d) and (e) below, Agent is authorized and empowered, and each Borrower hereby irrevocably appoints Agent as its (or their) attorney-in-fact (such appointment is coupled with an interest), at Agent’s option, to make or file proofs of loss or damage and to settle and adjust any claim under insurance policies which insure against such risks, or to direct Borrowers, in writing, to agree with the insurance carrier(s) on the amount to be paid in regard to such loss. Any Net Casualty Proceeds remaining after repayment of the Obligations in full (other than Contingent Obligations hereunder to the extent that no such claims have been made as of the date thereof or the known existence of a claim reasonably likely to be asserted with respect thereto) shall be paid by Agent to Borrowers.
(e)    Notwithstanding anything in Section 9.3(b) to the contrary, in the event of any casualty to any Project, Agent agrees to make available the Net Casualty Proceeds to restoration of the Project if (i) no Event of Default exists, (ii) all Net Casualty Proceeds are deposited with Agent, (iii) in Agent’s reasonable judgment, the amount of Net Casualty Proceeds, together with any other funds made available by any Credit Party or any Affiliate thereof for restoration of the Project, is sufficient to pay the full and complete costs of such restoration, and that Borrower is likely to achieve the levels of Net Operating Income that existed prior to the casualty for the affected Project within twelve (12) months following the substantial completion of the restoration of the Project or such longer period as shall be covered by business interruption or rent loss insurance, (iv) unless such rent shall be covered by applicable business interruption or rent loss insurance, no Operating Lease pertaining to the affected Project is or will be terminated as a result of such casualty, and each Operator under an applicable Operating Lease for the affected Project shall have reaffirmed its Operating Lease and continuing obligation to pay rent in accordance with the terms of the Operating Lease, without offset or recoupment, upon restoration of the Project (and during the restoration if so required under the Operating Lease), (v) the Net Operating Income from the affected Project (taking into account the effect of business interruption or rent loss insurance) will not decrease more than thirty five percent (35%) as a result of such casualty, (vi) the Net Operating Income from all Projects (taking into account the effect of business interruption or rent loss insurance) will not decrease more than twenty percent (20%) as a result of such casualty, (vii) in Agent’s good faith credit judgment, the Obligations will not exceed seventy-five percent (75%) of the fair market value of all Projects after completion of restoration but prior to any re-tenanting, (viii) in Agent’s reasonable determination, the affected Project can be restored to an economically viable project in compliance in all material respects with applicable Laws, (ix) each Guarantor, if any, reaffirms any Guarantee and any other Financing Document to which it is a party, in writing, (x) in Agent’s reasonable determination, such restoration is likely to be completed not later than six (6) months prior to the Termination Date, and (xi) the Borrowers provide Agent an updated insurance certificate indicating that all required insurance hereunder in respect of the Projects, including business interruption insurance, has been extended to a date that is no less than twelve (12) months from the date such restoration is completed.
(f)    Notwithstanding the foregoing, if the damage to the Project does not exceed $1,000,000, and so long as no Default has occurred and is continuing, Borrowers shall be entitled to receive the Net Casualty Proceeds attributable thereto, provided, however, that Borrowers shall use the Net Casualty Proceeds to restore or rebuild the Project in the manner described in Section 9.3(c) above.
Section 9.4    Borrowers’ Obligation to Rebuild and Use of Net Casualty Proceeds.
(l)    In case Agent does not elect to apply or does not have the right to apply the Net Casualty Proceeds to the Obligations, as provided in Section 9.3 above, then (unless Borrowers direct

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Agent to apply the Net Casualty Proceeds to the Obligations and after giving effect to such application no Default or Event of Default shall have occurred and be continuing) Borrower shall:
(i)    Proceed with diligence to make settlement with insurers or the appropriate governmental authorities and cause the Net Casualty Proceeds to be deposited with Agent;
(ii)    In the event the Net Casualty Proceeds are insufficient to assure Agent that the all contemplated repairs or construction will be completed, promptly deposit with Agent any amount necessary to assure that such contemplated repairs or construction will be completed; and
(iii)    Promptly proceed with the assumption of construction of the Project, including the repair of all damage resulting from such casualty, Taking or other cause and restoration to substantially its former condition.
(m)    Any request by Borrowers for a disbursement by Agent of Net Casualty Proceeds and funds deposited by Borrowers shall be subject to reasonable construction loan type draw requirements as reasonably determined by Agent.
(n)    Notwithstanding anything to the contrary, if the damage to the Projects is equal to or does not exceed $1,000,000 and so long as no Event of Default has occurred and is continuing, Borrowers may settle and adjust any claim without the consent of Agent and agree with the insurance company or companies (or Governmental Authority, in the case of a Taking) on the amount to be paid upon the loss, provided, however, that such adjustment is carried out in a competent and timely manner. Any monies collected under this subsection (c) shall be applied in accordance with this Section 9.4.
(o)    If the damage to the Projects exceeds $1,000,000 but is less than $6,200,000, then (i) if an Event of Default has occurred and is continuing, Agent may elect to file the respective proof of loss, settle and adjust any claim without the consent of Borrowers and agree with the insurance company on the amount of the Casualty Proceeds in the place and stead of Borrowers and without the consent of Borrowers; and (ii) if no Event of Default exists, Agent may elect to file the respective proof of loss and will keep Borrowers fully apprised of any and all action Agent takes to settle or adjust any claim; provided that Agent shall not settle or adjust any such claim without the prior written consent of Borrowers (such consent not to be unreasonable withheld or delayed). So long as Agent complies with the provisions of this clause (d), Borrowers hereby release Agent from any and all liability with respect to the settlement and adjustment by Agent of any claims in respect of any casualty pursuant to this clause (d).
(p)    If the damage to the Projects is equal to or exceeds $6,200,000, then Agent may elect to file the respective proof of loss, settle and adjust any claim without the consent of Borrowers and agree with the insurance company on the amount of the Casualty Proceeds in the place and stead of Borrowers and without the consent of Borrowers; provided, however, that so long as no Default exists, Agent agrees to work with Borrowers and to keep Borrowers fully apprised of any and all action Agent takes to settle or adjust any claim. Borrowers hereby release Agent from any and all liability with respect to the settlement and adjustment by Agent of any claims in respect of any casualty pursuant to this clause (e).
Section 9.5    Tax Reduction Proceedings. After an Event of Default and during the continuance thereof, Borrowers shall be deemed to have appointed Agent as their attorney-in-fact to seek a reduction or

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reductions in the assessed valuation of the Projects for real property tax purposes or for any other purpose and to prosecute any action or proceeding in connection therewith. This power, being coupled with an interest, shall be irrevocable until there is no Credit Exposure or until no Event of Default shall be continuing.
Section 9.6    FIRPTA. Parent is not a “foreign corporation”, “foreign partnership”, “foreign trust”, “foreign estate”, “foreign person”, “affiliate” of a “foreign person” or a “United States intermediary” of a “foreign person” within the meaning of Section 1445 of the Code, or the regulations promulgated thereunder.
Section 9.7    Representations and Warranties. To induce Agent and Lenders to enter into this Agreement and to make the Loan and other credit accommodations contemplated hereby, each Borrower hereby represents and warrants to Agent and each Lender the following with respect to each individual Project, standing alone and without reliance upon any other Project:
(a)    Except as disclosed to Agent in writing, (i) no condemnation of any portion of any Project, has commenced or, to any Borrower’s knowledge, is contemplated by any Governmental Authority, (ii) no condemnation or relocation of any roadways abutting any Project has commenced or, to any Borrower’s knowledge, is contemplated by any Governmental Authority, and (iii) no proceeding to deny access to any Project from any point or planned point of access to any Project, has commenced or, to any Borrower’s knowledge, is contemplated by any Governmental Authority.
(b)    The use of any Project as a skilled nursing facility and the contemplated accessory uses do not violate, in any material respects, (i) any Laws (including subdivision, zoning and building Laws and Environmental Laws), or (ii) any building permits, covenants, conditions and restrictions of record, or agreements affecting any Project or any part thereof. Neither the zoning authorizations, subdivision approvals or variances nor any other right to construct or to use any Project is to any extent dependent upon or related to any real estate other than the real property (or easement or other similar rights therein) constituting the Collateral. Except as disclosed to Agent on the land title surveys delivered to Agent prior to the Closing Date, no building or other improvement encroaches in any material way upon any property line, building line, set back line, side yard line or any recorded or visible easement (or other easement of which Borrowers are aware or has reason to believe may exist) with respect to any Project. Except as disclosed to Agent in writing, no Project is situated in an area designated as having special flood hazards as defined by the Flood Disaster Protection Act of 1973, as amended, or designated as a wetland by any governmental entity having jurisdiction over the Project. All Permits required for the use and occupancy of the Project have been obtained. All Laws relating to the construction of and operation of the Projects have been complied with in all material respects and all material permits and licenses required for the construction of and operation of the Project have been obtained. Each Project is accessible through fully improved and dedicated roads, accepted for maintenance and public use by public authority having jurisdiction. Each Project has adequate water, gas and electrical supply, storm and sanitary sewerage facilities, telephone facilities, other required public utilities, fire and police protection, and means of access between the Project and public highways. Each Project includes all property and rights that may be reasonably necessary in connection with the present uses thereof. To each Borrower’s knowledge, there are no, nor are there any alleged or asserted, material violations of applicable Laws, permits, licenses, declarations, covenants, conditions or restrictions of record, or other agreements relating to any Project, or the improvements thereto, or any part thereof. Final certificates of occupancy or non-residential use permits have been obtained for all buildings on the Project. The parcels of land comprising the Project are contiguous, subdivided parcels and are in compliance in all material respects with applicable subdivision ordinances. No subdivision or resubdivision of such parcels is required to convey, transfer, assign or lease any Project.

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(c)    Each Project is taxed separately without regard to any other property and for all purposes such Project may be mortgaged and conveyed as an independent parcel. There are no unpaid or outstanding real estate or other taxes or assessments on or against any Project or any part thereof, except general real estate taxes for the current fiscal year which are not yet delinquent. To each Borrower’s knowledge, except as disclosed in writing to Agent, there is no pending or contemplated action pursuant to which any special assessment may be levied against any portion of any Project.
(d)    There has been no material damage or destruction of any part of any Project by fire or other casualty that has not been repaired or is in the process of being repaired in accordance with the provisions of this Agreement. Except for the deferred maintenance items, if any, reflected on Schedule 4.12 or as part of routine maintenance or capital improvements required to be made by Borrowers under this Agreement, there are presently no existing defects in any Project and no repairs or alterations thereof are reasonably necessary or appropriate.
(e)    Except for the Operating Leases which have been provided to and approved by Agent in writing and Resident Agreements, neither Borrower nor any Operator has entered into any non-residential Leases that are currently in effect other than those Leases referenced in the most recent census reports delivered by Borrower to Agent, which Borrower certifies is true and correct in all material respects. True, correct and complete copies of the form of Lease, Resident Agreement and other lease or care documents and all non-residential Leases, as amended, as in effect with respect to Borrower’s or Operator’s operation of the Project, have been delivered to Agent. All (i) Operating Leases are in full force and effect and (ii) other Leases (other than Immaterial Leases) are in full force and effect in all material respects. Neither Borrower nor any tenant is in default in any material respect under any Operating Lease. Borrower has disclosed to Agent in writing any material default by any tenant under any Lease and no notice of termination has been issued under any Lease. All rents or other payments required of the tenant under the Lease due to date have been collected and have been collected no more than one (1) month in advance, and no tenant has been granted any rent concession or inducement whatsoever except as reflected on the rent roll previously delivered to Agent.
(f)    Except as disclosed on Schedule 9.7, Project has in place an approved, automatic sprinkler system as described in 42 C.F.R. 483.70.
ARTICLE 10    – SECURITY AGREEMENT
Section 10.1    Grant of Security Interest. As security for the payment and performance of the Obligations, and for the payment and performance of all obligations under the Affiliated Financing Documents (if any), and without limiting any other grant of a Lien and security interest in any Security Document, Borrowers hereby assign and grant to Agent, for the benefit of itself and for the Lenders, a continuing first priority Lien on and security interest in, upon, and to all right, title and interest in and to any and all property and interests in property of Borrowers whether now owned or hereafter created, acquired or arising including all of the following properties and interests in properties (the “Personal Property”; unless otherwise defined in this Agreement, all terms used in this Article 10 shall have the meanings given them in Article 9 of the UCC):
(t)    all of Borrowers’ Accounts (including all healthcare insurance receivables), and all of Borrowers’ money, contract rights, chattel paper, documents, deposit accounts, securities, Securities Accounts, investment property and instruments with respect thereto, and all of Borrowers’ rights, remedies, security, Liens and supporting obligations, in, to and in respect of the foregoing;

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(u)    to the extent not listed above, all of Borrowers’ money, securities, investment property, deposit accounts, instruments, general intangibles, intellectual property, healthcare insurance receivables, inventory and other property and the proceeds thereof;
(v)    all of Borrowers’ letter-of-credit rights and commercial tort claims;
(w)    all of Borrowers’ now owned or hereafter acquired machinery, equipment, computer equipment, tools, tooling, furniture, fixtures, goods, supplies, materials, work in process, whether now owned or hereafter acquired, together with all additions, parts, fittings, accessories, special tools, attachments, and accessions now and hereafter affixed thereto and/or used in connection therewith, all replacements thereof and substitutions therefor, and all cash and non-cash proceeds and products thereof and all present and future warranties, manuals and other written materials relating thereto;
(x)    all of Borrowers’ now owned or hereafter acquired goods of any kind and any and all tangible and intangible books and records of Borrowers relating to Borrowers, their businesses, their financial condition, records and statements, the Projects and/or the Collateral;
(y)    to the extent not listed above as original collateral, the proceeds (including, without limitation, insurance proceeds) and products of any or all of the foregoing, and all accessions to, substitutions for or replacements of and rents and profits from any or all of the foregoing; and
(z)    to the extent not listed above, all of Borrower’s rights, if any, as a secured party in and to the property of Operator to which Operator granted a security interest in favor of Borrowers under an Operating Lease.
Notwithstanding anything to the contrary contained herein, the security interests granted under this Agreement shall not extend to any permit, lease, license or other contract right of Borrower if the grant of a security interest in such permit, lease, license or other contract right in the manner contemplated by this Agreement is prohibited by the terms of such permit, lease, license or other contract right or by applicable Law and would result in the termination of such lease or license or give the other parties thereto the right to terminate, accelerate or otherwise adversely alter Borrower’s rights, title and interests thereunder (including upon the giving of notice or the lapse of time or both); provided that (i) any such limitation on the security interests granted hereunder shall only apply to the extent that any such prohibition could not be rendered ineffective pursuant to the UCC or any other applicable Law (including the Bankruptcy Code and Sections 9-406, 9-407 and 9-408 of the UCC) or principles of equity, (ii) in the event of the termination or elimination of any such prohibition or the requirement for any consent contained in such permit, lease, license or other contract right or in any applicable Law, to the extent sufficient to permit any such item to become Collateral hereunder, or upon the granting of any such consent, or waiving or terminating any requirement for such consent, a security interest in such permit, lease, license or other contract right shall be automatically and simultaneously granted hereunder and shall be included as Collateral hereunder, and (iii) all rights to payment of money due or to become due pursuant to, and all rights to the proceeds from the sale of, any such permit, lease, license or other contract right shall be and at all times remain subject to the security interests created by this Agreement.
Section 10.2    Representations Regarding Security Interest. Pursuant to the Liens created pursuant to Section 10.1 above and pursuant to all of the other Security Documents (if any) (including, without limitation, any and all UCC financing statements being filed by Agent), and assuming that any such Security Document that is intended to be filed with any governmental public recording or filing office has been so filed, Agent has been granted and has a valid and perfected first priority security interest and Lien

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in the Collateral, including the Personal Property (subject only to any Permitted Liens under the terms of this Agreement and the other Financing Documents) securing the payment of the Obligations, and such security interests and Liens are entitled to all of the rights, priorities and benefits afforded by the UCC or other applicable Laws as enacted in any relevant jurisdiction which relate to perfected security interests. No authorization, approval or other action by, and no notice to or filing with, any Governmental Authority or consent of any other Person is required for (a) the grant by each Borrower to Agent of the security interests and Liens in the Collateral, including the Personal Property, provided for under this Agreement and the other Security Documents (if any), or (b) the exercise by Agent of its rights and remedies with respect to the Collateral, including the Personal Property, provided for under this Agreement and the other Security Documents or under any applicable Law, including the UCC, other than the filing of financing statements and the recordation of any Security Document that is intended to be filed with any governmental public recording or filing office.
Section 10.3    Financing Statements. Each Borrower hereby authorizes Agent to file without the signature of such Borrower one or more UCC financing statements relating to all or any part of the Collateral, which financing statements may list Agent as the “secured party” and such Borrower as the “debtor” and which describe and indicate the collateral covered thereby as all or any part of the Collateral under the Financing Documents (including an indication of the collateral covered by any such financing statement as “all assets” of such Borrower now owned or hereafter acquired), in such jurisdictions as Agent from time to time determines are appropriate, and to file without the signature of such Borrower any continuations of or amendments to any such financing statements, in any such case in order for Agent to perfect, preserve or protect the Liens, rights and remedies of Agent with respect to the Collateral.
Section 10.4    Landlord Waiver. Notwithstanding anything to the contrary set forth in that certain Landlord’s Waiver and Consent dated as of the Closing Date (as the same may be amended, modified, supplemented, restated or replaced, the “Landlord Waiver”), by and among FPOC, LLC, Parent and Midcap Financial, LLC, Agent and Lenders hereby agree that, as between Borrowers and Parent, on the one hand, and Agent and Lenders, on the other hand, unless otherwise permitted hereunder, Agent and Lenders shall not exercise any of their rights pursuant to the Landlord Waiver to enter upon, occupy or remain in the Premises (as defined in the Landlord Waiver) or to inspect or remove any or all of the Books and Records (as defined in the Landlord Waiver) unless and until an Event of Default shall have occurred and be continuing.
ARTICLE 11    – EVENTS OF DEFAULT
Section 11.1    Events of Default. For purposes of the Financing Documents, the occurrence of any of the following conditions and/or events, whether voluntary or involuntary, by operation of law or otherwise, shall constitute an “Event of Default”:
(g)    (i) any Borrower shall fail to pay when due any principal when payable under this Agreement, (ii) any Borrower shall fail to pay when due any interest, premium or fee under any Financing Document or any other amount payable under any Financing Document and such failure shall continue for five (5) Business Days, (iii) there shall occur any default in the performance of or compliance with any of the following sections of this Agreement: Sections 4.4(d) and 4.6, Article 5, and Article 6, or (iv) there shall occur any default in the performance of or compliance with Section 4.1 of this Agreement and such default in performance or compliance is not remedied by the Credit Party within five (5) Business Days of Borrower Representative’s receipt of written notice from Agent or Required Lenders of such default;
(h)    any Credit Party defaults in the performance of or compliance with any term contained in this Agreement or in any other Financing Document (other than occurrences described in other

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provisions of this Section 11.1 for which a different grace or cure period is specified or for which no grace or cure period is specified and thereby constitute immediate Events of Default) and such default is not remedied by the Credit Party or waived by Agent within forty-five (45) days after the earlier of (i) receipt by Borrower Representative of notice from Agent or Required Lenders of such default, or (ii) actual knowledge of any Responsible Officer of Borrower or any other Credit Party of such default; provided, however, if such default is capable of remedy but not within such forty-five (45) day period and, in Agent’s good faith credit judgment, Borrowers have continued to work in good faith to remedy such default, such forty-five (45) day period shall be extended by an additional ninety (90) days upon written notice by Agent;
(i)    any representation, warranty, certification or statement made by any Credit Party or any other Person on behalf of, or as an officer of, a Credit Party in any Financing Document or in any certificate, financial statement or other document delivered pursuant to any Financing Document is incorrect in any respect (or in any material respect if such representation, warranty, certification or statement is not by its terms already qualified as to materiality) when made (or deemed made);
(j)    (i) failure of any Credit Party to pay when due (giving effect to any applicable grace period) any principal, interest or other amount on Debt (other than the Loan) or in respect of any Swap Contract, or the occurrence of any breach, default, condition or event with respect to any Debt (other than the Loan) or in respect of any Swap Contract, if the effect of such failure or occurrence is to cause or to permit the holder or holders of any such Debt, or the counterparty under any such Swap Contract, to cause, Debt or other liabilities having an individual principal amount in excess of $500,000 in the aggregate with respect to Credit Parties other than Parent and $15,000,000 with respect to Parent or having an aggregate principal amount in excess of $500,000 in the aggregate with respect to Credit Parties other than Parent and $15,000,000 with respect to Parent to become or be declared due prior to its stated maturity; or (ii) the occurrence of any breach or default under any terms or provisions of any Subordinated Debt Document or under any agreement subordinating the Subordinated Debt to all or any portion of the Obligations or the occurrence of any event requiring the prepayment of any Subordinated Debt;
(k)    any Credit Party shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar Law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing;
(l)    an involuntary case or other proceeding shall be commenced against any Credit Party seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar Law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of sixty (60) days; or an order for relief shall be entered against any Credit Party under applicable federal bankruptcy, insolvency or other similar Law in respect of (i) bankruptcy, liquidation, winding-up, dissolution or suspension of general operations, (ii) composition, rescheduling, reorganization, arrangement or readjustment of, or other relief from, or stay of proceedings to enforce, some or all of the debts or obligations, or (iii) possession, foreclosure, seizure or retention, sale or other disposition of, or other proceedings to enforce security over, all or any substantial part of the assets of such Credit Party;

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(m)    (i) institution of any steps by any Person to terminate a Pension Plan if as a result of such termination any Credit Party is required to make a contribution to such Pension Plan, or could incur a liability or obligation to such Pension Plan, in excess of $1,500,000 in the aggregate with respect to Credit Parties other than Parent and $15,000,000 with respect to Parent, (ii) a contribution failure occurs with respect to any Pension Plan sufficient to give rise to a Lien under Section 303(k) of ERISA, or (iii) there shall occur any withdrawal or partial withdrawal from a Multiemployer Plan and the withdrawal liability (without unaccrued interest) to Multiemployer Plans as a result of such withdrawal (including any outstanding withdrawal liability that any Credit Party or any member of the Controlled Group have incurred on the date of such withdrawal) exceeds $1,500,000 in the aggregate with respect to Credit Parties other than Parent and $15,000,000 with respect to Parent;
(n)    one or more judgments or orders for the payment of money (not paid, fully covered by insurance maintained in accordance with the requirements of this Agreement and as to which the relevant insurance company has not denied coverage, or sufficiently reserved in good and available funds by or on behalf of the applicable Credit Party in a manner reasonably acceptable to Agent) aggregating in excess of $1,000,000 in the aggregate with respect to Credit Parties other than Parent and $15,000,000 with respect to Parent shall be rendered against any or all Credit Parties and either (i) enforcement proceedings shall have been commenced by any creditor upon any such judgments or orders, or (ii) there shall be any period of twenty (20) consecutive days during which a stay of enforcement of any such judgments or orders, by reason of a pending appeal, bond or otherwise, shall not be in effect;
(o)    any Lien created by any of the Security Documents shall at any time fail to constitute a valid and perfected Lien on all of the Collateral purported to be secured thereby, subject to no Liens except for Permitted Liens, for any reason other than the failure of Agent or any Lender to take any action within its reasonable control, or any Credit Party shall so assert;
(p)    the institution by any Governmental Authority of criminal proceedings against any Credit Party that could reasonably be expected to have a Material Adverse Effect;
(q)    any Borrower makes any payment on account of any Debt that has been subordinated to any of the Obligations, other than payments specifically permitted by the terms of such subordination;
(r)    the occurrence of any fact, event or circumstance that could reasonably be expected to result in a Material Adverse Effect, if such default shall have continued unremedied for a period of ten (10) days after written notice from Agent;
(s)    there shall occur any (i) Event of Default under any of the Affiliated Financing Documents, or (ii) event of default under any Operating Lease or other Operative Document (and such default is not cured within the applicable time period set forth therein); or
(t)    there shall occur any Change in Control or Transfer.
Notwithstanding the foregoing, if a Credit Party fails to comply with any same provision of Section 11.1(a) of this Agreement two (2) times in any twelve (12) month period and Agent has given to Borrower Representative in connection with each such failure any notice to which Borrowers would be entitled under this Section before such failure could become an Event of Default, then all subsequent failures by a Credit Party to comply with such provision of Section 11.1(a) of this Agreement shall effect an immediate Event of Default (without the expiration of any applicable cure period) with respect to all subsequent failures by

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a Credit Party to comply with such provision of this Agreement, and Agent thereupon may exercise any remedy set forth in this Article 11 without affording Borrowers any opportunity to cure such Event of Default.
All cure periods provided for in this Section 11.1 shall run concurrently with any cure period provided for in any applicable Financing Documents under which the default occurred.
Section 11.2    Acceleration and Suspension or Termination of Loan Commitment. Upon the occurrence and during the continuance of an Event of Default, Agent may, and shall if requested by Required Lenders, (a) by notice to Borrower Representative suspend or terminate the Loan Commitment and the obligations of Agent and the Lenders with respect thereto, in whole or in part (and, if in part, such reduction shall be pro rata among the Lenders having a Loan Commitment Percentage), and/or (b) by notice to Borrower Representative declare the Obligations to be, and the Obligations shall thereupon become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Borrower and Borrowers will pay the same; provided, however, that in the case of any of the Events of Default specified in Section 11.1(e) or 11.1(f) above, without any notice to any Borrower or any other act by Agent or the Lenders, the Loan Commitment and the obligations of Agent and the Lenders with respect thereto shall thereupon immediately and automatically terminate and all of the Obligations shall become immediately and automatically due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Borrower and Borrowers will pay the same.
Section 11.3    UCC Remedies. Upon the occurrence of and during the continuance of an Event of Default under this Agreement or the other Financing Documents, Agent, in addition to all other rights, options, and remedies granted to Agent under this Agreement or at Law or in equity, may exercise, either directly or through one or more assignees or designees, all rights and remedies granted to it under all Financing Documents and under the UCC in effect in the applicable jurisdiction(s) and under any other applicable Law. Without restricting the generality of the foregoing and for the purposes aforesaid, each Borrower hereby appoints and constitutes Agent its lawful attorney-in-fact with full power of substitution in the Collateral to use unadvanced funds remaining under this Agreement or which may be reserved, escrowed or set aside for any purposes hereunder at any time, or to advance funds in excess of the face amount of the Notes, to pay, settle or compromise all existing bills and claims, which may be Liens or security interests, or to avoid such bills and claims becoming Liens against the Collateral; to execute all applications and certificates in the name of such Borrower and to prosecute and defend all actions or proceedings in connection with the Collateral; and to do any and every act which such Borrower might do in its own behalf; it being understood and agreed that this power of attorney shall be a power coupled with an interest and cannot be revoked.
Section 11.4    Default Rate of Interest. At the election of Agent or Required Lenders, after the occurrence of an Event of Default and for so long as it continues, the Loan and other Obligations shall bear interest at rates that are four percent (4.0%) per annum in excess of the rates otherwise payable under this Agreement (“Default Interest Rate”).
Section 11.5    Setoff Rights. During the continuance of any Event of Default, each Lender is hereby authorized by each Borrower at any time or from time to time, with reasonably prompt subsequent notice to such Borrower (any prior or contemporaneous notice being hereby expressly waived) to set off and to appropriate and to apply any and all (a) balances held by such Lender or any of such Lender’s Affiliates at any of its offices for the account of such Borrower (regardless of whether such balances are then due to such Borrower), and (b) other property at any time held or owing by such Lender to or for the credit or for the account of such Borrower, against and on account of any of the Obligations; except that no Lender shall exercise any such right without the prior written consent of Agent. Any Lender exercising a right to set off shall purchase for cash (and the other Lenders shall sell) interests in each of such other Lender’s Pro Rata

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Share of the Obligations as would be necessary to cause all Lenders to share the amount so set off with each other Lender in accordance with their respective Pro Rata Share of the Obligations. Each Borrower agrees, to the fullest extent permitted by Law, that any Lender and any of such Lender’s Affiliates may exercise its right to set off with respect to the Obligations as provided in this Section 11.5.
Section 11.6    Application of Proceeds. Notwithstanding anything to the contrary contained in this Agreement, upon the occurrence and during the continuance of an Event of Default, (a) each Borrower irrevocably waives the right to direct the application of any and all payments at any time or times thereafter received by Agent from or on behalf of such Borrower or any Guarantor of all or any part of the Obligations, and, as between Borrowers on the one hand and Agent and Lenders on the other, Agent shall have the continuing and exclusive right to apply and to reapply any and all payments received against the Obligations in such manner as Agent may deem advisable notwithstanding any previous application by Agent and (b) the proceeds of any sale of, or other realization upon, all or any part of the Collateral shall be applied: first, to all fees, costs, indemnities, liabilities, obligations and expenses incurred by or owing to Agent with respect to this Agreement, the other Financing Documents or the Collateral; second, to all fees, costs, indemnities, liabilities, obligations and expenses incurred by or owing to any Lender with respect to this Agreement, the other Financing Documents or the Collateral; third, to accrued and unpaid interest on the Obligations (including any interest which, but for the provisions of the Bankruptcy Code, would have accrued on such amounts); fourth, to the principal amount of the Obligations outstanding; fifth, to any other indebtedness or obligations of Borrowers owing to Agent or any Lender under the Financing Documents; and sixth, to any other indebtedness of obligations of owing under the Affiliated Financing Documents. Any balance remaining shall be delivered to Borrowers or to whomever may be lawfully entitled to receive such balance (including any holder of the indebtedness evidenced by the Affiliated Financing Documents) or as a court of competent jurisdiction may direct. In carrying out the foregoing, (y) amounts received shall be applied in the numerical order provided until exhausted prior to the application to the next succeeding category, and (z) each of the Persons entitled to receive a payment in any particular category shall receive an amount equal to its Pro Rata Share of amounts available to be applied pursuant thereto for such category.
Section 11.7    Waivers.
(a)    Except as otherwise provided for in this Agreement and to the fullest extent permitted by applicable Law, each Borrower waives: (i) presentment, demand and protest, and notice of presentment, dishonor, intent to accelerate, acceleration, protest, default, nonpayment, maturity, release, compromise, settlement, extension or renewal of any or all Financing Documents, the Notes or any other notes, commercial paper, accounts, contracts, documents, instruments, chattel paper and Guarantees at any time held by Lenders on which any Borrower may in any way be liable, and hereby ratifies and confirms whatever Lenders may do in this regard; (ii) all rights to notice and a hearing prior to Agent’s or any Lender’s taking possession or control of, or to Agent’s or any Lender’s replevy, attachment or levy upon, any Collateral or any bond or security which might be required by any court prior to allowing Agent or any Lender to exercise any of its remedies; and (iii) the benefit of all valuation, appraisal and exemption Laws. Each Borrower acknowledges that it has been advised by counsel of its choices and decisions with respect to this Agreement, the other Financing Documents and the transactions evidenced hereby and thereby.
(b)    Each Borrower for itself and all its successors and assigns, (i) agrees that its liability shall not be in any manner affected by any indulgence, extension of time, renewal, waiver, or modification granted or consented to by Agent or any Lender; (ii) consents to any indulgences and all extensions of time, renewals, waivers, or modifications that may be granted by Agent or any Lender with respect to the payment or other provisions of the Financing Documents, and to any substitution, exchange

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or release of the Collateral, or any part thereof, with or without substitution, and agrees to the addition or release of any Borrower, endorsers, guarantors, or sureties, or whether primarily or secondarily liable, without notice to any other Borrower and without affecting its liability hereunder; (iii) agrees that its liability shall be unconditional and without regard to the liability of any other Borrower, Agent or any Lender for any tax on the indebtedness; and (iv) to the fullest extent permitted by Law, expressly waives the benefit of any statute or rule of law or equity now provided, or which may hereafter be provided, which would produce a result contrary to or in conflict with the foregoing.
(c)    To the extent that Agent or any Lender may have acquiesced in any noncompliance with any requirements or conditions precedent to the closing of the Loan or to any subsequent disbursement of Loan proceeds, such acquiescence shall not be deemed to constitute a waiver by Agent or any Lender of such requirements with respect to any future disbursements of Loan proceeds and Agent may at any time after such acquiescence require Borrowers to comply with all such requirements. Any forbearance by Agent or Lender in exercising any right or remedy under any of the Financing Documents, or otherwise afforded by applicable Law, including any failure to accelerate the maturity date of the Loan, shall not be a waiver of or preclude the exercise of any right or remedy nor shall it serve as a novation of the Notes or as a reinstatement of the Loan or a waiver of such right of acceleration or the right to insist upon strict compliance of the terms of the Financing Documents. Agent’s or any Lender’s acceptance of payment of any sum secured by any of the Financing Documents after the due date of such payment shall not be a waiver of Agent’s and such Lender’s right to either require prompt payment when due of all other sums so secured or to declare a default for failure to make prompt payment. The procurement of insurance or the payment of taxes or other Liens or charges by Agent as the result of an Event of Default shall not be a waiver of Agent’s right to accelerate the maturity of the Loan, nor shall Agent’s receipt of any condemnation awards, insurance proceeds, or damages under this Agreement operate to cure or waive any Credit Party’s default in payment of sums secured by any of the Financing Documents.
(d)    Without limiting the generality of anything contained in this Agreement or the other Financing Documents, each Borrower agrees that if an Event of Default is continuing (i) Agent and Lenders shall not be subject to any “one action” or “election of remedies” Law or rule, and (ii) all Liens and other rights, remedies or privileges provided to Agent or Lenders shall remain in full force and effect until Agent or Lenders have exhausted all remedies against the Collateral and any other properties owned by Borrowers and the Financing Documents and other security instruments or agreements securing the Loan have been foreclosed, sold and/or otherwise realized upon in satisfaction of Borrowers’ obligations under the Financing Documents.
(e)    Nothing contained herein or in any other Financing Document shall be construed as requiring Agent or any Lender to resort to any part of the Collateral for the satisfaction of any of Borrowers’ obligations under the Financing Documents in preference or priority to any other Collateral, and Agent may seek satisfaction out of all of the Collateral or any part thereof, in its absolute discretion in respect of Borrowers’ obligations under the Financing Documents. In addition, Agent shall have the right from time to time to partially foreclose upon any Collateral in any manner and for any amounts secured by the Financing Documents then due and payable as determined by Agent in its sole discretion, including, without limitation, the following circumstances: (i) in the event any Borrower defaults beyond any applicable grace period in the payment of one or more scheduled payments of principal and/or interest, Agent may foreclose upon all or any part of the Collateral to recover such delinquent payments, or (ii) in the event Agent elects to accelerate less than the entire outstanding principal balance of the Loan, Agent may foreclose all or any part of the Collateral to recover so much of the principal balance of the Loan as Lender may accelerate and such other sums secured by one or more of the Financing Documents as Agent may elect. Notwithstanding one or more partial foreclosures, any unforeclosed Collateral shall remain

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subject to the Financing Documents to secure payment of sums secured by the Financing Documents and not previously recovered.
(f)    To the fullest extent permitted by Law, each Borrower, for itself and its successors and assigns, waives in the event of foreclosure of any or all of the Collateral any equitable right otherwise available to any Credit Party which would require the separate sale of any of the Collateral or require Agent or Lenders to exhaust their remedies against any part of the Collateral before proceeding against any other part of the Collateral; and further in the event of such foreclosure each Borrower does hereby expressly consent to and authorize, at the option of Agent, the foreclosure and sale either separately or together of each part of the Collateral.
Section 11.8    Injunctive Relief. The parties acknowledge and agree that, in the event of a breach or threatened breach of any Credit Party’s obligations under any Financing Documents, Agent and Lenders may have no adequate remedy in money damages and, accordingly, shall be entitled to an injunction (including, without limitation, a temporary restraining order, preliminary injunction, writ of attachment, or order compelling an audit) against such breach or threatened breach, including, without limitation, maintaining any cash management and collection procedure described herein. However, no specification in this Agreement of a specific legal or equitable remedy shall be construed as a waiver or prohibition against any other legal or equitable remedies in the event of a breach or threatened breach of any provision of this Agreement. Each Credit Party waives, to the fullest extent permitted by Law, the requirement of the posting of any bond in connection with such injunctive relief. By joining in the Financing Documents as a Credit Party, each Credit Party specifically joins in this Section as if this Section were a part of each Financing Document executed by such Credit Party.
Section 11.9    Marshalling; Payments Set Aside. Neither Agent nor any Lender shall be under any obligation to marshal any assets in payment of any or all of the Obligations. To the extent that Borrower makes any payment or Agent enforces its Liens or Agent or any Lender exercises its right of set-off, and such payment or the proceeds of such enforcement or set-off is subsequently invalidated, declared to be fraudulent or preferential, set aside, or required to be repaid by anyone, then to the extent of such recovery, the Obligations or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefore, shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or set-off had not occurred.
ARTICLE 12    – [RESERVED]
ARTICLE 13    – AGENT
Section 13.1    Appointment and Authorization. Each Lender hereby irrevocably appoints and authorizes Agent to enter into each of the Financing Documents to which it is a party (other than this Agreement) on its behalf and to take such actions as Agent on its behalf and to exercise such powers under the Financing Documents as are delegated to Agent by the terms thereof, together with all such powers as are reasonably incidental thereto. Subject to the terms of Section 13.16 and to the terms of the other Financing Documents, Agent is authorized and empowered to amend, modify, or waive any provisions of this Agreement or the other Financing Documents on behalf of Lenders. Except for rights specifically provided to Borrowers, the provisions of Section 13.1 through Section 13.15 of this Article 13 are solely for the benefit of Agent and Lenders and neither any Borrower nor any other Credit Party shall have any rights as a third party beneficiary of any of the provisions hereof. In performing its functions and duties under this Agreement, Agent shall act solely as agent of Lenders and does not assume and shall not be deemed to have assumed any obligation toward or relationship of agency or trust with or for any Borrower or any other Credit Party.

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Agent may perform any of its duties hereunder, or under the Financing Documents, by or through its agents or employees.
Section 13.2    Agent and Affiliates. Agent shall have the same rights and powers under the Financing Documents as any other Lender and may exercise or refrain from exercising the same as though it were not Agent, and Agent and its Affiliates may lend money to, invest in and generally engage in any kind of business with each Credit Party or Affiliate of any Credit Party as if it were not Agent hereunder.
Section 13.3    Action by Agent. The duties of Agent shall be mechanical and administrative in nature. Agent shall not have by reason of this Agreement a fiduciary relationship in respect of any Lender. Nothing in this Agreement or any of the Financing Documents is intended to or shall be construed to impose upon Agent any obligations in respect of this Agreement or any of the Financing Documents except as expressly set forth herein or therein.
Section 13.4    Consultation with Experts. Agent may consult with legal counsel, independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.
Section 13.5    Liability of Agent. Neither Agent nor any of its directors, officers, agents or employees shall be liable to any Lender for any action taken or not taken by it in connection with the Financing Documents, except that Agent shall be liable with respect to its specific duties set forth hereunder but only to the extent of its own gross negligence or willful misconduct in the discharge thereof as determined by a final non-appealable judgment of a court of competent jurisdiction. Neither Agent nor any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into or verify (a) any statement, warranty or representation made in connection with any Financing Document or any borrowing hereunder; (b) the performance or observance of any of the covenants or agreements specified in any Financing Document; (c) the satisfaction of any condition specified in any Financing Document; (d) the validity, effectiveness, sufficiency or genuineness of any Financing Document, any Lien purported to be created or perfected thereby or any other instrument or writing furnished in connection therewith; (e) the existence or non-existence of any Default or Event of Default; or (f) the financial condition of any Credit Party. Agent shall not incur any liability by acting in reliance upon any notice, consent, certificate, statement, or other writing (which may be a bank wire, telex, facsimile or electronic transmission or similar writing) believed by it to be genuine or to be signed by the proper party or parties. Agent shall not be liable for any apportionment or distribution of payments made by it in good faith and if any such apportionment or distribution is subsequently determined to have been made in error the sole recourse of any Lender to whom payment was due but not made, shall be to recover from other Lenders any payment in excess of the amount to which they are determined to be entitled (and such other Lenders hereby agree to return to such Lender any such erroneous payments received by them).
Section 13.6    Indemnification. Each Lender shall, in accordance with its Pro Rata Share, indemnify Agent (to the extent not reimbursed by Borrowers) upon demand against any cost, expense (including counsel fees and disbursements), claim, demand, action, loss or liability (except such as result from Agent’s gross negligence or willful misconduct as determined by a final non-appealable judgment of a court of competent jurisdiction) that Agent may suffer or incur in connection with the Financing Documents or any action taken or omitted by Agent hereunder or thereunder. If any indemnity furnished to Agent for any purpose shall, in the opinion of Agent, be insufficient or become impaired, Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against even if so directed by Required Lenders until such additional indemnity is furnished.

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Section 13.7    Right to Request and Act on Instructions. Agent may at any time request instructions from Lenders with respect to any actions or approvals which by the terms of this Agreement or of any of the Financing Documents Agent is permitted or desires to take or to grant, and if such instructions are promptly requested, Agent shall be absolutely entitled to refrain from taking any action or to withhold any approval and shall not be under any liability whatsoever to any Person for refraining from any action or withholding any approval under any of the Financing Documents until it shall have received such instructions from Required Lenders or all or such other portion of the Lenders as shall be prescribed by this Agreement. Without limiting the foregoing, no Lender shall have any right of action whatsoever against Agent as a result of Agent acting or refraining from acting under this Agreement or any of the other Financing Documents in accordance with the instructions of Required Lenders (or all or such other portion of the Lenders as shall be prescribed by this Agreement) and, notwithstanding the instructions of Required Lenders (or such other applicable portion of the Lenders), Agent shall have no obligation to take any action if it believes, in good faith, that such action would violate applicable Law or exposes Agent to any liability for which it has not received satisfactory indemnification in accordance with the provisions of Section 13.6.
Section 13.8    Credit Decision. Each Lender acknowledges that it has, independently and without reliance upon Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking any action under the Financing Documents.
Section 13.9    Collateral Matters. Lenders irrevocably authorize Agent, at its option and in its discretion, to (a) release any Lien granted to or held by Agent under any Security Document (i) upon termination of the Loan Commitment and payment in full of all Obligations (other than Contingent Obligations hereunder to the extent that no such claims have been made as of the date thereof or the known existence of a claim reasonably likely to be asserted with respect thereto), and, to the extent required by Agent in its sole discretion, the expiration, termination or cash collateralization (to the satisfaction of Agent) of all Swap Contracts secured, in whole or in part, by any Collateral; or (ii) constituting property sold or disposed of as part of or in connection with any disposition permitted under any Financing Document (it being understood and agreed that Agent may conclusively rely without further inquiry on a certificate of a Responsible Officer as to the sale or other disposition of property being made in full compliance with the provisions of the Financing Documents); and (b) release or subordinate any Lien granted to or held by Agent under any Security Document constituting personal property described herein (it being understood and agreed that Agent may conclusively rely without further inquiry on a certificate of a Responsible Officer as to the identification of any personal property described herein). Upon request by Agent at any time, Lenders will confirm Agent’s authority to release and/or subordinate particular types or items of Collateral pursuant to this Section 13.9.
Section 13.10    Agency for Perfection. Agent and each Lender hereby appoint each other Lender as agent for the purpose of perfecting Agent’s security interest in assets which, in accordance with the Uniform Commercial Code in any applicable jurisdiction, can be perfected by possession or control. Should any Lender (other than Agent) obtain possession or control of any such assets, such Lender shall notify Agent thereof, and, promptly upon Agent’s request therefor, shall deliver such assets to Agent or in accordance with Agent’s instructions or transfer control to Agent in accordance with Agent’s instructions. Each Lender agrees that it will not have any right individually to enforce or seek to enforce any Security Document or to realize upon any Collateral for the Loan unless instructed to do so by Agent (or consented to by Agent, as provided in Section 11.5), it being understood and agreed that such rights and remedies may be exercised only by Agent.

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Section 13.11    Notice of Default. Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default except with respect to defaults in the payment of principal, interest and fees required to be paid to Agent for the account of Lenders, unless Agent shall have received written notice from a Lender or a Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a “notice of default”. Agent will notify each Lender of its receipt of any such notice. Agent shall take such action with respect to such Default or Event of Default as may be requested by Required Lenders (or all or such other portion of the Lenders as shall be prescribed by this Agreement) in accordance with the terms hereof. Unless and until Agent has received any such request, Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable or in the best interests of Lenders.
Section 13.12    Assignment by Agent; Resignation of Agent; Successor Agent.
(a)    Agent may at any time, without the consent of the Lenders or Borrowers, assign its rights, powers, privileges and duties hereunder to (i) another Lender, or (ii) any Person that, either by itself or together with one or more of its Affiliates or Approved Funds of itself or an Affiliate, holds or controls (or, as of the date of assignment of such agency rights, will hold or control) 50% or more of the interests in the Loan held by the assigning Agent in its capacity as a Lender; provided, however, that nothing in this Section 13.12(a) shall restrict subsequent assignments of interests as a Lender held by such Agent assignee.  Following any such assignment, Agent shall give notice to the Lenders and Borrowers.  An assignment by Agent pursuant to this subsection (a) shall not be deemed a resignation by Agent for purposes of subsection (b) below.
(b)    Without limiting the rights of Agent to designate an assignee pursuant to subsection (a) above, Agent may at any time give notice of its resignation to the Lenders and Borrowers. Upon receipt of any such notice of resignation, Required Lenders shall have the right to appoint a successor Agent. If no such successor shall have been so appointed by Required Lenders and shall have accepted such appointment within ten (10) Business Days after the retiring Agent gives notice of its resignation, then the retiring Agent may on behalf of the Lenders, appoint a successor Agent; provided, however, that if Agent shall notify Borrowers and the Lenders that no Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice from Agent that no Person has accepted such appointment and, from and following delivery of such notice, (i) the retiring Agent shall be discharged from its duties and obligations hereunder and under the other Financing Documents and (ii) all payments, communications and determinations provided to be made by, to or through Agent shall instead be made by or to each Lender directly, until such time as Required Lenders appoint a successor Agent as provided for above in this paragraph.
(c)    Upon (i) an assignment permitted by subsection (a) above or (ii) the acceptance of a successor’s appointment as Agent pursuant to subsection (b) above, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Agent, and the retiring Agent shall be discharged from all of its duties and obligations hereunder and under the other Financing Documents (if not already discharged therefrom as provided above in this paragraph). The fees payable by Borrowers to a successor Agent shall be the same as those payable to its predecessor unless otherwise agreed between Borrowers and such successor. After the retiring Agent’s resignation hereunder and under the other Financing Documents, the provisions of this Article and Section 13.12 shall continue in effect for the benefit of such retiring Agent and its sub-agents in respect of any actions taken or omitted to be taken by any of them while the retiring Agent was acting or was continuing to act as Agent.

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Section 13.13    Payment and Sharing of Payment.
(a)    Loan Payments. Payments of principal, interest and fees in respect of the Loan will be settled on the date of receipt if received by Agent on the last Business Day of a month or on the Business Day immediately following the date of receipt if received on any day other than the last Business Day of a month.
(b)    Return of Payments.
(i)    If Agent pays an amount to a Lender under this Agreement in the belief or expectation that a related payment has been or will be received by Agent from a Borrower and such related payment is not received by Agent, then Agent will be entitled to recover such amount from such Lender on demand without setoff, counterclaim or deduction of any kind, together with interest accruing on a daily basis at the Federal Funds Rate.
(ii)    If Agent determines at any time that any amount received by Agent under this Agreement must be returned to any Borrower or paid to any other Person pursuant to any insolvency Law or otherwise, then, notwithstanding any other term or condition of this Agreement or any other Financing Document, Agent will not be required to distribute any portion thereof to any Lender. In addition, each Lender will repay to Agent on demand any portion of such amount that Agent has distributed to such Lender, together with interest at such rate, if any, as Agent is required to pay to any Borrower or such other Person, without setoff, counterclaim or deduction of any kind.
(c)    Defaulted Lenders. The failure of any Defaulted Lender to make any payment required by it hereunder shall not relieve any other Lender of its obligations to make payment, but neither any other Lender nor Agent shall be responsible for the failure of any Defaulted Lender to make any payment required hereunder. Notwithstanding anything set forth herein to the contrary, a Defaulted Lender shall not have any voting or consent rights under or with respect to any Financing Document or constitute a “Lender” (or be included in the calculation of “Required Lenders” hereunder) for any voting or consent rights under or with respect to any Financing Document.
(d)    Sharing of Payments. If any Lender shall obtain any payment or other recovery (whether voluntary, involuntary, by application of setoff or otherwise) on account of any Loan (other than pursuant to the terms of Section 2.8(f)) in excess of its Pro Rata Share of payments entitled pursuant to the other provisions of this Section 13.13, such Lender shall purchase from the other Lenders such participations in extensions of credit made by such other Lenders (without recourse, representation or warranty) as shall be necessary to cause such purchasing Lender to share the excess payment or other recovery ratably with each of them; provided, however, that if all or any portion of the excess payment or other recovery is thereafter recovered from such purchasing Lender, the purchase shall be rescinded and each Lender which has sold a participation to the purchasing Lender shall repay to the purchasing Lender the purchase price to the ratable extent of such recovery, without interest. Each Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this clause (d) may, to the fullest extent permitted by Law, exercise all its rights of payment (including pursuant to Section 11.5) with respect to such participation as fully as if such Lender were the direct creditor of Borrowers in the amount of such participation). If under any applicable bankruptcy, insolvency or other similar Law, any Lender receives a secured claim in lieu of a setoff to which this clause (d) applies, such Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders entitled under this clause (d) to share in the benefits of any recovery on such secured claim.

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Section 13.14    Right to Perform, Preserve and Protect. If any Credit Party fails to perform any obligation hereunder or under any other Financing Document (after giving effect to any cure periods provided for in this Agreement or such other Financing Document), Agent itself may, but shall not be obligated to, cause such obligation to be performed at Borrowers’ expense. Agent is further authorized by Borrowers and the Lenders to make expenditures from time to time which Agent, in its reasonable business judgment, deems necessary or desirable to (a) preserve or protect the business conducted by Borrowers, the Collateral, or any portion thereof, and/or (b) enhance the likelihood of, or maximize the amount of, repayment of the Loan and other Obligations. Each Borrower hereby agrees to reimburse Agent on demand for any and all costs, liabilities and obligations incurred by Agent pursuant to this Section 13.14. Each Lender hereby agrees to indemnify Agent upon demand for any and all costs, liabilities and obligations incurred by Agent pursuant to this Section 13.14, in accordance with the provisions of Section 13.6.
Section 13.15    Additional Titled Agents. Except for rights and powers, if any, expressly reserved under this Agreement to any bookrunner, arranger or to any titled agent named on the cover page of this Agreement, other than Agent (collectively, the “Additional Titled Agents”), and except for obligations, liabilities, duties and responsibilities, if any, expressly assumed under this Agreement by any Additional Titled Agent, no Additional Titled Agent, in such capacity, has any rights, powers, liabilities, duties or responsibilities hereunder or under any of the other Financing Documents. Without limiting the foregoing, no Additional Titled Agent shall have nor be deemed to have a fiduciary relationship with any Lender. At any time that any Lender serving as an Additional Titled Agent shall have transferred to any other Person (other than any Affiliates) all of its interests in the Loan, such Lender shall be deemed to have concurrently resigned as such Additional Titled Agent.
Section 13.16    Amendments and Waivers.
(a)    No provision of this Agreement or any other Financing Document may be amended, waived or otherwise modified unless such amendment, waiver or other modification is in writing and is signed or otherwise approved by Borrowers, the Required Lenders and any other Lender to the extent required under Section 13.16(b); provided, however, that (i) the Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto; (ii) Agent shall be entitled, in its sole and absolute discretion, to waive any financial covenant of any Borrower and to provide its written consent to a proposed Swap Contract without the consent of any other Lender; and (iii) any Financing Document may be amended or otherwise modified to correct any clear or manifest error or ambiguity with the written consent of Agent and Borrowers.
(b)    In addition to the required signatures under Section 13.16(a), no provision of this Agreement or any other Financing Document may be amended, waived or otherwise modified unless such amendment, waiver or other modification is in writing and is signed or otherwise approved by the following Persons:
(i)    if any amendment, waiver or other modification would increase a Lender’s funding obligations in respect of any Loan, by such Lender; and/or
(ii)    if the rights or duties of Agent are affected thereby, by Agent;
provided, however, that, in each of (a) and (b) above, no such amendment, waiver or other modification shall, unless signed by all the Lenders directly affected thereby, (A) reduce the principal of, rate of interest on or any fees with respect to any Loan or forgive any principal, interest (other than default interest) or fees (other than late charges) with respect to any Loan; (B) postpone the date fixed for, or waive, any payment

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(other than any mandatory prepayment pursuant to Section 2.1(b)(ii)) of principal of any Loan, or of interest on any Loan (other than default interest) or any fees provided for hereunder (other than late charges) or for any termination of any commitment; (C) change the definition of the term Required Lenders or the percentage of Lenders which shall be required for Lenders to take any action hereunder; (D) release all or substantially all of the Collateral, authorize any Borrower to sell or otherwise dispose of all or substantially all of the Collateral or release all or substantially all the Guarantors of all or any portion of the Obligations or their Guarantee obligations with respect thereto, except, in each case with respect to this clause (D), as otherwise may be provided in this Agreement or the other Financing Documents (including in connection with any disposition permitted hereunder); (E) amend, waive or otherwise modify this Section 13.16(b) or the definitions of the terms used in this Section 13.16(b) insofar as the definitions affect the substance of this Section 13.16(b); or (F) consent to the assignment, delegation or other transfer by any Credit Party of any of its rights and obligations under any Financing Document or release any Borrower of its payment obligations under any Financing Document, except as otherwise permitted by this Agreement. It is hereby understood and agreed that all Lenders shall be deemed directly affected by an amendment, waiver or other modification of the type described in the preceding clauses (C), (D), (E) and (F) of the preceding sentence.
(c)    Without limitation of the provisions of the preceding clause (a) and (b), no waiver, amendment or other modification to this Agreement shall, unless signed by each Eligible Swap Counterparty then in existence, modify the provisions of Section 11.6 in any manner adverse to the interests of each such Eligible Swap Counterparty.
Section 13.17    Assignments and Participations.
(a)    Assignments.
(iii)    Any Lender may at any time assign to one or more Eligible Assignees all or any portion of such Lender’s Loan together with all related obligations of such Lender hereunder. Except as Agent may otherwise agree (and, if no Event of Default has occurred and is continuing and if such assignment is made to a Person other than an Affiliate of MCF, Borrowers otherwise agree), the amount of any such assignment (determined as of the date of the applicable Assignment Agreement or, if a “Trade Date” is specified in such Assignment Agreement, as of such Trade Date) shall be in a minimum aggregate amount equal to $1,000,000 or, if less, the assignor’s entire interests in the outstanding Loan; provided, however, that, in connection with simultaneous assignments to two or more related Approved Funds, such Approved Funds shall be treated as one assignee for purposes of determining compliance with the minimum assignment size referred to above. Borrowers and Agent shall be entitled to continue to deal solely and directly with such Lender in connection with the interests so assigned to an Eligible Assignee until Agent shall have received and accepted an effective Assignment Agreement executed, delivered and fully completed by the applicable parties thereto and a processing fee of $3,500 to be paid by the assigning Lender; provided, however, that only one processing fee shall be payable in connection with simultaneous assignments to two or more related Approved Funds.
(iv)    From and after the date on which the conditions described above have been met, (A) such Eligible Assignee shall be deemed automatically to have become a party hereto and, to the extent of the interests assigned to such Eligible Assignee pursuant to such Assignment Agreement, shall have the rights and obligations of a Lender hereunder, and (B) the assigning Lender, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment Agreement, shall be released from its rights and obligations hereunder (other than those that survive termination pursuant to Section 14.1). Upon the request of the Eligible Assignee (and,

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as applicable, the assigning Lender) pursuant to an effective Assignment Agreement, each Borrower shall execute and deliver to Agent for delivery to the Eligible Assignee (and, as applicable, the assigning Lender) Notes in the aggregate principal amount of the Eligible Assignee’s Pro Rata Share of the Loan (and, as applicable, Notes in the principal amount of that portion of the principal amount of the Loan retained by the assigning Lender). Upon receipt by the assigning Lender of such Note, the assigning Lender shall return to Borrower Representative any prior Note held by it.
(v)    Agent, acting solely for this purpose as an agent of Borrowers, shall maintain at its offices located in Bethesda, Maryland a copy of each Assignment Agreement delivered to it and a register for the recordation of the names and addresses of each Lender, and the commitments of, and principal amount (and stated interest) of the Loan owing to, such Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, and Borrowers, Agent and the Lenders shall treat each Person whose name is recorded therein pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by any Borrower and any Lender, at any reasonable time upon reasonable prior notice to Agent.
(vi)    Notwithstanding the foregoing provisions of this Section 13.17(a) or any other provision of this Agreement, any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided, however, that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
(vii)    Notwithstanding the foregoing provisions of this Section 13.17(a) or any other provision of this Agreement, Agent has the right, but not the obligation, to effectuate assignments of the Loan via an electronic settlement system acceptable to Agent as designated in writing from time to time to the Lenders by Agent (the “Settlement Service”). At any time when the Agent elects, in its sole discretion, to implement such Settlement Service, each such assignment shall be effected by the assigning Lender and proposed assignee pursuant to the procedures then in effect under the Settlement Service, which procedures shall be consistent with the other provisions of this Section 13.17(a). Each assigning Lender and proposed Eligible Assignee shall comply with the requirements of the Settlement Service in connection with effecting any assignment of the Loan pursuant to the Settlement Service. If so elected by Agent, Agent’s approval of such Eligible Assignee shall be deemed to have been automatically granted with respect to any transfer effected through the Settlement Service. Assignments and assumptions of the Loan shall be effected by the provisions otherwise set forth herein until Agent notifies Lenders of the Settlement Service as set forth herein.
(b)    Participations. Any Lender may at any time, without the consent of, or notice to, Borrower Representative or Agent, sell to one or more Persons (other than a natural Person or any Borrower or any Affiliate or Subsidiary of a Borrower) participating interests in its Loan, commitments or other interests hereunder (any such Person, a “Participant”). In the event of a sale by a Lender of a participating interest to a Participant, (i) such Lender’s obligations hereunder shall remain unchanged for all purposes, (ii)  such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) Borrowers and Agent shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations hereunder, and (iv) all amounts payable by each Borrower shall be determined as if such Lender had not sold such participation and shall be paid directly to such Lender. Each Borrower agrees that if amounts outstanding under this Agreement are due and payable (as a result of acceleration or otherwise), each Participant shall be deemed to have the right of set-

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off in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement; provided, however, that such right of set-off shall be subject to the obligation of each Participant to share with Lenders, and Lenders agree to share with each Participant, as provided in Section 11.5. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of Borrowers, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loan or other obligations under the Financing Documents (the “Participant Register”); provided, that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Financing Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For avoidance of doubt, the Agent, in its capacity as such, shall have no responsibility or obligation for maintaining any Participant Register.
(c)    Replacement of Lenders. At any time after: (i) receipt by Agent of notice and demand from any Lender for payment of additional costs as provided in Section 2.8(f), which demand shall not have been revoked, (ii) any Borrower is required to pay any Non-Excluded Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.8(a), (iii) any Lender is a Defaulted Lender, and the circumstances causing such status shall not have been cured or waived; or (iv) any failure by any Lender to consent to a requested amendment, waiver or modification to any Financing Document in which Required Lenders have already consented to such amendment, waiver or modification but the consent of such Lender is required with respect thereto (each relevant Lender in the foregoing clauses (i) through (iv) being an “Affected Lender”) each of Borrower Representative and Agent may, at its option, notify such Affected Lender and, in the case of Borrower Representative’s election, Agent, of such Person’s intention to obtain, at Borrowers’ expense, a replacement Lender (“Replacement Lender”) for such Lender, which Replacement Lender shall be an Eligible Assignee and, in the event the Replacement Lender is to replace an Affected Lender described in the preceding clause (iv), such Replacement Lender consents to the requested amendment, waiver or modification making the replaced Lender an Affected Lender. In the event Borrowers or Agent, as applicable, obtains a Replacement Lender within ninety (90) days following notice of its intention to do so, the Affected Lender shall sell, at par, and assign all of its Loan and funding commitments hereunder to such Replacement Lender in accordance with the procedures set forth in Section 13.17(a); provided, however, that (i) Borrowers shall have reimbursed such Lender for its increased costs and additional payments for which it is entitled to reimbursement under Section 2.8(a) or Section 2.8(f), as applicable, of this Agreement through the date of such sale and assignment, and (ii) Borrowers shall pay to Agent the $3,500 processing fee in respect of such assignment. In the event that a replaced Lender does not execute an Assignment Agreement pursuant to Section 13.17(a) within five (5) Business Days after receipt by such replaced Lender of notice of replacement pursuant to this Section 13.17(c) and presentation to such replaced Lender of an Assignment Agreement evidencing an assignment pursuant to this Section 13.17(c), such replaced Lender shall be deemed to have consented to the terms of such Assignment Agreement, and any such Assignment Agreement executed by Agent, the Replacement Lender and, to the extent required pursuant to Section 13.17(a), Borrowers, shall be effective for purposes of this Section 13.17(c) and Section 13.17(a). Upon any such assignment and payment, such replaced Lender shall no longer constitute a “Lender” for purposes hereof, other than with respect to such rights and obligations that survive termination as set forth in Section 14.1.

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(d)    Credit Party Assignments. No Credit Party may assign, delegate or otherwise transfer any of its rights or other obligations hereunder or under any other Financing Document without the prior written consent of Agent and each Lender.
Section 13.18    Intentionally Deleted.
Section 13.19    Lender’s Rights to Offset, Set-Off. Notwithstanding anything to the contrary contained in Section 11.5, each Lender hereby acknowledges that the exercise by any Lender of offset, set-off, banker's lien or similar rights against any deposit or other indebtedness of Borrowers whether or not located in any state with certain Laws restricting lenders from pursuing multiple collection methods could result under such Laws in significant impairment of the ability of all Lenders to recover further amounts in respect of the Loan.  THEREFORE, EACH LENDER AGREES THAT NO LENDER SHALL EXERCISE ANY SUCH RIGHT OF SET-OFF, BANKER'S LIEN, OR OTHERWISE, AGAINST ANY ASSETS OF ANY BORROWER (INCLUDING ALL GENERAL OR SPECIAL, TIME OR DEMAND, PROVISIONAL OR OTHER DEPOSITS AND OTHER INDEBTEDNESS OWING BY SUCH LENDER TO OR FOR THE CREDIT OR THE ACCOUNT OF ANY BORROWER) WITHOUT THE PRIOR WRITTEN CONSENT OF AGENT AND THE REQUIRED LENDERS.
Section 13.20    Definitions. As used in this Article 13, the following terms have the following meanings:
“Additional Titled Agents” has the meaning set forth in Section 13.15.
“Affected Lender” has the meaning set forth in Section 13.17(c).
“Approved Fund” means any (a) investment company, fund, trust, securitization vehicle or conduit that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the Ordinary Course of Business or (b) any Person (other than a natural person) which temporarily warehouses loans for any Lender or any entity described in the preceding clause (a) and that, with respect to each of the preceding clauses (a) and (b), is administered or managed by (i) a Lender, (ii) an Affiliate of a Lender, or (iii) a Person (other than a natural person) or an Affiliate of a Person (other than a natural person) that administers or manages a Lender.
“Assignment Agreement” means an assignment agreement in form and substance acceptable to Agent.
“Defaulted Lender” means, so long as such failure shall remain in existence and uncured, any Lender which shall have failed to make any Loan or other credit accommodation, disbursement, settlement or reimbursement required pursuant to the terms of any Financing Document.
“Eligible Assignee” means (a) a Lender, (b) an Affiliate of a Lender, (c) an Approved Fund, and (d) any other Person (other than a natural person) approved by Agent; provided, however, that notwithstanding the foregoing, “Eligible Assignee” shall not, without the consent of Required Lenders, include any Borrower or any of a Borrower’s Affiliates.
“Federal Funds Rate” means, for any day, the rate of interest per annum (rounded upwards, if necessary, to the nearest whole multiple of 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided, however, that (a) if such day is not a Business Day, the Federal Funds Rate

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for such day shall be such rate on such transactions on the next preceding Business Day, and (b) if no such rate is so published on such next preceding Business Day, the Federal Funds Rate for such day shall be the average rate quoted to Agent on such day on such transactions as determined by Agent.
“Replacement Lender” has the meaning set forth in Section 13.17(c).
“Settlement Service” has the meaning set forth in Section 13.17(a)(v).
ARTICLE 14    – MISCELLANEOUS
Section 14.1    Survival. All agreements, representations and warranties made herein and in every other Financing Document shall survive the execution and delivery of this Agreement and the other Financing Documents and the other Operative Documents. The provisions of Sections 2.8 and 14.15 and Article 13 shall survive the payment of the Obligations (both with respect to any Lender and all Lenders collectively) and any termination of this Agreement, and any judgment with respect to any Obligations, including any final foreclosure judgment with respect to any Security Document, and no unpaid or unperformed, current or future, Obligations will merge into any such judgment.
Section 14.2    No Waivers. No failure or delay by Agent or any Lender in exercising any right, power or privilege under any Financing Document shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein and therein provided shall be cumulative and not exclusive of any rights or remedies provided by Law. Any reference in any Financing Document to the “continuing” nature of any Event of Default shall not be construed as establishing or otherwise indicating that any Borrower or any other Credit Party has the independent right to cure any such Event of Default, but is rather presented merely for convenience should such Event of Default be waived in accordance with the terms of the applicable Financing Documents.
Section 14.3    Notices.
(e)    All notices, requests and other communications to any party hereunder shall be in writing (including prepaid overnight courier, facsimile transmission or similar writing) and shall be given to such party at its address, facsimile number or e-mail address set forth on the signature pages hereof (or, in the case of any such Lender who becomes a Lender after the date hereof, in an assignment agreement or in a notice delivered to Borrower Representative and Agent by the assignee Lender forthwith upon such assignment) or at such other address, facsimile number or e-mail address as such party may hereafter specify for the purpose by notice to Agent and Borrower Representative; provided, however, that notices, requests or other communications shall be permitted by electronic means only in accordance with the provisions of Section 14.3(b) and (c). Each such notice, request or other communication shall be effective (i) if given by facsimile, when such notice is transmitted to the facsimile number specified by this Section and the sender receives a confirmation of transmission from the sending facsimile machine, or (ii) if given by mail, prepaid overnight courier or any other means, when received or when receipt is refused at the applicable address specified by this Section 14.3(a).
(f)    Notices and other communications to the parties hereto may be delivered or furnished by electronic communication (including facsimile, e-mail and Internet or intranet websites) pursuant to procedures approved from time to time by Agent, provided, however, that the foregoing shall not apply to notices sent directly to any Lender if such Lender has notified the Agent and Borrower Representative that it is incapable of receiving notices by electronic communication. The Agent or

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Borrower Representative may, in their discretion, agree to accept notices and other communications to them hereunder by electronic communications pursuant to procedures approved by it, provided, however, that approval of such procedures may be limited to particular notices or communications.
(g)    Unless the Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgment from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgment), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor; provided, however, that if any such notice or other communication is not sent or posted during normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day.
Section 14.4    Severability. In case any provision of or obligation under this Agreement or any other Financing Document shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.
Section 14.5    Headings. Headings and captions used in the Financing Documents (including the Exhibits, Schedules and Annexes hereto and thereto) are included for convenience of reference only and shall not be given any substantive effect.
Section 14.6    Confidentiality. (a) Each Borrower agrees not to transmit or disclose provisions of any Financing Document to any Person other than (i) to such Borrower’s agents, employees, Affiliates, attorneys, auditors and professional consultants; provided, however, that any such Persons either (A) are bound by obligations of confidentiality or (B)  agree to be bound by these provisions, (ii) as required by Law, subpoena, judicial order or similar order and in connection with any litigation, and (iii) as required by the rules of any applicable securities market or exchange) without Agent’s prior written consent; and (b) Agent and each Lender shall hold all non-public information regarding the Credit Parties, any of their Affiliates and their respective businesses obtained by Agent or any Lender pursuant to the requirements hereof or in connection herewith in accordance with such Person’s customary procedures for handling information of such nature, except that disclosure of such information may be made (i) to their respective agents, employees, Subsidiaries, Affiliates, attorneys, auditors, professional consultants, rating agencies, insurance industry associations and portfolio management services; provided, however, that any such Persons either (A) are bound by obligations of confidentiality or (B) agree to be bound by obligations of confidentially, (ii) to prospective transferees or purchasers of any interest in the Loan, the Agent or a Lender, and to prospective contractual counterparties (or the professional advisors thereto) in Swap Contracts permitted hereby; provided, however, that any such Persons either (A) are bound by obligations of confidentiality or (B) agree to be bound by obligations of confidentially, (iii) as required by Law, subpoena, judicial order or similar order and in connection with any litigation, (iv) as may be required in connection with the examination, audit or similar investigation of such Person; (v) to any other party to this Agreement; (vi) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder; and (vii) to a Person that is a trustee, investment advisor, collateral manager, servicer, noteholder or secured party in connection with a Secondary Market Transaction; provided, however, that any such Persons either (A) are bound by obligations of confidentiality or (B)  agree to be bound by obligations of confidentially. Notwithstanding the foregoing, unless restricted by applicable Law, each Lender or Agent will endeavor to notify Borrower Representative of any written request by any Governmental Authority (other than any such request in connection with any examination or inquiry of the

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financial condition of such Agent or Lender by such Governmental Authority) for disclosure of any such non-public information regarding the Credit Parties or their Affiliates prior to disclosure of such information. Confidential Information shall not include information that either: (y) is in the public domain, or becomes part of the public domain after disclosure to such Person through no fault of such Person, or (z) is disclosed to such Person on a non-confidential basis by a Person other than a Credit Party of a representative of a Credit Party; provided, however, Agent does not have actual knowledge that such Person is prohibited from disclosing such information. The obligations of Agent and Lenders under this Section 14.6 shall supersede and replace the obligations of Agent and Lenders under any confidentiality agreement in respect of this financing executed and delivered by Agent or any Lender prior to the date hereof.
Section 14.7    Waiver of Consequential and Other Damages. To the fullest extent permitted by applicable Law, no Borrower shall assert, and each Borrower hereby waives, any claim against any Indemnitee (as defined below), on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of this Agreement, any other Financing Document or any agreement or instrument contemplated hereby or thereby, the transactions contemplated hereby or thereby, any Loan or the use of the proceeds thereof. No Indemnitee shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Financing Documents or the transactions contemplated hereby or thereby.
Section 14.8    GOVERNING LAW; SUBMISSION TO JURISDICTION. THIS AGREEMENT, EACH NOTE AND EACH OTHER FINANCING DOCUMENT, AND ALL MATTERS RELATING HERETO OR THERETO OR ARISING THEREFROM (WHETHER SOUNDING IN CONTRACT LAW, TORT LAW OR OTHERWISE), SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF MARYLAND, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES. EACH BORROWER HEREBY CONSENTS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE COUNTY OF MONTGOMERY, STATE OF MARYLAND AND IRREVOCABLY AGREES THAT, SUBJECT TO AGENT’S ELECTION, ALL ACTIONS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE OTHER FINANCING DOCUMENTS SHALL BE LITIGATED IN SUCH COURTS. EACH BORROWER EXPRESSLY SUBMITS AND CONSENTS TO THE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS. EACH BORROWER HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS AND AGREES THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE UPON SUCH BORROWER BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, ADDRESSED TO SUCH BORROWER AT THE ADDRESS SET FORTH IN THIS AGREEMENT AND SERVICE SO MADE SHALL BE COMPLETE TEN (10) DAYS AFTER THE SAME HAS BEEN POSTED. EACH BORROWER, AGENT AND EACH LENDER AGREE THAT THE LOAN SHALL BE DEEMED TO BE MADE IN, AND THE TRANSACTIONS CONTEMPLATED HEREUNDER AND IN ANY OTHER FINANCING DOCUMENT SHALL BE DEEMED TO HAVE BEEN PERFORMED IN, THE STATE OF MARYLAND.
Section 14.9    WAIVER OF JURY TRIAL.
(a)    EACH BORROWER, AGENT AND THE LENDERS HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THE FINANCING DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY. EACH

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BORROWER, AGENT AND EACH LENDER ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS RELIED ON THE WAIVER IN ENTERING INTO THIS AGREEMENT AND THE OTHER FINANCING DOCUMENTS, AND THAT EACH WILL CONTINUE TO RELY ON THIS WAIVER IN THEIR RELATED FUTURE DEALINGS. EACH BORROWER, AGENT AND EACH LENDER WARRANTS AND REPRESENTS THAT IT HAS HAD THE OPPORTUNITY OF REVIEWING THIS JURY WAIVER WITH LEGAL COUNSEL, AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS.
(b)    In the event any such action or proceeding is brought or filed in any United States federal court sitting in the State of California or in any state court of the State of California, and the waiver of jury trial set forth in Section 14.9(a) hereof is determined or held to be ineffective or unenforceable, the parties agree that all actions or proceedings shall be resolved by reference to a private judge sitting without a jury, pursuant to California Code of Civil Procedure Section 638, before a mutually acceptable referee or, if the parties cannot agree, a referee selected by the Presiding Judge of the Los Angeles County, California. Such proceeding shall be conducted in Los Angeles County, California, with California rules of evidence and discovery applicable to such proceeding. In the event any actions or proceedings are to be resolved by judicial reference, any party may seek from any court having jurisdiction thereover any prejudgment order, writ or other relief and have such prejudgment order, writ or other relief enforced to the fullest extent permitted by Law notwithstanding that all actions or proceedings are otherwise subject to resolution by judicial reference.
Section 14.10    Publication; Advertisement.
(a)    Intentionally Deleted.
(b)    Advertisement. Each Lender and each Borrower hereby authorizes MCF to publish the name of such Lender or such Borrower, as applicable, the existence of the financing arrangements referenced under this Agreement, the primary purpose and/or structure of those arrangements, the amount of credit extended under each facility, the title and role of each party to this Agreement, and the total amount of the financing evidenced hereby in any “tombstone”, comparable advertisement or press release which MCF elects to submit for publication. In addition, each Lender and each Borrower agrees that MCF may provide lending industry trade organizations with information necessary and customary for inclusion in league table measurements after the Closing Date. With respect to any of the foregoing, MCF shall provide Borrowers with an opportunity to review and confer with MCF regarding the contents of any such tombstone, advertisement or information, as applicable, prior to its submission for publication and, following such review period, MCF may, from time to time, publish such information in any media form desired by MCF, until such time that Borrowers shall have requested MCF cease any such further publication.
Section 14.11    Counterparts; Integration. This Agreement and the other Financing Documents may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Signatures by facsimile or by electronic mail delivery of an electronic version (e.g., .pdf or .tif file) of an executed signature page shall bind the parties hereto. This Agreement and the other Financing Documents constitute the entire agreement and understanding among the parties hereto and supersede any and all prior agreements and understandings, oral or written, relating to the subject matter hereof.

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Section 14.12    No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.
Section 14.13    Time. Time is of the essence in each Borrower’s and each other Credit Party’s performance under this Agreement and all other Financing Documents.
Section 14.14    Lender Approvals. Unless expressly provided herein to the contrary, any approval, consent, waiver or satisfaction of Agent or Lenders with respect to any matter that is the subject of this Agreement, the other Financing Documents may be granted or withheld by Agent and Lenders in their sole and absolute discretion and credit judgment.
Section 14.15    Expenses; Indemnity.
(d)    Except as expressly set forth in this Agreement, Borrowers agree to pay all reasonable legal, audit and appraisal fees and all other reasonable out-of-pocket charges and expenses incurred by Agent (including the reasonable fees and expenses of a single counsel for Agent and a single local counsel for Agent in each applicable jurisdiction and Agent’s advisors and consultants) in connection with the negotiation, preparation, legal review, syndication and execution of each of the Financing Documents, including but not limited to UCC and judgment lien searches and UCC filings and fees for post-closing UCC and judgment lien searches. In addition, Borrowers shall pay all such fees and expenses associated with any amendments, modifications and terminations to the Financing Documents following closing. If Agent uses in-house counsel for any of these purposes, Borrowers further agree that the Obligations include a reasonable allocation of costs for such work.
(e)    Borrowers agree to pay all out-of-pocket charges and expenses incurred by Agent (including the reasonable fees and expenses of a single counsel for Agent and a single local counsel for Agent in each applicable jurisdiction, and Agent’s advisers and consultants) in connection with the administration of this Agreement and the other Financing Documents and the credit facilities provided hereunder and thereunder, the administration, enforcement, protection or preservation of any right or claim of Agent, the termination of this Agreement, the termination of any Liens of Agent on the Collateral, or the collection of any amounts due under the Financing Documents, including any such charges and expenses incurred in connection with any “work-out” or with any proceeding under the Bankruptcy Code with respect to any Credit Party. If Agent uses in-house counsel for any of these purposes (i.e., for any task in connection with the enforcement, protection or preservation of any right or claim of Agent and Lenders and the collection of any amounts due under the Financing Documents or in connection with any other purpose mentioned in the foregoing sentence), Borrowers further agree that the Obligations include a reasonable allocation of costs for such work.
(f)    Borrowers hereby indemnify and agree to defend (with counsel reasonably acceptable to Agent) and hold harmless Agent and Lenders, their partners, officers, agents and employees (collectively in the singular, “Indemnitee”) from and against any liability, loss, cost, expense (including the reasonable attorneys’ fees and expenses of a single counsel of each Indemnitee and a single local counsel of each Indemnitee in each applicable jurisdiction), claim, damage, suit, action or proceeding ever suffered or incurred by any Indemnitee or in which an Indemnitee may ever be or become involved (whether as a party, witness or otherwise) (i) arising from any Credit Party’s failure to observe, perform or discharge any of its covenants, obligations, agreements or duties under the Financing Documents, (ii) arising from

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the breach of any of the representations or warranties contained in any Financing Document, (iii) arising by reason of this Agreement, the other Financing Documents or the transactions contemplated hereby or thereby (excluding Taxes which shall be covered by Sections 2.2 and 2.8), or (iv) relating to claims of any Person with respect to the Collateral; provided, however, Borrower shall not be liable under this Section 14.15(c) to the extent such loss is solely related to Indemnitee’s gross negligence or willful misconduct. Notwithstanding anything to the contrary contained herein, Borrowers obligations to pay for attorneys’ fees and expenses incurred as a result of any event described above shall be limited to reasonable attorneys’ fees and expenses of a single counsel (and a single local counsel in each applicable jurisdiction) for Agent and a single counsel (and a single local counsel in each applicable jurisdiction) for all other Indemnitees unless a conflict of interest shall exist, in which case, Borrowers shall be required to pay for one additional counsel (and an additional local counsel in each applicable jurisdiction) for the Indemnitees affected by such conflict.
(g)    Notwithstanding any contrary provision in this Agreement, the obligations of Borrowers under this Section 14.15 shall survive the payment in full of the Obligations and the termination of this Agreement. NO INDEMNITEE SHALL BE RESPONSIBLE OR LIABLE TO THE BORROWERS OR TO ANY OTHER PARTY TO ANY FINANCING DOCUMENT, ANY SUCCESSOR, ASSIGNEE OR THIRD PARTY BENEFICIARY OR ANY OTHER PERSON ASSERTING CLAIMS DERIVATIVELY THROUGH SUCH PARTY, FOR INDIRECT, PUNITIVE, EXEMPLARY OR CONSEQUENTIAL DAMAGES WHICH MAY BE ALLEGED AS A RESULT OF CREDIT HAVING BEEN EXTENDED, SUSPENDED OR TERMINATED UNDER THIS AGREEMENT OR ANY OTHER FINANCING DOCUMENT OR AS A RESULT OF ANY OTHER TRANSACTION CONTEMPLATED HEREUNDER OR THEREUNDER.
Section 14.16    Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of Borrowers and Agent and each Lender and their respective successors and permitted assigns.
Section 14.17    USA PATRIOT Act Notification. Agent (for itself and not on behalf of any Lender) and each Lender hereby notifies Borrowers that pursuant to the requirements of the USA PATRIOT Act, it is required to obtain, verify and record certain information and documentation that identifies Borrowers, which information includes the name and address of Borrower and such other information that will allow Agent or such Lender, as applicable, to identify Borrowers in accordance with the USA PATRIOT Act.
Section 14.18    Reinstatement. This Agreement shall remain in full force and effect and continue to be effective should any petition or other proceeding be filed by or against any Credit Party for liquidation or reorganization, should any Credit Party become insolvent or make an assignment for the benefit of any creditor or creditors or should an interim receiver, receiver, receiver and manager or trustee be appointed for all or any significant part of any Credit Party’s assets, and shall continue to be effective or to be reinstated, as the case may be, if at any time payment and performance of the Obligations, or any part thereof, is, pursuant to applicable Law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Obligations, whether as a fraudulent preference reviewable transaction or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.
Section 14.19    No Impairment. Each Borrower further agrees that its obligations hereunder shall not be impaired in any manner whatsoever by any bankruptcy, extensions, moratoria or other relief granted to any other Borrowers pursuant to any statute presently in force or hereafter enacted.

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Section 14.20    California Waiver; Prepayment Rights.
(a)    BY SIGNING BELOW, EACH BORROWER WAIVES ANY RIGHT, UNDER CALIFORNIA CIVIL CODE SECTION 2954.10 OR OTHERWISE, TO PREPAY ANY PORTION OF THE OUTSTANDING PRINCIPAL BALANCE UNDER THIS AGREEMENT WITHOUT A PREPAYMENT FEE. EACH BORROWER ACKNOWLEDGES THAT PREPAYMENT OF THE PRINCIPAL BALANCE MAY RESULT IN AGENT AND/OR LENDER INCURRING ADDITIONAL LOSSES, COSTS, EXPENSES AND LIABILITIES, INCLUDING LOST REVENUE AND LOST PROFITS. EACH BORROWER THEREFORE AGREES TO PAY A PREPAYMENT FEE AND HEREIN IF ANY PRINCIPAL AMOUNT IS PREPAID, WHETHER VOLUNTARILY OR BY REASON OF ACCELERATION, INCLUDING ACCELERATION UPON ANY SALE OR OTHER TRANSFER OF ANY INTEREST IN THE REAL PROPERTY COLLATERAL. EACH BORROWER FURTHER AGREES THAT AGENT’S AND EACH LENDER'S WILLINGNESS TO OFFER THE INTEREST RATE DESCRIBED HEREIN TO BORROWERS IS SUFFICIENT AND INDEPENDENT CONSIDERATION, GIVEN INDIVIDUAL WEIGHT BY AGENT AND LENDERS FOR THIS WAIVER. EACH BORROWER UNDERSTANDS THAT AGENT AND LENDERS WOULD NOT OFFER SUCH AN INTEREST RATE TO THE BORROWERS ABSENT THIS WAIVER.

Borrower:
ALBUQUERQUE HEIGHTS PROPERTY, LLC, a Delaware limited liability company,
BLUE RIVER KANSAS CITY PROPERTY, LLC, a Delaware limited liability company,
CAMERON MISSOURI PROPERTY, LLC, a Delaware limited liability company,
COLONIAL NEW BRAUNFELS PROPERTY, LLC, a Delaware limited liability company,
INDEPENDENCE MISSOURI PROPERTY, LLC, a Delaware limited liability company,
MONUMENT LA GRANGE PROPERTY, LLC, a Delaware limited liability company,
ROSSVILLE KANSAS PROPERTY, LLC, a Delaware limited liability company,
SANDPIPER WICHITA PROPERTY, LLC, a Delaware limited liability company,
TOWN AND COUNTRY BOERNE PROPERTY, LLC, a Delaware limited liability company,
HOSPITALITY LUBBOCK PROPERTY, LLC, a Delaware limited liability company

By:      /s/ Jon Sadayasu               (SEAL)
Name: Jon Sadayasu
Title: Chief Financial Officer and Treasurer of each
of the entities listed above, intending by this signature to legally bind each such entity

(b)    California Waiver; Release of Lender. Each Borrower for itself and all endorsers, guarantors and sureties and their heirs, legal representatives, successors and assigns, hereby further specifically waives any rights that it may have under Section 1542 of the California Civil Code (to the extent applicable), which provides as follows: “A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE

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MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR,” and further waives any similar rights under applicable Laws.
(c)    California Waiver; No Hearing Required. Each Borrower waives any right or defense it may have at Law or equity, including California Code of Civil Procedure Section 580a, to a fair market value hearing or action to determine a deficiency judgment after a foreclosure.
(d)    Borrower Acknowledgment. California Civil Code Section 2955.5(a) provides as follows: “No lender shall require a borrower, as a condition of receiving or maintaining a loan secured by real property, to provide hazard insurance coverage against risks to the improvements on that real property in an amount exceeding the replacement value of the improvements on the property.” For purposes of the foregoing, (i) the term “hazard insurance coverage” means insurance against losses caused by perils which are commonly covered in policies described as a “Homeowner's Policy,” “General Property Form,” “Guaranteed Replacement Cost Insurance,” “Special Building Form,” “Standard Fire,” “Standard Fire with Extended Coverage,” “Standard Fire with Special Form Endorsement,” or comparable insurance coverage to protect the real property against loss or damage from fire and other perils covered within the scope of a standard extended coverage endorsement, and (ii) the term “Improvements” means buildings or structures attached to the real property. Each Borrower acknowledges having received this disclosure prior to execution of the Note or the Deed of Trust or other security documents to be delivered by Borrowers in connection with the Loan.
[SIGNATURES APPEAR ON FOLLOWING PAGE(S)]

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(Signature Page to Credit and Security Agreement)

IN WITNESS WHEREOF, intending to be legally bound, and intending that this Agreement constitute an agreement executed under seal, the parties hereto have caused this Agreement to be duly executed, under seal, by their respective authorized officers as of the day and year first above written.

BORROWER:
ALBUQUERQUE HEIGHTS PROPERTY, LLC, a Delaware limited liability company,
BLUE RIVER KANSAS CITY PROPERTY, LLC, a Delaware limited liability company,
CAMERON MISSOURI PROPERTY, LLC, a Delaware limited liability company,
COLONIAL NEW BRAUNFELS PROPERTY, LLC, a Delaware limited liability company,
INDEPENDENCE MISSOURI PROPERTY, LLC, a Delaware limited liability company,
MONUMENT LA GRANGE PROPERTY, LLC, a Delaware limited liability company,
ROSSVILLE KANSAS PROPERTY, LLC, a Delaware limited liability company,
SANDPIPER WICHITA PROPERTY, LLC, a Delaware limited liability company,
TOWN AND COUNTRY BOERNE PROPERTY, LLC, a Delaware limited liability company,
HOSPITALITY LUBBOCK PROPERTY, LLC, a Delaware limited liability company

By:      /s/ John Mitchell         (SEAL)
Name: John Mitchell
Title: Chief Administrative Officer and Secretary of each of the entities listed above, intending by this signature to legally bind each such entity

Address: c/o Skilled Healthcare, LLC 27442 Portola Parkway, Suite 200 Foothill Ranch, CA 92610 Attention: Chief Financial Officer Facsimile: (855) 862-3175 E-Mail:

[SIGNATURES CONTINUE ON FOLLOWING PAGE(S)]

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(Signature Page to Credit and Security Agreement)

AGENT: MIDCAP FINANCIAL, LLC, a Delaware limited liability company, as Agent By: /s/ Brett Robinson (SEAL) Name: Brett Robinson Title: Managing Director
Address: 7255 Woodmont Avenue, Suite 200 Bethesda, MD 20814 Attention: Account Manager for Skilled Healthcare Group Facsimile: 301-941-1450
Payment Account Designation: SunTrust Bank 25 Park Place Atlanta, GA 30303 ABA #: Account Name: Account #: Attention:

[SIGNATURES CONTINUE ON FOLLOWING PAGE(S)]

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(Signature Page to Credit and Security Agreement)

LENDERS: MIDCAP FINANCIAL, LLC, a Delaware limited liability company, as a Lender By: /s/ Brett Robinson (SEAL) Name: Brett Robinson Title: Managing Director
Address: 7255 Woodmont Avenue, Suite 200 Bethesda, MD 20814 Attention: Account Manager for Skilled Healthcare Group Facsimile: 301-941-1450

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(Signature Page to Credit and Security Agreement)

LENDERS: AVIVA LIFE AND ANNUITY COMPANY By: Athene Asset Management LLC, its investment adviser By: /s/ James R. Belardi (SEAL) Name: James R. Belardi Title: Chief Executive Officer
Address: c/o Athene (US) 841 Apollo Street, Suite 150 El Segundo, CA 90245 Attention: Account Manager for Skilled Healthcare Group Facsimile: 310-698-4492

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ANNEXES, EXHIBITS  AND SCHEDULES

ANNEXES
Annex A	Commitment Annex
EXHIBITS
Exhibit A	Single Purpose Entity Requirements
Exhibit B	Form of Compliance Certificate
Exhibit C	Form of Payment Notification
Exhibit D	Form of Term Loan Note
Exhibit E	Form of U.S. Tax Compliance Certificate
SCHEDULES
Schedule 1.1	List of Borrowers and Projects and Locations
Schedule 2.1(b)	Principal Amortization Schedule
Schedule 3.1	Existence, Organizational ID Numbers, Foreign Qualification, Prior Names
Schedule 3.4	Capitalization
Schedule 3.6	Litigation
Schedule 3.15	Brokers
Schedule 3.17	Material Contracts
Schedule 3.18	Environmental Compliance
Schedule 4.4	Insurance Requirements
Schedule 4.12	Deferred Maintenance Items
Schedule 5.1	Permitted Indebtedness; Permitted Contingent Obligations
Schedule 5.7	Permitted Investments
Schedule 5.8	Transactions with Affiliates
Schedule 5.14	List of Deposit Accounts and Securities Accounts
Schedule 7.3	Post Closing Obligations
Schedule 8.1	Regulatory Disclosures
Schedule 8.2	ASP and Administrative Services Agreements
[Schedule 9.7]	Projects without Sprinklers

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Annex A to Credit Agreement (Commitment Annex)

Lender	Loan Commitment Amount	Loan Commitment Percentage
MidCap Financial, LLC	$4,000,000	6.45161%
Aviva Life And Annuity Company	$58,000,000	93.54839%

TOTALS	$62,000,000	100%

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Exhibit A to Credit Agreement (Single Purpose Entity Requirements)
1.Each Borrower’s business and purposes are and will continue to be limited to the following:
(a)    to enter into and perform its obligations under this Agreement and the other Operative Documents;
(b)    to acquire, own, hold, lease, maintain, develop and improve the applicable Project;
(c)    to sell, transfer, service, convey, dispose of, pledge, assign, borrow money against, finance or otherwise deal with the applicable Project to the extent permitted under the Financing Documents;
(d)    to refinance the applicable Project in connection with a permitted repayment of the Loan; and
(e)    to engage in any lawful act or activity and to exercise any powers permitted to entities of the type (e.g., limited partnerships, limited liability companies, corporations, as applicable to each Borrower) formed under the Laws of the state of organization of such Person as of the date of this Agreement that are related or incidental to and necessary, convenient or advisable for the accomplishment of the above mentioned purposes.
2.    Borrowers shall do (or cause to be done) all things necessary in order to preserve their existence to the fullest extent permitted by Law. Borrowers shall do (or cause to be done) all of the following:
(a)    not own any asset or property other than (i) a fee interest in the Projects, and (ii) incidental personal property necessary for the ownership or operation thereof;
(b)    except for capital contributions or capital distributions permitted under the terms and conditions of their Organizational Documents and properly reflected on their books and records, and except transactions permitted by the Financing Documents with its co-borrowers, not enter into any contract or agreement with any Affiliate of the Borrowers, except upon terms and conditions that are intrinsically fair and substantially similar to those that would be available on an arm’s-length basis with third parties other than any such party;
(c)    pay their debts and liabilities (including, as applicable, shared personnel and overhead expenses) from their assets, to the extent of their assets, as the same shall become due;
(d)    do or cause to be done all things necessary to observe organizational formalities of the Borrowers and preserve their existence, and not terminate or fail to comply with any of the provisions in this Section;
(e)    maintain all of their books, records, and financial statements separate from those of their Affiliates and any other person or entity; provided, however, that the Borrowers’ financial position, assets, results of operations and cash flows may be included in a consolidated financial statement of an Affiliate of the Borrowers in accordance with GAAP so long as any such consolidated financial statement

Exhibit A - Page 1
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contains a note indicating that the Borrowers and their Affiliates comprising the consolidated group are separate legal entities;
(f)    hold themselves out to the public as entities separate and distinct from each other and from any other entity (including any Affiliate of the Borrowers, any guarantor or any constituent party of the Borrowers), correct any known misunderstanding regarding their status as a separate entities, conduct business in their own names, and not identify themselves or any of their Affiliates as a division or part of the other; provided, however, that all Borrowers shall be permitted to, and shall at all times, hold themselves out to the public as entities that operate as a common enterprise;
(g)    to the extent of cash flow available from ownership of the Projects and other business of the Borrowers, intend to maintain adequate capital for the normal obligations reasonably foreseeable in a business of their size and character and in light of their contemplated business operations;
(h)    except as permitted pursuant to this Agreement, maintain an arm’s-length relationship with their Affiliates;
(i)    maintain their assets in such a manner that it will not be costly or difficult to segregate, ascertain or identify its individual assets from those of any Affiliate or constituent party, any guarantor or any other person or entity;
(j)    allocate fairly and reasonably shared expenses, if any, including shared office space;
(k)    not pledge any of their assets for the benefit of any person or entity other than Agent;
(l)    have no obligation to indemnify their equity owners or their respective officers, directors or members, as the case may be, except to the extent that payment of such obligation is fully subordinated to the payment of the Obligations; provided, however, the foregoing shall not apply where the indemnity is paid from third party funds, such as insurance proceeds;
(m)    maintain records and books of account separate and apart from any other person or entity (other than any lockbox account or other cash management arrangement required hereunder); and file their own tax returns, if any, as may be required under applicable Law, provided, however, that the Borrowers may file their federal tax return on a consolidated basis); and maintain their books, records, resolutions and agreements as official records; and
(n)    not make any loans or advances to any third party, and not acquire obligations or securities of their Affiliates, except, in each case, as permitted under the Financing Documents.

Exhibit A - Page 2
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Exhibit B to Credit Agreement (Form of Compliance Certificate)
COMPLIANCE CERTIFICATE
Date: __________, 20__
This certificate is given by _____________________, a Responsible Officer of _____________ (“Borrower Representative”), pursuant to that certain Credit Agreement dated as of __________, 20__ among _____________ and ___________ (collectively, “Borrower”), the Lenders from time to time party thereto and MidCap Financial, LLC, as Agent for Lenders (as such agreement may have been amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”). Capitalized terms used herein without definition shall have the meanings set forth in the Credit Agreement.
The undersigned Responsible Officer hereby certifies to Agent and Lenders that:
(a)    The financial statements delivered with this certificate in accordance with Section 4.1 of the Credit Agreement fairly present in all material respects the results of operations and financial condition of all applicable Credit Parties as of the dates and the accounting period covered by such financial statements;
(b)    I have reviewed the terms of the Credit Agreement and have made, or caused to be made under my supervision, a review in reasonable detail of the transactions and conditions of all applicable Credit Parties during the accounting period covered by such financial statements, and such review has not disclosed the existence during or at the end of such accounting period, and I have no knowledge of the existence as of the date hereof, of any condition or event that constitutes a Default or an Event of Default, except as set forth in Schedule 1 hereto, which includes a description of the nature and period of existence of such Default or an Event of Default and what action Borrower has taken, is undertaking and proposes to take with respect thereto;
(c)    [Insert for quarterly certificates only; All applicable Credit Parties are in compliance with the covenants contained in Article 6 of the Credit Agreement, as demonstrated by the calculation of such covenants as evidenced on the worksheets attached hereto as Schedule 2, each of which are true, correct and complete in all material respects for the period ending ________________, 20__];
(d)    Except as noted on Schedule 3 attached hereto, the Credit Agreement contains a complete and accurate list of all business locations of all applicable Borrowers and all names under they currently conduct business, and specifically notes any changes in the names under which any Borrowers conduct business;
(e)    Except as noted on Schedule 4 attached hereto, the undersigned has no knowledge of (i) any federal or state tax liens having been filed against any applicable Credit Parties or any Collateral, or (ii) any failure of any applicable Credit Parties to make required payments of withholding or other tax obligations during the accounting period to which the attached statements pertain or any subsequent period;
(f)    Reserved;

Exhibit B - 1
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IN WITNESS WHEREOF, the undersigned officer has executed and delivered this certificate this ____ day of ___________, 20__.

[BORROWER REPRESENTATIVE] By: Name: Title: of Borrower Representative

List of Schedules:
Schedule 1 – Non-Compliance with Covenants
Schedule 2 – Worksheet(s) for Financial Covenant Calculations
Schedule 3 – Business Projects and Names of Credit Parties
Schedule 4 – Unpaid Tax or Withholding Obligations

Exhibit B - 2
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Exhibit C to Credit Agreement (Form of Payment Notification)
PAYMENT NOTIFICATION
Date: ___________, 20__
This Payment Notification is given by _____________________, a Responsible Officer of _____________ (“Borrower Representative”), pursuant to that certain Credit Agreement dated as of __________, 20__ among _____________ and ___________ (collectively, “Borrower”), the Lenders from time to time party thereto and MidCap Financial, LLC, as Agent for Lenders (as such agreement may have been amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”). Capitalized terms used herein without definition shall have the meanings set forth in the Credit Agreement.
Please be advised that funds in the amount of $_____________ will be wire transferred to Agent on _________, 20_. Such funds shall constitute [an optional] [a mandatory] prepayment of the Loan, with such prepayments to be applied in the manner specified in the Agreement. Such [optional] [mandatory] prepayment is being made pursuant to Section ____ of the Credit Agreement.
Fax to MCF Operations 301-941-1450 no later than noon Eastern time

Note:	Funds must be received in the Payment Account no later than noon Eastern time for same day application.
IN WITNESS WHEREOF, the undersigned officer has executed and delivered this certificate this ____ day of ___________, 20__.

[BORROWER REPRESENTATIVE] By: Name: Title: of Borrower Representative

Exhibit C1
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Exhibit D to Credit Agreement (Form of Term Loan Note)

TERM LOAN NOTE

$[__________]	Bethesda, Maryland December 26, 2013

FOR VALUE RECEIVED, each of ALBUQUERQUE HEIGHTS PROPERTY, LLC, a Delaware limited liability company, BLUE RIVER KANSAS CITY PROPERTY, LLC, a Delaware limited liability company, CAMERON MISSOURI PROPERTY, LLC, a Delaware limited liability company, COLONIAL NEW BRAUNFELS PROPERTY, LLC, a Delaware limited liability company, INDEPENDENCE MISSOURI PROPERTY, LLC, a Delaware limited liability company, MONUMENT LA GRANGE PROPERTY, LLC, a Delaware limited liability company, ROSSVILLE KANSAS PROPERTY, LLC, a Delaware limited liability company, SANDPIPER WICHITA PROPERTY, LLC, a Delaware limited liability company, TOWN AND COUNTRY BOERNE PROPERTY, LLC, a Delaware limited liability company, HOSPITALITY LUBBOCK PROPERTY, LLC, a Delaware limited liability company (individually, each a “Borrower” and collectively, the “Borrowers”), hereby jointly and severally unconditionally promises to pay to the order of [__________] (together with its successors and permitted assigns, “Lender”) at the office of Agent (as defined herein) at [__________], or at such other place as Agent may from time to time designate in writing, in lawful money of the United States of America and in immediately available funds, in the original principal amount of [__________] DOLLARS ($[__________]), pursuant to the terms of that certain Credit and Security Agreement dated December 26, 2013 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among Borrowers, such other borrowers that may become “Borrowers” under the Credit Agreement, various financial institutions as are, or may from time to time become, parties thereto as lenders in accordance with the terms thereof (including without limitation, Lender) and MidCap Financial, LLC, individually as a Lender, and as administrative agent (in such capacity and together with its successors and assigns, “Agent”). All capitalized terms used herein (which are not otherwise specifically defined herein) shall be used in this Term Loan Note (this “Note”) as defined in the Credit Agreement.

1.The outstanding principal balance of the Loan evidenced by this Note shall be payable in full on the Termination Date, or on such earlier date as provided for in the Credit Agreement.
2.This Note is issued in accordance with the provisions of the Credit Agreement and is entitled to the benefits and security of the Credit Agreement and the other Financing Documents, and reference is hereby made to the Credit Agreement for a statement of the terms and conditions under which the Loan evidenced hereby was made and is required to be repaid.
3.Each Borrower promises to pay interest from the date hereof until payment in full hereof on the unpaid principal balance of the Loan evidenced hereby at the per annum rate or rates set forth in the Credit Agreement. Interest on the unpaid principal balance of the Loan evidenced

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Exhibit D – Page 1

hereby shall be payable on the dates and in the manner set forth in the Credit Agreement. Interest as aforesaid shall be calculated in accordance with the terms of the Credit Agreement.
4.Upon and after the occurrence and during the continuance of an Event of Default, and as provided in the Credit Agreement, the Loan evidenced by this Note may be declared, and thereupon immediately shall become, due and payable without demand, notice or legal process of any kind; provided, however, that upon the occurrence of an Event of Default pursuant to the provisions of Section 11.1(e) or Section 11.1(f) of the Credit Agreement, the Loan evidenced by this Note shall automatically be due and payable, without demand, notice or acceleration of any kind whatsoever.
5.Payments received in respect of the Loan shall be applied as provided in the Credit Agreement.
6.Presentment, demand, protest and notice of presentment, demand and protest are each hereby waived by Borrowers.
7.No waiver by Agent or any Lender of any one or more defaults by the undersigned in the performance of any of its obligations under this Note shall operate or be construed as a waiver of any future default or defaults, whether of a like or different nature, or as a waiver of any obligation of Borrowers to any other lender under the Credit Agreement.
8.No provision of this Note may be amended, waived or otherwise modified unless such amendment, waiver or other modification is in writing and is signed or otherwise approved by Borrowers, the Required Lenders and any other lender under the Credit Agreement to the extent required under Section 13.16 of the Credit Agreement.
9.THIS NOTE SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF MARYLAND WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES.
10.Whenever possible each provision of this Note shall be interpreted in such manner as to be effective and valid under applicable law, but in case any provision of or obligation under this Note shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.
11.This Note is subject to restrictions on transfer or assignment as provided in the Credit Agreement. Whenever in this Note reference is made to Agent, Lender or Borrowers, such reference shall be deemed to include, as applicable, a reference to their respective successors and permitted assigns. The provisions of this Note shall be binding upon each Borrower and its successors and assigns, and shall inure to the benefit of Lender and its successors and permitted assigns.
12.In addition to and without limitation of any of the foregoing, this Note shall be deemed to be a Financing Document and shall otherwise be subject to all of general terms and conditions applicable to Financing Documents set forth in the Credit Agreement, mutatis mutandis.

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Exhibit D – Page 2

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Exhibit D – Page 3

IN WITNESS WHEREOF, intending to be legally bound, and intending that this Note constitute an agreement executed under seal, the undersigned have executed this Note as of the day and year first hereinabove set forth.

BORROWERS: ALBUQUERQUE HEIGHTS PROPERTY, LLC, a Delaware limited liability company
BLUE RIVER KANSAS CITY PROPERTY, LLC, a Delaware limited liability company
CAMERON MISSOURI PROPERTY, LLC, a Delaware limited liability company
COLONIAL NEW BRAUNFELS PROPERTY, LLC, a Delaware limited liability company
INDEPENDENCE MISSOURI PROPERTY, LLC, a Delaware limited liability company
MONUMENT LA GRANGE PROPERTY, LLC, a Delaware limited liability company
ROSSVILLE KANSAS PROPERTY, LLC, a Delaware limited liability company
SANDPIPER WICHITA PROPERTY, LLC, a Delaware limited liability company
TOWN AND COUNTRY BOERNE PROPERTY, LLC, a Delaware limited liability company
HOSPITALITY LUBBOCK PROPERTY, LLC,
a Delaware limited liability company

By:                  (SEAL)
Print Name: John Mitchell
Title: Chief Administrative Officer and Secretary of each of the entities listed above, intending by this signature to legally bind each such entity.

Exhibit D4
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Exhibit E to Credit Agreement (U.S. Tax Compliance Certificate)
Reference is hereby made to the Credit Agreement dated as of December 26, 2013 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among ALBUQUERQUE HEIGHTS PROPERTY, LLC, a Delaware limited liability company, BLUE RIVER KANSAS CITY PROPERTY, LLC, a Delaware limited liability company, CAMERON MISSOURI PROPERTY, LLC, a Delaware limited liability company, COLONIAL NEW BRAUNFELS PROPERTY, LLC, a Delaware limited liability company, INDEPENDENCE MISSOURI PROPERTY, LLC, a Delaware limited liability company, MONUMENT LAGRANGE PROPERTY, LLC, a Delaware limited liability company, ROSSVILLE KANSAS PROPERTY, LLC, a Delaware limited liability company, SANDPIPER WICHITA PROPERTY, LLC, a Delaware limited liability company, TOWN AND COUNTRY BOERNE PROPERTY, LLC, a Delaware limited liability company, HERITAGE OAKS LUBBOCK PROPERTY, LLC, a Delaware limited liability company and any additional borrower that may hereafter be added to the Credit Agreement (each individually as a “Borrower” and collectively as “Borrowers”), MIDCAP FINANCIAL, LLC, a Delaware limited liability company, individually as a Lender, and as Agent, and each lender from time to time party thereto.
Pursuant to the provisions of Section 2.8(b) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of any Borrower within the meaning of Section 871(c)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to any Borrower as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished Borrower Representative and Agent with a certificate of its non-U.S. Person status on IRS Form W-8BEN. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform Borrower Representative and Agent in writing, and (2) the undersigned shall have at all times furnished Borrower Representative and Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]
By:
Name:
Title:
Date: ________ __, 20[ ]

Exhibit E1
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Schedule 1.1 – List of Borrowers and Projects and Locations

Borrowers
Albuquerque Heights Property, LLC
Blue River Kansas City Property, LLC
Cameron Missouri Property, LLC
Colonial New Braunfels Property, LLC
Hospitality Lubbock Property, LLC
Independence Missouri Property, LLC
Monument La Grange Property, LLC
Rossville Kansas Property, LLC
Sandpiper Wichita Property, LLC
Town and Country Boerne Property, LLC

Project	Address	Facility Type	Number of Units/Beds
Albuquerque Heights Healthcare and Rehabilitation Center	103 Hospital Loop NE Albuquerque, New Mexico	SNF	134
Blue River Rehabilitation Center	10425 Chestnut Kansas City, Missouri	SNF	160
Cameron Nursing and Rehabilitation Center	801 Euclid Cameron, Missouri	SNF	120
Colonial Manor Care Center	821 U.S. Highway 81 West New Braunfels, Texas	SNF	154
Lubbock Hospitality House Nursing and Rehabilitation Center	4710 Slide Road Lubbock, Texas	SNF	117
The Rehabilitation Center of Independence	1800 S. Swope Dr. Independence, Missouri	SNF	130
Monument Hill Rehabilitation and Nursing Center	120 State Loop 92 La Grange, Texas	SNF	108
Rossville Healthcare and Rehabilitation Center	600 E. Perry Rossville, Kansas	SNF	79
Sandpiper Healthcare and Rehabilitation Center	5808 West 8th Street North Wichita, Kansas	SNF	145
Town and Country Manor	625 N. Main Street Boerne, Texas	SNF	126

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Schedule 2.1(b) - Amortization Schedule
Base Amortization Payments:
Commencing on the first day of the second full calendar month following the Closing Date (if the Closing Date is after the fifteenth (15th) day of a calendar month), or commencing on the first day of the first full calendar month following the Closing Date (if the Closing Date is on or before the fifteenth (15th) day of a calendar month), Borrowers shall pay to Agent the “Base Amortization Payment” (defined below) as a principal payment in respect of the Loan. The term “Base Amortization Payment” means the principal component of a mortgage-style amortization schedule assuming a fixed interest rate equal to 6.70% per annum and 300 equal monthly payments.
Additional Amortization Payments:
On the dates set forth below, Borrowers shall pay to Agent each corresponding additional principal payment (each referred to as an “Additional Amortization Payment”):

Date	Additional Amortization Payment
July 1, 2014	$250,000
October 1, 2014	$250,000
January 1, 2015	$375,000
April 1, 2015	$375,000
July 1, 2015	$375,000
October 1, 2015	$375,000
January 1, 2016 and the first day of each calendar quarter thereafter until all Obligations are paid in full (other than Contingent Obligations hereunder absent the assertion of a claim, or the known existence of a claim reasonably likely to be asserted with respect thereto)	$500,000

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Schedule 3.1 - Existence, Organizational Identification Numbers, Foreign Qualification, Prior Names

Borrower	Jurisdiction/Type of Organization	Organizational Identification Number	Foreign Qualification
Albuquerque Heights Property, LLC	DE Limited Liability Company	5190211	New Mexico
Blue River Kansas City Property, LLC	DE Limited Liability Company	4296599	Missouri
Cameron Missouri Property, LLC	DE Limited Liability Company	4296601	Missouri
Colonial New Braunfels Property, LLC	DE Limited Liability Company	5190217	Texas
Hospitality Lubbock Property, LLC	DE Limited Liability Company	5348445	Texas
Independence Missouri Property, LLC	DE Limited Liability Company	4241557	Missouri
Monument La Grange Property, LLC	DE Limited Liability Company	5190594	Texas
Rossville Kansas Property, LLC	DE Limited Liability Company	5190209	Kansas
Sandpiper Wichita Property, LLC	DE Limited Liability Company	5190215	Kansas
Town and Country Boerne Property, LLC	DE Limited Liability Company	5190225	Texas

Borrower	Prior Names
Blue River Kansas City Property, LLC	Chestnut Property, LLC
Cameron Missouri Property, LLC	Euclid Property, LLC
Independence Missouri Property, LLC	South Swope Property, LLC

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Other Credit Party	Jurisdiction/Type of Organization	Organizational Identification Number	Foreign Qualification
Albuquerque Heights Healthcare and Rehabilitation Center, LLC	DE Limited Liability Company	4396307	New Mexico
Blue River Rehabilitation Center, LLC	DE Limited Liability Company	4296598	Missouri
Cameron Nursing and Rehabilitation Center, LLC	DE Limited Liability Company	4309722	Missouri
Colonial New Braunfels Care Center, LLC	DE Limited Liability Company	3677885	Texas
Hospitality Nursing and Rehabilitation Center, LLC	DE Limited Liability Company	3677900	Texas
The Rehabilitation Center of Independence, LLC	DE Limited Liability Company	4203558	Missouri
Monument Rehabilitation and Nursing Center, LLC	DE Limited Liability Company	3677902	Texas
Rossville Healthcare and Rehabilitation Center, LLC	DE Limited Liability Company	3875571	Kansas
Sandpiper Healthcare and Rehabilitation Center, LLC	DE Limited Liability Company	4514656	Kansas
Town and Country Manor, LLC	DE Limited Liability Company	3677914	Texas
Skilled Healthcare Group, Inc.	DE Corporation	4049146	California
Skilled Healthcare, LLC	DE LLC	3675398	California, Kansas, New Mexico, Texas

Other Credit Party	Prior Names
Colonial New Braunfels Care Center, LLC	Colonial New Braunfels Care Center, LP
Hospitality Nursing and Rehabilitation Center, LLC	Hospitality Nursing and Rehabilitation Center, LP
Monument Rehabilitation and Nursing Center, LLC	Monument Rehabilitation and Nursing Center, LP
Town and Country Manor, LLC	Town and Country Manor, LP
Skilled Healthcare Group, Inc.	N/A
Skilled Healthcare, LLC	N/A

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Schedule 3.4 – Capitalization

Equity Issuer	Holder	Class of Equity	Equity Certificate Nos.	Amount of Equity Interests	Percentage of Outstanding Equity Pledged
Albuquerque Heights Property, LLC	SHG Resources, LLC	Membership Units	1	100	100% to Credit Suisse
Blue River Kansas City Property, LLC	SHG Resources, LLC	Membership Units	1	100	100% to Credit Suisse
Cameron Missouri Property, LLC	SHG Resources, LLC	Membership Units	1	100	100% to Credit Suisse
Colonial New Braunfels Property, LLC	SHG Resources, LLC	Membership Units	1	100	100% to Credit Suisse
Hospitality Lubbock Property, LLC	SHG Resources, LLC	Membership Units	1	100	100% to Credit Suisse
Independence Missouri Property, LLC	SHG Resources, LLC	Membership Units	1	100	100% to Credit Suisse
Monument La Grange Property, LLC	SHG Resources, LLC	Membership Units	1	100	100% to Credit Suisse
Rossville Kansas Property, LLC	SHG Resources, LLC	Membership Units	1	100	100% to Credit Suisse
Sandpiper Wichita Property, LLC	SHG Resources, LLC	Membership Units	1	100	100% to Credit Suisse
Town and Country Boerne Property, LLC	SHG Resources, LLC	Membership Units	1	100	100% to Credit Suisse

Schedule 3.41
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Schedule 3.6 – Litigation
None.

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Schedule 3.15 – Brokers
None.

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Schedule 3.17 – Material Contracts
None, other than certain Operative Documents.

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Schedule 3.18 – Environmental Compliance
None.

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Schedule 4.4 – Insurance Requirements
MINIMUM INSURANCE REQUIREMENTS - REAL ESTATE LOANS (Revision 12.02)

GENERAL REQUIREMENTS

1.	Insurance coverages must be as stated in these Minimum Insurance Requirements.

2.
Carrier must be rated A-VII or better (by A.M. Best). Carrier must be a third party commercial insurer unless Agent shall otherwise approve. All non-commercially fronted captive programs or self-insurance programs that are intended to meet one or more specific requirements hereunder must be reviewed and approved by Agent (which approval shall not be unreasonably denied or delayed) and must provide coverages comparable to those required herein.

3.
Borrower must provide annual premium for the coverages shown and a list of premiums that remain unpaid for the term of the applicable policy. Premiums in respect of liability insurance may, if approved by the Agent, be paid via a premium finance agreement acceptable to Agent. As part of such approval, Agent may require escrow of three (3) months of payments under such premium finance agreement.

4.
If any policy provides coverage for multiple locations or entities, then the following additional requirements shall apply: (A) Borrower must provide, prior to closing and prior to each policy renewal, a breakdown of coverages per location (if applicable) and a breakdown of premium allocations per location; (B) all premiums in respect of casualty coverages shall be allocated on a consistent basis in accordance with commercially reasonable standards for comparable companies; and (C) all premiums in respect of liability coverages shall be allocated on a consistent basis in accordance with commercially reasonable standards for comparable companies.

5.	Deductibles and retention amounts for all coverages shall be consistent with industry standards for comparable companies, but no greater than any amount specified by these requirements.

6.	The certificate holder for all certificates should read as follows:
[Agent’s name], as Agent
Its successors and/or assigns ATIMA
7255 Woodmont Ave, Suite 200
Bethesda, MD 20814
Attn: Loan Servicing

Property Insurance Requirements

1.	Coverage shall be evidenced by Acord 28 form (Evidence of Insurance), signed by authorized agent and an actual loss payee/mortgagee endorsement.

2.	Must be an “all risks” or Special Form and be at least as broad in scope as the Insurance Services Office “Causes of Loss – Special Form”. Must include coverage for mold-related losses.

3.
Must provide for no coinsurance, or must provide agreed amount endorsement to suspend the application of any coinsurance provision. If coinsurance is suspended via agreed amount endorsement, agreed amount must be annually reevaluated.

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4.
Must reflect building coverage greater than or equal to replacement cost without taking into account any depreciation (if blanket limit or loss limit is indicated on the policy, declared building value must be shown on the certificate). Renewal amount shall be adjusted by Borrower, subject to Agent’s approval (such approval not to be unreasonable withheld or delayed), to maintain proper insurable values.

5.
Must reflect coverage greater than or equal to the combined amount of (a) replacement cost of contents other than stock/inventory, as valued by Agent, without taking into account any depreciation, plus (b) selling price of stock/inventory (or replacement value of stock/inventory if selling price coverage is unavailable). If blanket limit or loss limit is indicated on the policy, declared value of business personal property and selling price coverage amount for stock/inventory per location must be shown on the evidence of insurance. Renewal amount shall be adjusted by Borrower, subject to Agent’s approval (such approval not to be unreasonably withheld or delayed), to maintain proper insurable values.

6.
On stock/inventory consisting of high value pharmaceuticals or other inventory for which similarly situated companies typically carry such coverage, borrower must maintain crime coverage for theft, disappearance and destruction, in a limit equal to the liquidation value of such high value stock/inventory.

7.
Must provide (A) business interruption and contingent business interruption coverage in a limit at least equal to gross rental income for the Base BI Period (for rental properties) or fixed expenses and gross profits (for owner-occupied properties), (B) an extended period of indemnity for the Extended BI Period and (C) extra expense coverage. Business interruption/extra expense must be written without coinsurance or must be subject to an agreed amount endorsement. For third party leased properties, use of tenant’s business interruption insurance does not satisfy this requirement unless the property is leased to a single tenant and the tenant is contractually obligated to continue rent payments without abatement and without rights to terminate the lease upon a casualty. Base BI Period is 12 months. Extended BI Period is 180 days for hospitals, 180 days for nursing homes and 360 days for all other properties.

8.
Must provide building Law and Ordinance coverage. Must reflect coverage equal to minimum of 5% of replacement value for demolition and 20% of replacement value for building ordinance/increased cost of construction.

9.
For all locations in first tier coastal counties in North Carolina, South Carolina, Georgia, Alabama, Mississippi, Louisiana, Texas, and the entire states of Florida and Hawaii and entire territories of Puerto Rico and Guam: Must provide windstorm/hail coverage. Coverage amounts shall be equal to the building replacement value, with deductibles of up to 5% of the replacement value of building and business personal property (valued at selling price for stock/inventory) at each location.

10.
For properties in FEMA flood zones A, AO, AH, AE, A1-A30, AR, A99, V, VE, V1-V30 and D: Must provide flood coverage in the maximum amount available under FEMA’s flood insurance plans. Agent may require additional flood coverage beyond the FEMA amounts if replacement values of building and of business personal property (valued at selling price for stock/inventory) on ground/flood levels exceed available FEMA insurance. Flood insurance for properties in Zone D may be waived by Agent with evidence of minimal flood risk acceptable to Agent.

11.	For any property located in Seismic Zones 3 and 4 (with a probable maximum loss in excess of 20% of the replacement value of buildings located on the such property): Must

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provide earth movement (or, if earth movement is unavailable, earthquake) coverage. Coverage amounts shall be equal to fifty percent (50%) of the replacement value of building and business personal property (valued at selling price for stock/inventory), with deductibles of up to 5% of the coverage amount at each location.

7.	Must include coverage for certified acts of terrorism unless otherwise approved by Agent (exclusion for non-certified or domestic terrorism is acceptable)

8.
During periods of substantial repair, restoration, construction or vacancy: Builder’s risk coverage shall be required. Must reflect building coverage greater than or equal to completed value (if blanket limit or loss limit is indicated on the policy, declared building value must be shown on the evidence of insurance). Renewal amount shall be adjusted by Borrower, subject to Agent’s approval (such approval not to be unreasonably withheld or delayed), to maintain proper insurable values.

9.
Must provide for insurer’s waiver of subrogation as to any insured claim for which insured has waived the right of recovery prior to the loss (including for claims against tenants of the property) this requirement not applicable if landlord and tenant are affiliated and insured under the same casualty policy.

10.
Agent shall be included as sole Mortgagee and Lenders Loss Payee with respect to all collateral upon which Agent is purported to be granted a lien. Second lien lenders with whom Agent has executed an intercreditor agreement may be shown as mortgagee, but not loss payee unless such subordination agreement states that Agent’s lien on the applicable property is subordinate. No other persons or entities may be reflected as mortgagee or loss payee or additional interest unless Agent shall have consented thereto in writing.

11.	For properties insured by third-party tenants: the Borrower (landlord) may NOT be shown as loss payee as to any real property or fixture coverages.

General & Excess Liability Requirements
(for entities that render professional services, general and excess liability coverages may be provided in same policy as professional liability coverages below)

1.	Shall be evidenced by Acord 25 form (Certificate of Insurance), signed by authorized agent and an actual endorsement reflecting additional insured status and subrogation waivers.

2.	Coverage must be provided on an occurrence basis Commercial General Liability form unless policy is combined with professional liability.

3.
Policy limit shall be no less than $1,000,000 per occurrence/$3,000,000 in the aggregate for primary coverage and $5,000,000 per occurrence/aggregate for excess. Additional excess/umbrella liability coverage may, in Agent’s reasonable discretion, be required in amounts, if any, consistent with industry standards for comparable companies.

4.	Agent must be included as Additional Insured. All borrowers, general partners (for partnership borrowers) and management companies must be additional named insureds.

5.	Must provide for no products liability exclusion unless approved by Agent. Must cover products and completed work liability. Must denote sublimits for products, personal and advertising liability.

6.	For all excess coverage policies: policy must provide coverage for punitive damages in all states where allowed by law.

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Automobile Liability Requirements

1.	Shall be evidenced by Acord 25 form (Certificate of Insurance), signed by authorized agent

2.	Must provide business auto policy form coverage for Owned, Non-Owned, and Hired autos

3.
Policy limits must be consistent with industry standards for comparable companies. Additional excess/umbrella liability coverage may, in Agent’s commercially reasonable discretion, be required in amounts, if any, consistent with commercially reasonable standards for business entities similarly situated in the industry standards for comparable companies.

Workers’ Compensation And Employer’s Liability Requirements

1.	Shall be evidenced by Acord 25 form (Certificate of Insurance), signed by authorized agent.

2.	Must provide Statutory Workers’ Compensation where required.

Professional Liability Requirements
[applicable only to borrowers providing professional services and related party tenants providing professional services (“Required Insureds”)]

Require Insureds shall carry primary and excess general and professional liability insurance in amounts consistent with industry standards, but in any event no less than $1,000,000 per occurrence/$3,000,000 in the aggregate per insured location. Primary coverage may be provided through any combination of third party commercial general and professional liability insurance and comparable coverage provided through a captive arrangement (with or without fronting). Excess coverage shall be provided through third party commercial carriers unless Agent shall otherwise approve in writing.

In determining the minimum insurance requirements, all policy amounts shall be no less than the amounts determined to be appropriate pursuant to an actuarial study performed by a reputable third party actuary. Borrower shall perform, or cause to be performed, a third party actuarial study at least semi-annually.

Third Party Commercial General And Professional Liability and Excess Coverage:

1.	Shall be evidenced by Acord 25 form (Certificate of Insurance), signed by authorized agent

2.	Coverage may be claims made and shall indicate the retroactive date on the certificate.

3.	Policy deductible or self-retention limit shall be no greater than $100,000 per occurrence unless Agent shall otherwise approve in writing.

4.	Agent must be included as Additional Insured. All borrowers, general partners (for partnership borrowers) and management companies must be additional insureds.

5.	For all excess coverage policies: policy must provide coverage for punitive damages in all states where allowed by law.

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Schedule 4.12 - Deferred Maintenance Schedule

LUBBOCK HOSPITALITY NURSING AND REHABILITATION CENTER
Item	Action
Handicapped Accessibility	See Schedule 4.12 - A

ROSSVILLE HEALTHCARE AND REHABILITATION CENTER
Item	Action
Handicapped Accessibility	See Schedule 4.12 - B

BLUE RIVER REHABILITATION CENTER
Item	Action
Handicapped Accessibility	See Schedule 4.12 - C

ALBUQUERQUE HEIGHTS HEALTHCARE AND REHABILITATION CENTER
Item	Action
Handicapped Accessibility	See Schedule 4.12 - D

SANDPIPER HEALTHCARE AND REHABILITATION CENTER
Item	Action
Roof System	Fix leaks under main dining room
Parking Lot	Seal/stripe parking lot
Handicapped Accessibility	See Schedule 4.12 - E
Smoke detectors	Install

MONUMENT REHABILITATION AND NURSING CENTER
Item	Action
Handicapped Accessibility	See Schedule 4.12 - F

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Schedule 5.1 – Permitted Indebtedness; Permitted Contingent Obligations
None.

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Schedule 5.7 – Permitted Investments
None.

Schedule 5.71
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Schedule 5.8 – Transactions with Affiliates

Loan Party	Applicable Affiliate(s)	Agreements with such Affiliate(s)
Albuquerque Heights Property, LLC	Skilled Healthcare, LLC Albuquerque Heights Healthcare and Rehabilitation, LLC	Administrative Services Agreement Operating Lease
Blue River Kansas City Property, LLC	Skilled Healthcare, LLC Blue River Rehabilitation Center, LLC	Administrative Services Agreement Operating Lease
Cameron Missouri Property, LLC	Skilled Healthcare, LLC Cameron Nursing and Rehabilitation Center, LLC	Administrative Services Agreement Operating Lease
Colonial New Braunfels Property, LLC	Skilled Healthcare, LLC Colonial New Braunfels Care Center, LLC	Administrative Services Agreement Operating Lease
Hospitality Lubbock Property, LLC	Skilled Healthcare, LLC Hospitality Nursing and Rehabilitation Center, LLC	Administrative Services Agreement Operating Lease
Independence Missouri Property, LLC	Skilled Healthcare, LLC The Rehabilitation Center of Independence, LLC	Administrative Services Agreement Operating Lease
Monument La Grange Property, LLC	Skilled Healthcare, LLC Monument Rehabilitation and Nursing Center, LLC	Administrative Services Agreement Operating Lease
Rossville Kansas Property, LLC	Skilled Healthcare, LLC Rossville Healthcare and Rehabilitation Center, LLC	Administrative Services Agreement Operating Lease
Sandpiper Wichita Property, LLC	Skilled Healthcare, LLC Sandpiper Healthcare and Rehabilitation Center, LLC	Administrative Services Agreement Operating Lease
Town and Country Boerne Property, LLC	Skilled Healthcare, LLC Town and Country Manor, LLC	Administrative Services Agreement Operating Lease

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Schedule 5.14 – List of Deposit Accounts and Securities Accounts
None.

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Schedule 7.3 – Post Closing Obligations

1.
On or before the sixtieth (60th) calendar day following the Closing Date or such long period as Agent shall agree, Borrowers shall provide to Agent an updated American Land Title Association survey (“ALTA Survey”) certified to Agent, its affiliates and their successors and assigns for each Project (other than the Projects located at 625 N. Main Street, Boerne, Texas and 103 Hospital Loop NE, Albuquerque, New Mexico).

2.
On or before the sixtieth (60th) calendar day following the Closing Date or such long period as Agent shall agree, Borrowers shall deliver to Agent, with respect to the land parcel identified as item “A” under the “Signification Observations” listed on the ALTA Survey delivered to Agent on or before the Closing Date in connection with the Project located at 120 State Loop 92, La Grange, Texas:

(a)
a duly executed and recordable (i) deed of trust, (ii) assignment of rents and leases, (iii) subordination and attornment agreement and (iv) fixture filing providing for a fully perfected first priority Lien, subject to Permitted Liens, in favor of Agent, in all right, title and interest in such real property, all in the same forms as those executed by Borrowers for the Project located at 120 State Loop 92, La Grange, Texas as of the Closing Date;

(b)
a Loan Title Insurance Policy, issued by Chicago Title Insurance Company, insuring Agent’s first priority Lien on such real property, subject to Permitted Liens, in a policy amount equal to $100,000 and containing such endorsements as Agent may reasonably require (it being understood that the exceptions to coverage set forth in such policy shall be acceptable to Agent in its reasonable discretion); and

(c)	copies of all documents of record concerning such real property as shown on the commitment for the Loan Title Insurance Policy referred to above.

3.
Within six (6) months after the Closing Date or such long period as Agent shall agree, Borrowers shall deliver to Agent a copy of a HIPAA privacy policy manual adopted by each Borrower, containing at least the policies required by the Privacy Rule promulgated under HIPAA.

Borrowers’ failure to complete and satisfy any of the above obligations on or before the date indicated above, or Borrowers’ failure to deliver any of the above listed items on or before the date indicated above, shall constitute an immediate and automatic Event of Default.

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Schedule 8.1 – Regulatory Disclosures

(b) For licensed bed or unit capacity of each Project as of the Closing Date, see “Number of Units/Beds” in Schedule 1.1, which information is incorporated herein by reference.

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Schedule 8.2 – ASP and Administrative Services Agreements
Skilled Healthcare, LLC is the Administrative Services Provider for all Borrowers.
1.Administrative Services Agreement dated July 26, 2012, by and between Albuquerque Heights Property, LLC, a Delaware limited liability company and Skilled Healthcare LLC, a Delaware limited liability company
2.Administrative Services Agreement dated June 10, 2013, by and between Blue River Kansas City Property, LLC, a Delaware limited liability company and Skilled Healthcare LLC, a Delaware limited liability company
3.Administrative Services Agreement dated June 10, 2013, by and between Cameron Missouri Property, LLC, a Delaware limited liability company and Skilled Healthcare LLC, a Delaware limited liability company
4.Administrative Services Agreement dated July 26, 2012, by and between Colonial New Braunfels Property, LLC, a Delaware limited liability company and Skilled Healthcare LLC, a Delaware limited liability company
5.Administrative Services Agreement dated July 26, 2012, by and between Monument La Grange Property, LLC, a Delaware limited liability company and Skilled Healthcare LLC, a Delaware limited liability company
6.Administrative Services Agreement dated July 26, 2012, by and between Rossville Kansas Property, LLC, a Delaware limited liability company and Skilled Healthcare LLC, a Delaware limited liability company
7.Administrative Services Agreement dated July 26, 2012, by and between Sandpiper Wichita Property, LLC, a Delaware limited liability company and Skilled Healthcare LLC, a Delaware limited liability company
8.Administrative Services Agreement dated July 26, 2012, by and between Town and Country Boerne Property, LLC, a Delaware limited liability company and Skilled Healthcare LLC, a Delaware limited liability company
9.Administrative Services Agreement dated July 31, 2012, by and between Independence Missouri Property, LLC, a Delaware limited liability company and Skilled Healthcare LLC, a Delaware limited liability company
10.Administrative Services Agreement dated June 10, 2013, by and between Hospitality Lubbock Property, LLC, a Delaware limited liability company and Skilled Healthcare LLC, a Delaware limited liability company

Schedule 8.2 - Page 1
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Schedule 9.7 – Projects Without Sprinklers
None.

Schedule 9.71
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